UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

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☒ Definitive Proxy Statement
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DIME COMMUNITY BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On April 8, 2013, Dime Community Bancshares, Inc. filed its Definitive Proxy Statement on Schedule 14A (the "Original Proxy Statement") with the Securities and Exchange Commission. Dime Community Bancshares, Inc. has discovered certain errors in footnotes (6) and (8) to the table under  Termination and Change in Control Benefits located on pages 31 and 32 of the Original Proxy Statement.  The sole purpose of filing this amended Definitive Proxy Statement is to correct those errors.  No other changes have been made to the Original Proxy Statement.

April 8, 2013

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Dime Community Bancshares, Inc. (the "Company"), which will be held on May 23, 2013 at 10:00 a.m. Eastern Time, at Giando on the Water, 400 Kent Avenue, Brooklyn, New York 11211.

The attached Notice of the Annual Meeting of Shareholders and Proxy Statement describe the business to be transacted at the Annual Meeting.  The Directors and several officers of the Company, as well as a representative of Crowe Horwath LLP, the accounting firm appointed by the Audit Committee of the Board of Directors to be the Company's independent auditors for the year ending December 31, 2013, will be present at the Annual Meeting.

The Company's Board of Directors has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" each of these matters.

Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting.  Your vote is important regardless of the number of shares you own.  Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend.  If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend and vote personally at the Annual Meeting.  Examples of such documentation include a broker's statement, letter or other document confirming your ownership of the Company's shares.

On behalf of our Board of Directors and employees, we thank you for your continued support and hope to see you at the Annual Meeting.

Sincerely yours,

Vincent F. Palagiano
Chairman of the Board
   and Chief Executive Officer

Dime Community Bancshares, Inc.
209 Havemeyer Street
Brooklyn, New York 11211
(718) 782-6200

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 23, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Dime Community Bancshares, Inc. (the "Annual Meeting") will be held at Giando on the Water, 400 Kent Avenue, Brooklyn, New York 11211, on Thursday, May 23, 2013 at 10:00 a.m. Eastern Time, to consider and vote upon the following:

1.	Election of four Directors for terms of three years each;

2.	Approval of the Dime Community Bancshares, Inc. 2013 Equity And Incentive Plan;

3.	Ratification of the appointment of Crowe Horwath LLP as the Company's independent auditors for the year ending December 31, 2013;

4.	Approval, by a non-binding advisory vote, of the compensation of the Company's named executive officers;

5.	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date hereof, management is not aware of any other such business.

The Board of Directors has fixed March 28, 2013 as the record date for the Annual Meeting and any adjournment or postponement thereof.  Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.  A list of such shareholders will be available for inspection by any shareholder for any lawful purpose germane to the Annual Meeting at the Company's corporate headquarters at 209 Havemeyer Street, Brooklyn, NY 11211 at any time during regular business hours for 10 days prior to the Annual Meeting.

By Order of the Board of Directors

Lance J. Bennett
Secretary

Brooklyn, New York
April 8, 2013

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

DIME COMMUNITY BANCSHARES, INC.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 23, 2013

GENERAL INFORMATION

General

This Proxy Statement and accompanying proxy card are being furnished to the shareholders of Dime Community Bancshares, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors from holders of the shares of the Company's issued and outstanding common stock, par value $0.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders to be held on May 23, 2013 (the "Annual Meeting") at Giando on the Water, 400 Kent Avenue, Brooklyn, New York, 11211 at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof.  The Company is a Delaware corporation and operates as a unitary savings and loan holding company for The Dime Savings Bank of Williamsburgh (the "Bank").  This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders on or about April 8, 2013.

Record Date

The Company's Board of Directors has fixed the close of business on March 28, 2013 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date").  Accordingly, only holders of record of shares of Common Stock at the close of business on March 28, 2013 will be entitled to vote at the Annual Meeting.  There were 35,871,939 shares of Common Stock outstanding on the Record Date.  The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The notice of meeting, proxy statement, annual report and sample proxy card are available for review at www.materials.proxyvote.com/ 253922.  The notice of meeting, proxy statement and annual report are also available on the Company's website at www.dime.com.

Voting Rights

Each holder of Common Stock on the Record Date will be entitled to one vote at the Annual Meeting for each share of record held on the Record Date (other than Excess Shares as defined below).  As provided in the Company's Certificate of Incorporation, record holders (other than any compensation plan maintained by the Company and certain affiliates) of Common Stock who beneficially own in excess of 10% of the issued and outstanding shares of Common Stock (such shares in excess of 10% referred to herein as "Excess Shares") shall be entitled to cast only one-hundredth of one vote per share for each Excess Share.  A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as by persons acting in concert with such person or entity.  The Company's Certificate of Incorporation authorizes a majority of the Board of Directors to interpret the provisions of the Certificate of Incorporation governing Excess Shares, and to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to ascertain compliance with the Excess Shares provisions of the Certificate of Incorporation, including, without limitation, (i) the number of shares of Common Stock beneficially owned by any person or purported owner, (ii) whether a person or purported owner is an affiliate or associate of, or is acting in concert with, any other person or purported owner, and (iii) whether a person or purported owner has an agreement or understanding with any other person or purported owner as to the voting or disposition of any shares of Common Stock.

You may vote your shares by marking and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope, by telephone or internet by following the instructions stated on the Proxy Card or by attending the Annual Meeting and voting in person.  All properly executed proxies received by the Company on or before the close of voting on May 23, 2013 will be voted in accordance with the instructions indicated thereon.  If no instructions are given, executed proxies will be voted FOR election of each of the four nominees for Director, FOR approval of the Dime Community Bancshares, Inc. 2013 Equity and Incentive Plan, FOR ratification of the appointment of Crowe Horwath LLP as independent auditors for the year ending December 31, 2013, FOR the compensation of the Company's executive officers, and FOR each other proposal identified in the Notice of the Annual Meeting of Shareholders.

Management is not aware of any matters other than those set forth in the Notice of the Annual Meeting of Shareholders that may be brought before the Annual Meeting.  If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Company's Board of Directors.

If you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the Annual Meeting.  Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of the Common Stock.

Vote Required

Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting.  The holders of Common Stock may not vote their shares cumulatively for the election of Directors.  With respect to the election of the four nominees for Director, shares as to which the "WITHHOLD AUTHORITY" box has been selected for either all or some of the nominees will be counted as being present for the matter but not as voting "for" the election of the respective nominee(s).  Therefore, the proxy represented by these shares will have the same effect as voting against the respective nominee(s).  In contrast, shares underlying broker non-votes will not be counted as present and entitled to vote and will have no effect on the vote on Proposal 1.

Proposals 2, 3 and 4 require the affirmative vote of the holders of a majority of the number of votes eligible to be cast by the holders of Common Stock represented, in person or by proxy, and entitled to vote at the Annual Meeting.  Shares as to which the "ABSTAIN" box has been selected on the Proxy Card with respect to Proposals 2, 3 and 4 will be counted as present and entitled to vote and will have the effect of a vote against these proposals.  In contrast, shares underlying broker non-votes will not be counted as present and entitled to vote and will have no effect on the vote on Proposals 2, 3 and 4.

Although the advisory vote on the compensation of executive officers is non-binding as provided by law, the Company's Board of Directors will review the results of the vote and consider them in making future determinations concerning executive compensation.

Revocability of Proxies

A proxy may be revoked at any time before it is voted by filing a written revocation of the proxy with the Company's Secretary at 209 Havemeyer Street, Brooklyn, New York 11211 or by submitting a duly executed proxy bearing a later date.  A proxy also may be revoked by attending and voting at the Annual Meeting, only if a written revocation is filed with the Secretary prior to the voting of such proxy.

Solicitation of Proxies

The Company will bear the costs of soliciting proxies from its shareholders.  In addition to the use of mail, proxies may be solicited by officers, Directors or employees of the Company or the Bank by telephone or other forms of communication.  The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith.  In addition, the Company has retained Broadridge Financial Solutions, Inc. to assist in the solicitation of proxies.  The cost of such solicitation, which will be comprised of reimbursement for reasonable out-of-pocket expense, will be paid by the Company.

Interests of Directors and Management in Certain Proposals

At the Annual Meeting, shareholders are being asked to vote on The Dime Community Bancshares, Inc. 2013 Equity And Incentive Plan ("2013 Plan"), under which directors, executives, officers and employees may be granted various awards including, but not limited to, stock options, restricted stock awards restricted stock unit awards and/or stock appreciation rights, and executive officers and employees may be granted performance-based cash compensation.  As a result, the Company's senior executives and directors have personal interests in the outcome of this proposal that are different from the interests of the Company's other shareholders.  Shareholders will also be asked to cast a non-binding advisory vote on Proposal No. 4 regarding compensation to the Company's named executive officers, and the results of such advisory vote may influence future compensation decisions.  The Board was aware of these interests and took them into account in recommending that the shareholders vote in favor of the proposed 2013 Plan and in favor of Proposal No. 4.

Director Attendance at Annual Meetings

The Company considers Board attendance at shareholder meetings a priority.  It is the policy of the Company that Directors exercise their best efforts to attend every meeting.  All of the Directors attended the annual meeting held in 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table sets forth certain information as to persons known to the Company to be the beneficial owner of in excess of 5% of the shares of Common Stock as of March 28, 2013.  Management knows of no person, except as listed below, who beneficially owned more than 5% of the Common Stock as of March 28, 2013.  Except for the column titled "Percent of Class" and as otherwise indicated, the information provided in the table was obtained from filings with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications.  For purposes of the table below and the table set forth under "Security Ownership of Management," in accordance with Rule 13d‑3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, and (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 28, 2013.  As used herein, "voting power" includes the power to vote, or direct the voting of, Common Stock and "investment power" includes the power to dispose, or direct the disposition, of such shares.  Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	The Employee Stock Ownership Plan Trust of Dime Community Bancshares, Inc. and Certain Affiliates (the "ESOP Trust") 209 Havemeyer Street Brooklyn, NY 11211	3,194,939	(1)	8.9%
Common Stock	Compensation Committee of Dime Community Bancshares, Inc. (includes the 3,194,939 ESOP Trust shares reflected above) 209 Havemeyer Street Brooklyn, NY 11211	4,169,334	(2)	11.6%
Common Stock	Blackrock, Inc. 40 East 52nd Street New York, NY 10022	2,539,697	(3)	7.1%
Common Stock	First Trust Portfolios L.P. 120 East Liberty Drive, Suite 400 Wheaton, Illinois 60187	1,925,282	(4)	5.4%
Common Stock	The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	1,788,982	(5)	5.0%
______________________

(1)	The Employee Stock Ownership Plan of Dime Community Bancshares, Inc. and Certain Affiliates (the "ESOP") filed a Schedule 13G with the SEC on February 6, 2013. The ESOP is administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"). The ESOP's assets are held in the ESOP Trust, for which Pentegra Asset Management (formerly RS Group Trust Company) serves as trustee (the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from the Company and placed them in a suspense account for release and allocation to participants' accounts in annual installments. As of March 28, 2013, 2,178,932 shares held by the ESOP Trust were allocated. The terms of the ESOP provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the ESOP Trustee will vote, tender or exchange shares of Common Stock held in the ESOP Trust in accordance with instructions received from the participants. The ESOP Trustee will vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are voted, subject to fiduciary duties of the ESOP Trustee. The ESOP Trustee will tender or exchange any shares in the suspense account or that otherwise have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are tendered or exchanged, subject to fiduciary duties of the ESOP Trustee. With respect to allocated shares as to which no instructions are received, the ESOP Trustee will be deemed to have received instructions not to tender or exchange such shares. Each member of the Compensation Committee disclaims beneficial ownership of such shares. See footnote 2 for a discussion of the voting and investment powers of the Compensation Committee.

(2)	The Compensation Committee filed a Schedule 13G with the SEC on February 6, 2013. The Compensation Committee serves certain administrative functions for the ESOP and The Dime Savings Bank of Williamsburgh 401(k) Plan [the "401(k) Plan"]. In addition, the Compensation Committee serves as trustee for 328,003 unvested restricted stock awards granted to certain officers of the Company or Bank under the 2004 Stock Incentive Plan. Shares indicated in the table as beneficially owned by the Compensation Committee include all shares indicated in the table as beneficially owned by the ESOP Trust. The Compensation Committee has the authority to direct the ESOP Trustee with respect to the investment of the ESOP's assets (including the acquisition or disposition of both allocated and unallocated shares) in the absence of a tender offer, but has no voting power with respect to any shares. With respect to the ESOP, ERISA, in limited circumstances, may confer upon the ESOP Trustee the power and duty to control the voting and tendering of Common Stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights. Each member of the Compensation Committee disclaims beneficial ownership of such shares.

(3)	Blackrock, Inc. ("Blackrock") filed a Schedule 13G on February 8, 2013 related to the former holdings of Barclay's Private Bank and Trust Limited ("Barclays"), of which Blackrock assumed ownership in December 2009. The shares are held in various trust accounts for the economic benefit of former Barclay's customers who are the beneficiaries of those accounts. The Schedule 13G states that Blackrock has sole voting and dispositive powers over 2,539,697 shares.

(4)	First Trust Portfolios L.P. filed a Schedule 13G on January 7, 2013. First Trust Portfolios L.P. acts as sponsor of certain unit investment trusts which hold shares of the Common Stock. The Schedule 13G states that First Trust Portfolios L.P. has sole voting and dispositive powers over none of the shares, shared voting power over 39,679 shares, and shared dispositive powers over up to 1,925,282 shares.

(5)	The Vanguard Group filed a Schedule 13G on February 12, 2013. The shares are primarily held in various trust accounts for the economic benefit of customers who are the beneficiaries of those accounts. The Vanguard Group has sole voting power over 53,270 of the shares, and sole dispositive power over up to 1,738,112 shares and shared dispositive powers over up to 50,870 shares. At the time of the 13-G filing and based upon publicly available information, the 1,788,982 shares reported by The Vanguard Group exceeded 5.0% of the outstanding Common Stock.

Security Ownership of Management

The following table sets forth information with respect to the shares of Common Stock beneficially owned by each of the Company's Directors and the principal executive officer, principal financial officer and three most highly compensated executive officers (other than the principal executive and principal financial officers) of the Company or Bank (the "Named Executive Officers"), and all of the Company's Directors and executive officers as a group, as of the Record Date.  Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated.

The Company's Insider Trading Policy prohibits Directors and senior officers from pledging Common Stock as collateral for any loan.
Title of Class	Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership (1)(2)(3)		Percent of Class Outstanding	Vested Stock Options Included in Beneficial Ownership Total (4)	Other Non-Beneficial Ownership (5)
Common	Vincent F. Palagiano	Director, Chairman of the Board and Chief Executive Officer	1,282,361	(6)	3.6%	567,330	342,408
Common	Michael P. Devine	Director, President and Chief Operating Officer	909,703	(7)	2.5	420,287	233,026
Common	Kenneth J. Mahon	Director, Senior Executive Vice President and Chief Financial Officer	585,157	(8)	1.6	253,878	128,983
Common	Anthony Bergamo	Director	189,126	(9)	*	45,813	—
Common	George L. Clark, Jr.	Director	284,648	(10)	*	54,682	—
Common	Steven D. Cohn	Director	116,805	(11)	*	43,313	—
Common	Patrick E. Curtin	Director	123,804	(12)	*	45,813	—
Common	Robert C. Golden	Director	10,609		*	2,444	—
Common	Kathleen M. Nelson	Director	5,609		*	2,444	—
Common	Joseph J. Perry	Director	62,355		*	35,177	—
Common	Omer S.J. Williams	Director	59,367		*	37,202	—
Common	Daniel J. Harris	Executive Vice President ("EVP") and Chief Lending Officer	90,338	(13)	*	53,084	2,441
Common	Terence J. Mitchell	EVP and Chief Retail Officer	28,564		*	14,159	1,721
All Directors and executive officers as a group (16 persons)			6,135,168		17.1%	1,816,757	802,848

* Less than one percent

(1)	See "Security Ownership of Certain Beneficial Owners and Management – Principal Shareholders of the Company" for a definition of "beneficial ownership."
(2)
The figures shown include ESOP shares held in trust that have been allocated to individual accounts as follows: Mr. Palagiano, 58,551 shares; Mr. Devine, 58,551 shares; Mr. Mahon, 58,551 shares; Mr. Harris, 3,507 shares, Mr. Mitchell, 1,734 shares and all Directors and executive officers as a group, 299,003 shares (the Outside Directors do not participate in the ESOP).  Such persons have voting power (subject to the legal duties of the ESOP Trustee) but no investment power, except in limited circumstances, as to such shares.  The figures shown for Messrs. Palagiano, Devine, Mahon, Harris and Mitchell do not include any portion of the 1,016,007 ESOP shares held in trust that have not been allocated to any individual's account and as to which Messrs. Palagiano, Devine, Mahon, Harris and Mitchell may be deemed to share voting power with other ESOP participants.  The figure shown for all Directors and executive officers as a group includes 1,016,007 shares as to which the members of the Compensation Committee (consisting of Messrs. Williams, Bergamo, and Clark, and Ms. Nelson) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such Compensation Committee member to be deemed a beneficial owner of such shares.  Each member of the Compensation Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the Compensation Committee individually.  In addition, the figure shown for all Directors and executive officers as a group includes 803,476 shares held in trust ("BMP Trust") for the benefit of Messrs. Palagiano, Devine, Mahon, Harris, Mitchell and other officers under the Benefit Maintenance Plan of Dime Community Bancshares, Inc. (the "BMP").  The BMP Trust, as directed by the Company, exercises voting and investment power over these shares (See "Compensation – Executive Compensation – Compensation Plans – BMP").

(3)
The figures shown include shares held pursuant to the 401(k) Plan that were allocated as of the Record Date to individual accounts as follows: Mr. Mahon, 128,495 shares; Mr. Harris, 5,640 shares; Mr. Mitchell, 473 shares, and all Directors and executive officers as a group, 142,292 shares.  Outside Directors do not participate in the 401(k) Plan.  Such persons have sole voting power and sole investment power as to such shares [See "Compensation – Executive Compensation – Compensation Plans – 401(k) Plan"].

(4)
Amounts include stock options eligible to be exercised within 60 days of March 28, 2013 as follows:  Messrs. Bergamo, Clark, Cohn, Curtin, Golden, Perry and Williams, 2,444 options each; Ms. Nelson 2,444 options; Mr. Devine, 17,882 options; Mr. Mahon, 11,958 options; Mr. Harris, 8,658 options; Mr. Mitchell, 7,080 options and all Directors and executive officers as a group, 81,172 options.

(5)
Other non-beneficial ownership amounts represent shares that are held in trust for the benefit of the respective Named Executive Officers under the BMP.  Messrs. Palagiano, Devine, Mahon, Harris and Mitchell have neither voting nor investment power with respect to these shares.  However, since the Company maintains full voting and dispositive powers over these shares, they are included in the total beneficial ownership amount for the full Directors and executive officers group (see footnote 2 above).

(6)	Includes 656,480 shares as to which Mr. Palagiano may be deemed to share voting and investment power.
(7)	Includes 396,539 shares as to which Mr. Devine may be deemed to share voting and investment power.
(8)	Includes 121,281 shares as to which Mr. Mahon may be deemed to share voting and investment power.
(9)	Includes 139,702 shares as to which Mr. Bergamo may be deemed to share voting and investment power.
(10)	Includes 84,375 shares as to which Mr. Clark may be deemed to share voting and investment power.
(11)	Includes 71,327 shares as to which Mr. Cohn may be deemed to share voting and investment power.
(12)	Includes 75,826 shares as to which Mr. Curtin may be deemed to share voting and investment power.
(13)	Includes 11,000 shares as to which Mr. Harris may be deemed to share voting and investment power.

______________________________________

PROPOSAL 1

ELECTION OF DIRECTORS
______________________________________

General

The Company's Certificate of Incorporation and Bylaws provide for the election of Directors by the shareholders.  For this purpose, the Company's Board of Directors is divided into three classes, each class to be as nearly equal in number as possible.  The terms of office of the members of one class expire, and a successor class is to be elected, at each annual meeting of shareholders.  The Company currently has eleven Directors.

Vincent F. Palagiano, Patrick E. Curtin and Omer S. J. Williams, whose terms expire at the Annual Meeting, have been nominated by the Nominating Committee of the Board of Directors to be re-elected at the Annual Meeting for a term expiring at the annual meeting to be held in 2016, or when their successors are otherwise duly elected and qualified.  Further, in order to achieve improved equality among the three classes of Directors, Kathleen M. Nelson, an incumbent Director whose current term expires at the annual meeting to be held in 2014, has been nominated by the Nominating Committee of the Board of Directors to be re-elected at the Annual Meeting for a three-year term expiring at the annual meeting to be held in 2016, or when her successor is otherwise duly elected and qualified.  Upon election at the Annual Meeting to the class of Directors with a term of office expiring in 2016, Ms. Nelson will simultaneously resign her current board seat with a term expiring in 2014.  If Ms. Nelson is not elected to the class of Directors with a term of office expiring in 2016, she will retain her current board seat, and serve until the annual meeting to be held in 2014, or when her successor is otherwise duly elected and qualified.

Each nominee has consented to being named in this Proxy Statement and to serve, if elected.  In the event that any nominee for election as a Director at the Annual Meeting is unable or declines to serve, which the Board of Directors has no reason to expect, the persons named in the proxy card will vote with respect to a substitute nominee designated by the present Nominating Committee of the Board of Directors, unless the shareholder has elected to "withhold authority" with respect to all nominees.

Information as to Nominees and Continuing Directors

In March 2013, the Board determined that all of its current Directors with the exception of Messrs. Palagiano, Devine, Mahon and Curtin were independent pursuant to its Policy Regarding Director Independence (the "Director Independence Policy") and National Association of Securities Dealers, Inc. Rule 5605(a)(2) ["Rule 5605(a)(2)"].  Messrs. Palagiano, Devine and Mahon were not independent because they were officers of the Company.  Mr. Curtin was deemed not independent because he was a member of a law firm providing various legal services to the Company or its subsidiaries.  See, "Transactions with Certain Related Persons."  The Director Independence Policy is available on the Company's website at www.dime.com by clicking "About Us," then "Investor Relations," and then "Governance Documents" within the "Investor Relations" menu.

The Nominating Committee is responsible for identifying and selecting nominees for election by the Company's shareholders.  The Nominating Committee is authorized to retain search firm(s) to assist in the identification of candidates. The Nominating Committee is not limited to a specific process in identifying candidates and will consider potential nominees from various sources, including recommendations from shareholders as well as Directors and officers of the Company.  Individuals recommended by shareholders are evaluated in a manner identical to other potential nominees.

The Nominating Committee has adopted general criteria for nomination to the Board which establish the minimum qualifications and experience to be examined in determining candidates for election.  Pursuant to the general criteria, Directors should possess personal and professional ethics, integrity and values; be committed to representing the long-term interests of the Company's shareholders and other constituencies; possess the ability to (a) exercise sound business judgment, (b) work with others as an effective group, and (c) commit adequate time to their responsibilities; be independent as defined in applicable law, the Director Independence Policy and the Company's Code of Business Ethics and be able to impartially represent the interests of the Company's shareholders and other constituencies; possess experience and expertise relevant to the business of the Company; and possess such other knowledge, experience or skills as required or which may be useful considering the composition of the Board, the operating requirements of the Company and the long-term interests of the shareholders.  The nomination guidelines promote Board diversity to respond to business needs and shareholder interests.

The following table sets forth certain information with respect to each nominee for election as a Director and each Director whose term does not expire at the Annual Meeting ("Continuing Director").  There are no arrangements or understandings between the Company and any Director or nominee pursuant to which such person was selected as a Director or nominee.  For information with respect to security ownership by Directors, see "Security Ownership of Certain Beneficial Owners and Management – Security Ownership of Management."

	Age(1)	Director Since(2)	Term Expires	Position(s) Held with the Company and the Bank
Nominees
Vincent F. Palagiano	72	1978	2013	Director, Chairman of the Board and Chief Executive Officer ("CEO")
Patrick E. Curtin	67	1986	2013	Director
Omer S. J. Williams	72	2006	2013	Director
Kathleen M. Nelson	67	2011	2014	Director
Continuing Directors
Anthony Bergamo	66	1986	2015	Director
Michael P. Devine	66	1980	2015	Director, President and Chief Operating Officer ("COO")
George L. Clark, Jr.	72	1980	2014	Director
Steven D. Cohn	64	1994	2014	Director
Robert C. Golden	66	2011	2014	Director
Kenneth J. Mahon	62	2003	2014	Director, Senior Executive Vice President and Chief Financial Officer ("CFO")
Joseph J. Perry	46	2005	2015	Director
 (1)   As of March 28, 2013.
 (2)   Includes service as a Director or Trustee with the Bank prior to the Company's incorporation on December 12, 1995.

The principal occupation and current public company directorships, as well as public company directorships held at any time during the past five years, of each of the nominees is listed below. The information with respect to the nominees is as of March 28, 2013, and includes each nominee's affiliations with the Bank and its principal operating subsidiaries.

The principal occupation and business experience of each nominee for election as a Director and each Continuing Director are set forth below.

Nominees for Election as Director

Vincent F. Palagiano has served as Chairman of the Board and CEO of the Company since its formation in 1995 and of the Bank since 1989. He has served as a Trustee or Director of the Bank since 1978.  In addition, Mr. Palagiano has served on the Boards of Directors of the Federal Home Loan Bank of New York since January 2012, the Institutional Investors Capital Appreciation Fund from 1996 to 2006, and The Community Banker's Association of New York from 2001 to 2005.  Mr. Palagiano joined the Bank in 1970 as an appraiser and has also served as President of both the Company and the Bank, and as Executive Vice President, Chief Operating Officer and Chief Lending Officer of the Bank. Prior to 1970, Mr. Palagiano served in the real estate and mortgage departments at other financial institutions and title companies.  This experience and these qualifications led the Board to conclude that Mr. Palagiano should serve as a Director of the Company.

Patrick E. Curtin has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1986. Mr. Curtin is a senior member in the law firm of Conway Farrell Curtin & Kelly, P.C. ("Conway Farrell") in New York, New York, and has represented the Bank in loan closings, litigation and various other matters for over 28 years.  This experience and these qualifications led the Board to conclude that Mr. Curtin should serve as a Director of the Company.

Omer S.J. Williams has served as a Director of both the Company and Bank since July 2006. Mr. Williams is an attorney, Senior Counsel to the law firm of Alston & Bird LLP. He was previously Counsel to SNR Denton (US) LLP and prior to that a Partner at Thacher Proffitt & Wood LLP ("Thacher"), where he served as both Chairman of the firm's Executive Committee and Managing Partner of the firm from 1991 to 2003. Thacher's partners determined to dissolve the firm as of December 31, 2008, and Mr. Williams served as Chairman of Thacher's dissolution committee until dissolution was completed in 2011. Mr. Williams has more than 45 years of experience in banking, corporate and financial institution law, including corporate structure, securities and mortgage finance issues.  This experience and these qualifications led the Board to conclude that Mr. Williams should serve as a Director of the Company.

Kathleen M. Nelson was elected to the Boards of Directors of both the Company and the Bank in March 2011.  Ms. Nelson currently serves as managing principal of Bay Hollow Associates, a commercial real estate advisory firm that she co-founded in 2009, as well as President of KMN Associates, LLC, a commercial real estate consulting firm which she founded, that provides consulting service to mixed-use and commercial retail real estate developers or owners.  Ms. Nelson also served in the mortgage and real estate division of TIAA-CREF from 1968 through 2004, retiring as the Managing Director and Group leader of the division.  Ms. Nelson currently serves on the Board of Directors and Executive Committee of CBL & Associates Properties, Inc., a publicly traded Real Estate Investment Trust focused on shopping center properties, as well as on the Board of Directors and Audit, Compensation and Nominating and Corporate Governance Committees of Apartment Investment and Management Co., a publicly traded owner and manager of rental apartments.  Ms. Nelson also currently serves as a trustee of the International Council of Shopping Centers, where she chairs the Audit Committee and serves on the Nominating Committee, Investment and Employee Retirement Committee and the Architectural & Design Award Committee.  Ms. Nelson is also a member of the advisory boards of Castagna Realty Company, the Beverly Willis Architecture Foundation and the Anglo American Real Property Institute.  This experience and these qualifications led the Board to conclude that Ms. Nelson should serve as a Director of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS.

Continuing Directors

Michael P. Devine has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1980.  Mr. Devine has served as President of both the Company and Bank since January 1, 1997 and as COO of the Company since its inception in 1995 and of the Bank since 1989.  Prior to Mr. Devine's appointment as President, he served as EVP and Secretary of both the Company and the Bank.  Mr. Devine joined the Bank in 1971 and has served as the Internal Auditor, Comptroller and Investment Officer. Prior to 1971, Mr. Devine served as a Senior Accountant with the firm of Peat Marwick Mitchell & Co.  From August 2001 through September 12, 2008, Mr. Devine served on the Board of Directors of Retirement Systems Group, Inc.  In September 2007, Mr. Devine joined the Board of Trustees of Long Island University and serves on its Audit and Budget and Finance Committees.  In March 2009, Mr. Devine was elected a director of RSI Retirement Trust, for which he is not compensated.  This experience and these qualifications led the Board to conclude that Mr. Devine should serve as a Director of the Company.

Kenneth J. Mahon has served as a Director of the Company since 2002 and of the Bank since 1998. Mr. Mahon has served as the CFO of both the Company and the Bank since 1996.  Mr. Mahon was named Senior Executive Vice President of both the Company and the Bank in 2013, First  Executive Vice President of both the Company and the Bank in 2008, and Executive Vice President of both the Company and Bank in 1997.  Prior to serving as Executive Vice President, Mr. Mahon served as the Bank's Comptroller and Senior Vice President. Mr. Mahon is a member of the Financial Managers Society, the National Investor Relations Institute and the National Association of Corporate Directors, and serves on the Neighborhood Advisory Board of Brooklyn Legal Services Corporation A. Prior to joining the Bank in 1980, Mr. Mahon served in the financial areas of several New York City metropolitan area savings banks.  This experience and these qualifications led the Board to conclude that Mr. Mahon should serve as a Director of the Company.

Anthony Bergamo has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1986. Mr. Bergamo is an attorney licensed in New York and New Jersey and currently serves as Vice Chairman of MB Real Estate, headquartered in Manhattan, New York.  Mr. Bergamo is also the chief executive officer of Niagara Falls Redevelopment LLC, Chairman of the Federal Law Enforcement Foundation, Audit Chairman and a Director of Steel Partners LLP, Boylan's Soda and the State of New York Mortgage Agency.  Mr. Bergamo also serves as a member of the New York State Judicial Screening Committee, First Department.  This experience and these qualifications led the Board to conclude that Mr. Bergamo should serve as a Director of the Company.

George L. Clark, Jr. has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1980.  Mr. Clark has served as Lead Director of the Boards of both the Company and Bank since 2007.  Mr. Clark is President of George L. Clark Inc. (Realtors), a New York State licensed real estate firm. Mr. Clark was a director of the Federal National Mortgage Association between 1986 and 1992, and a former Chairman of the New York State Republican Committee. Mr. Clark has been a licensed real estate broker for 52 years.  This experience and these qualifications led the Board to conclude that Mr. Clark should serve as a Director of the Company.

Steven D. Cohn has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since

1994. Mr. Cohn is the managing partner in the law firm of Goldberg and Cohn LLP, in Brooklyn Heights, New York, and is both a past President of the Brooklyn Bar Association and a delegate to the New York State Bar Association.  Mr. Cohn is also an adjunct professor at the Fashion Institute of Technology, teaching classes in business law and marketing research.  This experience and these qualifications led the Board to conclude that Mr. Cohn should serve as a Director of the Company.

Robert C. Golden was elected to the Boards of Directors of both the Company and the Bank in March 2011.  Mr. Golden is currently retired, after having served from 1997 to 2010 as EVP of Corporate Operations and Systems at Prudential Financial, Inc. (previously Prudential Insurance Company of America), where he managed operations, technology infrastructure and communications and administrative services for all of Prudential Financial, Inc.'s subsidiaries. From 1976 through 1997, Mr. Golden served in several capacities at Prudential Securities, Inc., formerly a wholly-owned subsidiary of Prudential Insurance Company of America until majority ownership was sold in 2003, ending his tenure at Prudential Securities as Chief Administrative Officer in charge of operations, technology, systems infrastructure, communications, human resources, administrative services and real estate.  Prior to retirement, Mr. Golden was a licensed member of the Financial Industry Regulatory Authority as a General Securities Representative, including the specialties of Financial and Operations Principal and Uniform Securities Agent State Law Examination.  This experience and these qualifications led the Board to conclude that Mr. Golden should serve as a Director of the Company.

Joseph J. Perry has served as a Director of both the Company and Bank since September 2005, and from January 2004 through August 2005 as a Director of Havemeyer Equities, Inc., a previously wholly-owned subsidiary of the Bank. He is currently a partner at Marcum LLP, a public accounting and consulting firm headquartered in New York, New York, where he has served as the Partner-In-Charge of the New York Tax Department and Firm-Wide Partner-in-Charge of Tax Services since 2006. Prior to joining Marcum LLP, Mr. Perry was a tax partner at one of the leading "Big 5" accounting firms and provided services to several financial services companies throughout the New York metropolitan area. Mr. Perry is a member of the American Institute of Certified Public Accountants and the New York State Society of Public Accountants.  This experience and these qualifications led the Board to conclude that Mr. Perry should serve as a Director of the Company.

Board Leadership Structure

The CEO also serves as Chairman of the Board, due, in part, to his extensive tenure with the Company and Bank, which provides unique and vital knowledge regarding their history, strategy, business and operations.  In order to enhance Board independence and oversight, the Board has created a lead independent director position.  George L. Clark, Jr. is currently the Lead Director.  Among other functions, the Lead Director presides at executive sessions of the independent Directors and serves as a liaison between the Chairman of the Board and the independent Directors.

        In the ordinary course of business, the Company faces various strategic, operating, compliance and financial risks.  Management is responsible for the day-to-day management of risk, while the Board, as a whole and through its standing Committees, is responsible for the oversight of risk management.  In its risk oversight role, the Board has the responsibility of satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To help accomplish this objective, the Board created the Risk Committee in 2011.  The purpose of this committee, which meets on a quarterly basis, is to assist the Board with respect to oversight of the Company's risk: identification; measurement; control processes; and ongoing monitoring. Senior management also attends, and presents reports at, all Board meetings.  The Chief Risk Officer attends all meetings of the Audit and Risk Committees of the Board, and presents risk management activity updates to the Risk Committee quarterly, and to the Board monthly.

Meetings and Committees of the Company's Board of Directors

The Board of Directors meets on a monthly basis and may have additional special meetings upon the request of the Chairman of the Board, President or at least 60% (but not less than five) of the Directors then in office.  The Company's Board of Directors met thirteen times during the year ended December 31, 2012.  No incumbent Directors during 2012 attended fewer than 75% of the aggregate of: (1) the total number of Board meetings conducted during the period for which she or he was a Director, and (ii) the total number of meetings conducted by all committees of the Board on which she or he served during the periods that she or he served.

The Company's Board of Directors has established the following committees:

The Executive Committee consists of Messrs. Palagiano (Chair), Devine, Bergamo, Clark, Cohn and Curtin.  Fred P. Fehrenbach served as a member of the Executive Committee from January 1, 2012 through his retirement effective May 24, 2012.  The purpose of the Executive Committee is to exercise all the powers of the Board in the management of the business and affairs of the Company in the intervals between the meetings of the Board.  The Executive Committee meets at the call of the Chairman, President or a majority of the members of the Executive Committee.  The Executive Committee conducted no meetings during the year ended December 31, 2012.

The Compensation Committee presently consists, and consisted during 2012, of four independent Directors: Messrs. Williams (Chair), Bergamo, and Clark and Ms. Nelson.  The Compensation Committee establishes the compensation of the CEO, approves the compensation of executive management, oversees administration of the process for determining the compensation and benefits of officers and employees of the Bank, recommends Director compensation to the Board and assists the Board in its oversight of the human resources activities of the Company and its subsidiaries.

The Compensation Committee utilizes Mercer U.S., Inc. ("Mercer"), a nationally recognized compensation consulting firm, and outside legal counsel, to assist in performing its duties.  Mercer is instructed to analyze the Company's performance and executive pay levels.  A peer group of public banks and thrifts is used for comparison of both pay level and corporate performance.  The Compensation Committee uses this analysis to assist it in understanding market practices and trends and to develop and evaluate the effectiveness of recommended performance-linked compensation strategies.  The Committee relies on legal counsel to advise on its obligations under applicable corporate, securities and employment laws, to assist in interpreting the Company's obligations under compensation plans and agreements, and to draft plans and agreements to document business decisions.  The Committee considers the expectations of executive management with respect to their own compensation, and their recommendations with respect to the compensation of Directors and more junior executive officers.

The Compensation Committee may delegate such of its powers and responsibilities as it deems appropriate to subcommittees of its membership or officers of the Company. The Compensation Committee operates pursuant to a charter, which is available on the Company's website at www.dime.com, by initially selecting "About Us" then "Investor Relations" and subsequently selecting "Governance Documents."  The Compensation Committee's charter requires that it meet annually and as requested by the Chairman of the Board of Directors.  The Compensation Committee met four times during the year ended December 31, 2012.

The Nominating Committee consisted of Ms. Nelson (Chair), and Messrs. Cohn and Williams during 2012.  Mr. Fehrenbach also served as a member of the Nominating Committee from January 1, 2012 through his retirement effective May 24, 2012.  Effective January 1, 2013, Mr. Bergamo replaced Mr. Williams.  Ms. Nelson, Mr. Bergamo and Mr. Cohn are, and Mr. Williams and Mr. Fehrenbach were, independent as defined in Rule 5605(a)(2). The Nominating Committee identifies and selects nominees for all Directorships, recommends committee memberships to the Board, and establishes criteria for the selection of new Directors to serve on the Board.  The Nominating Committee met twice during 2012.  In addition, the Nominating Committee met on March 28, 2013 to, among other matters, select the nominees for election as Directors at the Annual Meeting.  In accordance with the Company's Bylaws, provided the Nominating Committee makes such nominations, no nominations for election as Director except those made by the Nominating Committee shall be voted upon at the Annual Meeting unless properly made by a shareholder in accordance with the procedures set forth under "2013 Annual Meeting Stockholder Proposals" in the proxy statement for the annual meeting held in May 2012.  The Nominating Committee operates pursuant to a charter.  A current copy of the Nominating Committee charter is available on the Company's website, at www.dime.com, by clicking "About Us" then "Investor Relations" and then "Governance Documents" within the "Investor Relations" menu.

            The Governance Committee consists of Messrs. Williams (Chair), Cohn and Clark.  The Governance Committee develops and recommends to the Board corporate governance principles applicable to the Company, and otherwise assumes a leadership role in the corporate governance of the Company.  The Governance Committee met twice during 2012.

The Risk Committee consists of Mr. Perry (Chair), Mr. Curtin, Mr. Golden and Ms. Nelson.  The Risk Committee assists the Board with respect to oversight of the Company's risk: identification; measurement; control processes; and ongoing monitoring. The Risk Committee operates pursuant to a written charter.  A current copy of the charter may be viewed on the Company's website at www.dime.com by clicking "About Us," then "Investor Relations," and then "Governance Documents" within the "Investor Relations" menu.  The Risk Committee charter requires that it meet at least four times annually or more frequently as circumstances dictate.  The Risk Committee met four times during the year ended December 31, 2012.

The Audit Committee consists of Messrs. Bergamo (Chair), Cohn, Golden and Perry.  Messrs. Bergamo, Cohn, Golden and Perry are each independent as defined in Rule 5605(a)(2) and satisfy the independence criteria set forth in Rule 10A-3(b)(1) of the Exchange Act.  The Board of Directors has determined that Messrs. Bergamo and Perry qualify as Audit Committee financial experts as defined in Item 407(d)(5) of SEC Regulation S-K. The Audit Committee is appointed by the Board of Directors of the Company to assist the Board in (1) monitoring the integrity of the financial statements of the Company, (2) monitoring Company compliance with legal and regulatory requirements and internal controls, (3) monitoring the independence and performance of the Company's internal and independent auditors, and (4) maintaining an open means of communication among the independent auditor, senior management, the internal auditors, and the Board.  The Audit Committee operates pursuant to a written charter.  A current copy of the charter may be viewed on the Company's website at www.dime.com.  The Audit Committee charter requires that it meet at least four times annually or more frequently as circumstances dictate.  The Audit Committee met five times during the year ended December 31, 2012.

Report of Audit Committee

The following Report of the Company's Audit Committee is provided in accordance with the rules and regulations of the SEC.

Under rules promulgated by the SEC, the Company is required to provide certain information regarding the activities of its Audit Committee.  In fulfillment of this requirement, the Audit Committee, at the discretion of the Board, has prepared the following report for inclusion in the Proxy Statement:

1.            The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2012 with management;

2.            The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3.            The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communication with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence; and

4.            Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

AUDIT COMMITTEE OF DIME COMMUNITY BANCSHARES, INC.

Anthony Bergamo, Chair
Steven D. Cohn, Member
Robert C. Golden, Member
Joseph J. Perry, Member

Directors' Compensation

Fee Arrangements.  Fee arrangements in existence during the year ended December 31, 2012 were summarized as follows:

•	Separate $15,000 semi-annual retainer fees paid in June and December to each Director in compliance with the Company's Director Retainer Policy.
•
Meeting attendance fees of $1,500 for each of the monthly Company or Bank Board meetings attended by the Director.  If the Boards of the Bank and the Company met on the same day, Directors received only one fee for both meetings;

•	$1,000 for attendance at Committee meetings conducted on days when the full Board also meets. $1,250 for attendance at Committee meetings conducted on days when the full Board does not meet.
•	$10,000 annual retainer fees paid in December to the respective Chairs of the Audit, Compensation and Risk Committees, provided such Chairs complied with the Company's Director Retainer Policy.
•	$10,000 annual retainer fees paid in December to the Lead Director.
•	$2,500 annual retainer fees paid in December to the Chair of the Governance Committee.

Directors' Retirement Plan.  The Company has adopted the Retirement Plan for Board Members of Dime Community Bancshares, Inc. (the "Directors' Retirement Plan"), which provides benefits to each eligible non-employee Director ("Outside Director") commencing on termination of Board service at or after age 65. An eligible Outside Director retiring at or after age 65 will be paid an annual retirement benefit equal to the amount of the aggregate compensation for services as a Director (excluding stock compensation) paid to him or her for the 12-month period immediately prior to termination of Board service, multiplied by a fraction, the numerator of which is the number of years of service, up to a maximum of 10, as an Outside Director (including service as a Director or trustee of the Bank or any predecessor) and the denominator of which is 10. An individual who terminates Board service after having served as an Outside Director for 10 years may elect to begin collecting benefits under the Directors' Retirement Plan at or after attainment of age 55, however, the annual retirement benefits will be reduced pursuant to an early retirement reduction formula to reflect the commencement of benefit payments prior to age 65. An Outside Director may elect to have benefits distributed in any one of the following forms: (i) a single life annuity; (ii) a 50% or 100% joint and survivor annuity; or (iii) a single life annuity with a 5, 10, or 15 year guaranteed term. In the event that an Outside Director dies prior to the commencement of earned benefit payments under the Directors' Retirement Plan, a 50% survivor annuity will automatically be paid to his or her surviving spouse, unless the decedent has elected otherwise. This plan was frozen effective March 31, 2005.

2001 Stock Option Plan.  The Dime Community Bancshares, Inc. 2001 Stock Option Plan for Outside Directors, Officers and Employees (the "2001 Stock Option Plan") was adopted by the Company's Board of Directors and subsequently approved by its shareholders at their annual meeting held in 2001.  The 2001 Stock Option Plan reached its ten year anniversary in November 2011, and future awards are no longer permitted thereunder.

2004 Stock Incentive Plan.  The Dime Community Bancshares, Inc. 2004 Stock Incentive Plan (the "2004 Stock Incentive Plan") was initially adopted by the Company's Board of Directors and subsequently approved by its shareholders at their annual meeting held in 2004.  Amendment Number One to the 2004 Stock Incentive Plan was adopted by the Company's Board of Directors in March 2008 and subsequently approved by its shareholders at their annual meeting held in 2008.  At December 31, 2012, 249,230 shares remained eligible for future grant to either Outside Directors or officers and employees of the Company and its subsidiaries under the 2004 Stock Incentive Plan.  All 249,230 shares may be granted in the form of options; however, no more than 188,999 may be granted as restricted stock awards.  During the year ended December 31, 2012, the eight current Outside Directors and Fred P. Fehrenbach and John J. Flynn, two Outside Directors that retired on May 24, 2012 (the "Retired Directors") were each granted 2,444 options under the 2004 Stock Incentive Plan.  All of these options expire on April 30, 2022 and vest to the respective recipients on May 1, 2013. In addition, during the year ended December 31, 2012 a grant of 2,165 restricted stock awards was made to the eight current Outside Directors and the Retired Directors under the 2004 Stock Incentive Plan, all of which vest to the respective recipients on May 1, 2013.

Director Stock Purchase Plan. In 2012, the Company established the Dime Community Bancshares, Inc. Director Stock Purchase Plan (the "DSPP").  The DSPP permits Outside Directors to receive, in the form of Common Stock, all or any portion of Board, Committee Chair or Lead Director retainers that are otherwise payable in cash.  Any election must be made during a period when open market trading by the Outside Director is permitted, and can only be changed or revoked during a similar period.  All elections and changes are subject to Compensation Committee approval.  Elections are limited to a specific calendar year, and therefore must be renewed and approved by the Compensation Committee each year.  Under the DSPP, cash compensation is converted into shares of Common Stock based on the consolidated closing bid quotation for the Common Stock on the Nasdaq National Stock Market on the date on which the cash compensation would otherwise be paid.

The following table sets forth information regarding compensation earned by each Outside Director during the year ended December 31, 2012:

DIRECTOR COMPENSATION FOR FISCAL YEAR 2012
Name	Fees Earned and Paid in Cash (1)	Fees Earned and Paid in Stock (2)	Stock Awards (3)	Option Awards (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Anthony Bergamo	$69,000	—	$30,000	$10,000	$7,393	$1,147	$117,540
George L. Clark, Jr.	69,500	—	30,000	10,000	—	1,147	110,647
Steven D. Cohn	60,500	—	30,000	10,000	46,926	1,147	148,573
Patrick E. Curtin	60,500	—	30,000	10,000	5,399	1,147	107,046
Fred P. Fehrenbach	22,000	—	30,000	10,000	—	1,147	63,147
John J. Flynn	18,000	—	30,000	10,000	—	1,147	59,147
Robert C. Golden	62,500	—	30,000	10,000	—	909	103,409
Kathleen M. Nelson	60,500	—	30,000	10,000	—	909	101,409
Joseph J. Perry	62,504	$10,000	30,000	10,000	—	1,147	113,651
Omer S. J. Williams	69,000	—	30,000	10,000	—	1,147	110,147
 (1)  Includes cash retainer payments, meeting fees, and committee and/or chairperson fees earned during the year, whether such fees were paid currently or deferred.  Mr. Fehrenbach and Mr. Flynn retired effective May 24, 2012 and did not receive any such fees thereafter.

(2)   For Mr. Perry, amount represents an election under the DSPP to receive his 2012 Risk Committee Chair retainer in the form of Common Stock.  The amount reflected is the value on the December 19, 2012 grant date, computed as 715 shares multiplied by an award value of
       $13.98 per share (the Common Stock closing price on December 19, 2012).

(3)   Represents the value of the award on the April 30, 2012 grant date, computed as 2,165 shares multiplied by an award value of $13.86 per share (the Common Stock closing price on April 30, 2012).

(4)   Represents the value of the award on the April 30, 2012 grant date, computed as 2,444 shares multiplied by an award value of $4.0921 per share as determined using the Black-Scholes option pricing model. For more information concerning the assumptions used for the option value calculation, please refer to Note 15 to the audited consolidated financial statements included in the Company's 2012 Annual Report on Form 10-K.

(5)   Includes for each individual the increase (if any) for the year in the present value of the individual's accrued benefit (whether or not vested) under each tax-qualified actuarial or defined benefit plan calculated by comparing the present value of each individual's accrued benefit under each such plan in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 715  as of the plan's measurement date in such fiscal year to the present value of the individual's accrued benefit as of the plan's measurement date in the prior fiscal year.  The Outside Directors do not participate in any plan under which they can earn nonqualified deferred compensation.

(6)    Amount represents dividends paid on unvested restricted stock awards that were granted on April 29, 2011 and April 30, 2012.

Executive Officers

The following individuals are executive officers of the Company and/or the Bank, holding the offices set forth opposite their names:

Name	Position Held
Vincent F. Palagiano	Chairman of the Board and CEO
Michael P. Devine	President and COO
Kenneth J. Mahon	Senior Executive Vice President ("SEVP") and CFO
Daniel J. Harris	EVP and Chief Lending Officer ("CLO")
Terence J. Mitchell	EVP and Chief Retail Officer ("CRTO")
Timothy B. King	EVP and Chief Risk Officer ("CRIO")
Michael Pucella	EVP and Chief Accounting Officer ("CAO")
Lance J. Bennett	EVP, General Counsel and Secretary
(1) Mr. King was appointed EVP and CRIO effective March 17, 2011.  Prior thereto, he served as EVP and Chief Investment Officer ("CIO").

The executive officers are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors.  The Company has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment.  See "Compensation Discussion and Analysis – Potential Payments Upon Termination and Change of Control."

Biographical information of the executive officers who are not Directors of the Company or Bank is set forth below.

Daniel J. Harris, age 56, has served as EVP and CLO of the Bank since January 2008.  Prior to joining the Bank, Mr. Harris served as EVP & Chief Credit Officer at Hudson Valley Bank, a commercial bank and financial services company, and CEO of Lowestloan.com; a nationwide mortgage banker.  Prior to those roles, Mr. Harris held senior positions at Credit Re Mortgage Capital, The Greater New York Savings Bank and Dollar Dry Dock Bank.  Mr. Harris earned a Juris Doctor from St. John's University and previously practiced law, with a specialty in real estate, as an employee of Manufacturers Hanover Trust Co. as well as two New York law firms.

Terence J. Mitchell, age 60, has been an EVP and the CRTO of the Bank since December 2010.  Mr. Mitchell oversees all retail banking operations, including Dime Direct (the Bank's call center), Marketing, Consumer Lending, Deposit Operations, Alternative Investments and Facilities.  Mr. Mitchell was most recently EVP and Senior Market Leader for Sovereign Bank's New York and New Jersey metropolitan division.  Prior to that, he served at Independence Community Bank for 32 years, rising to the position of EVP and President of Consumer Banking.  Mr. Mitchell has served on the Boards of numerous not-for-profit organizations in the Brooklyn community.

Timothy B. King, age 54, has over 30 years of banking experience, and has been with the Bank since 1983.   Mr. King was promoted to Treasurer of the Bank in 1989, Vice President of the Bank in 1993, Treasurer of the Company at its inception in 1995, First Vice President of both the Company and Bank in 1997, Senior Vice President of both the Company and the Bank in 1999 and EVP of both the Company and the Bank in 2008. In 2002, Mr. King was named the CIO of both the Company and Bank, overseeing the securities investment function of both entities.  In March 2011, Mr. King was named the CRIO of both the Company and the Bank, in charge of oversight of all risk management functions of both entities.

Michael Pucella, age 59, was promoted to Comptroller of the Bank in 1989 and of the Company at its inception in 1995, Vice President of both the Company and Bank in 1996, First Vice President of both the Company and Bank in 1997, Senior Vice President of both the Company and the Bank in 1999, and EVP of both the Company and Bank in 2009.  He currently serves as the CAO of both the Company and Bank, responsible for financial reporting, budgeting, corporate planning and tax administration.  Mr. Pucella has been with the Bank since 1981, and has over 38 years of banking experience.

Lance J. Bennett, age 61, has been with the Bank and Company since 2002, and has over 24 years of banking experience. Mr. Bennett was hired as Vice President, General Counsel and Secretary of both the Company and Bank, and was promoted to First Vice President of both the Company and Bank in 2004, Senior Vice President of both the Company and Bank in 2007, and EVP of both the Company and Bank in 2011.  He currently serves as General Counsel and Secretary of both the Company and Bank, responsible for all legal matters as well as corporate governance.  He additionally oversees the Human Resources and corporate insurance functions of both the Company and Bank.

Compensation Discussion and Analysis
Introduction
Set forth below are: (i) a description of the Company's decision making process for compensating the Named Executive Officers, (ii) a discussion of the background and objectives of the Company's compensation programs for Named Executive Officers, and (iii) a description of the material elements of the compensation of each of the Named Executive Officers.
The descriptions of compensation plans, programs and individual arrangements referred to in the Compensation Discussion and Analysis that are governed by written documents are qualified in their entirety by reference to the full text of their governing documents. Other than broad-based plans applicable to substantially all salaried employees, these documents have been filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and are incorporated herein by this reference.
1.            Objectives
The goals of the executive compensation program are to enable the Company to attract, develop and retain strong executive officers capable of maximizing the Company's performance for the benefit of its shareholders. The Company's executive compensation philosophy is, consistent with prudent banking business practices, to provide competitive target compensation opportunities with actual amounts earned commensurate with its financial performance and the generation of long-term value for shareholders through dividends and stock price appreciation. To accomplish these goals, the Company sets a base salary to provide a reasonable level of predictable base income and near- and long-term performance-based compensation to provide the Named Executive Officers with clear opportunities to increase the value of their compensation by positive contribution to stockholder interests.  The pay elements are intended to balance an appropriate mix of risk and return.  Annual incentive awards are designed to provide incentives to encourage efforts to attain near-term goals which do not encourage excessive risk taking. Longer term incentive and stock awards are structured to align the executive's interests with those of the Company's shareholders and serve to retain executives over the long term.

2.            Key Elements of the Compensation Package
The Company's 2012 compensation program for Named Executive Officers consisted of three key elements:
•	base salary to provide a reasonable level of recurring income;
•	annual incentives to motivate the Named Executive Officers to achieve short-term operating objectives; and
•	long-term incentives designed to retain talented employees and provide an incentive to maximize shareholder return in the longer term.
The Company additionally provides certain retirement plans, termination benefits, fringe benefits and perquisites, in some instances for a large group of employees and in others limited to one or more executives.
Base Salary.  The Company seeks to pay competitive base salaries by establishing a median pay level approach (See "3. Material Policies and Procedures – Benchmarking and Survey Data" for further detail regarding the methods used to that end).  Executive base salary levels are generally reviewed on an annual basis and adjusted as appropriate.  The Company desires to compensate executives fairly while being sensitive to managing fixed costs.
For 2012, the Compensation Committee considered the prevailing market conditions and determined, with the input of Mercer, an independent, nationally recognized compensation consulting firm, to maintain base salaries at 2011 levels for the Named Executive Officers of the Company.

In 2012, base salaries for the Named Executive Officers were as follows:
Name	Resulting Annual Base Salary Rate
Vincent F. Palagiano	$710,000
Michael P. Devine	560,000
Kenneth J. Mahon	416,000
Daniel Harris	337,000
Terence Mitchell	325,000

Salary decisions for the Named Executive Officers resulted from an assessment of the Company's 2011 performance within the context of a competitive compensation review produced by Mercer that evaluated corporate performance during 2011. Overall, the base salaries provided to the CEO, COO and CFO are within 10% (plus or minus) of the median of the twelve comparable sized and similarly located public banks and thrifts used by Mercer for comparison of both pay level and corporate performance (the "2011 Comparison Group"), while the base salaries provided to Messrs. Harris and Mitchell approximate the 75th percentile.

Annual Incentives.  The Company maintains a formal, shareholder-approved Annual Incentive Plan ("AIP") under which the Named Executive Officers may be awarded the opportunity to earn an annual cash payment based on the degree of achievement of pre-determined, formulaic performance measures.   For 2012, the Company used a goal attainment approach to determine annual incentive payments for Named Executive Officers.  Under this approach, maximum annual incentive award opportunities of $486,938 and $360,150 were established for Mr. Palagiano and Mr. Devine, respectively, for threshold achievement of any of one four key measures, and a collective bonus pool was established for the remaining executive officers to provide competitive target cash compensation opportunities.  Target represents the payout level for performance at expectation.  A threshold opportunity for performance below which no award is paid was set at 50% of target and a maximum payout of 150% of target was set to reward superior performance.  Target annual incentive percentages for the Named Executive Officers approximate median relative to levels obtained from the 2011 Comparison Group.

The award opportunities were then linked with performance outcomes.  For 2012, performance was initially assessed on four equally weighted key measures:  Core Earnings Per Share before credit costs ("Core EPS Before Credit Costs"), Reported Earnings Per Share ("Reported EPS"), Return on Average Stockholders' Equity ("Reported ROAE") and Core Return on Average Risk-weighted Assets.  Results of these measures relative to the pre-established objectives were used to determine preliminary payout levels at the end of 2012.  To balance incentives to achieve financial results against the need to discourage excessive risk-taking, the Compensation Committee also considered Company performance on supplemental measures, including efficiency ratio, non-performing assets, net charge-offs and capital ratios, relative to historical and peer company results.  The Compensation Committee may exercise judgment to adjust the payout levels from the preliminary amounts based on its review of performance on supplemental or other relevant measures, but may not increase the payouts to Messrs. Palagiano or Devine above the pre-established maximums.

Performance measure results were as follows:

Key Measures	Threshold	Target	Superior	Result
Core EPS Before Credit Costs(1)	$1.11	$1.23	$1.35	$1.28
Reported EPS	$1.00	1.11	$1.22	1.17
Reported ROAE	9.05%	10.05%	11.05%	10.73%
Core Return on average risk-weighted assets (2)	1.14%	1.27%	1.40%	1.48%
(1) Core EPS Before Credit Costs reflects the following adjustments from Reported EPS:
Gain on the sale of equity mutual funds and real estate	$(0.23)
Prepayment fee income above Forecast	(0.16)
Prepayment expense on borrowings above Forecast	0.46
Credit costs	0.04
Total adjustment	$0.11
(2) Average risk-weighted assets is computed as the average of the Bank's period-end risk weighted assets as of December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012 and December 31, 2011, as reported on Schedule RC-R of the Bank's quarterly Call Report filed publicly with the Federal Deposit Insurance Corporation.  Schedule RC-R reconciles the Bank's period-end stockholders' equity computed under Accounting Principles Generally Accepted in the U. S. ("GAAP"), with the period-end risk-weighted assets.

The Compensation Committee, in consideration of overall financial results and the aforementioned supplemental measures, approved payment amounts to Mr. Palagiano of $400,000 (123.2% of target payout, and 92.6% of payment calculation); and Mr. Devine of $300,000 (124.9% of target payout, and 93.9% of payment calculation).   The approved payments to Mr. Mahon, Mr. Harris, and Mr. Mitchell were $200,000, $140,000, and $140,000, respectively.  These bonus payments were analyzed as part of a collective bonus paid to the Company's remaining executive officer group.  The aggregate bonus paid to this group of remaining executives totaled 125.7% of the target payout and 94.5% of the payment calculation.  The aggregate calculated amount of $1.63 million represented 133.0% of target.  As part of the continuing effort to control operating expenses, the Compensation Committee decided to pay out less than the full aggregate amount.  Payments aggregating $1,530,000 were approved compared to $1,630,000 permitted under the plan.

Long-Term Incentives - Vincent F. Palagiano.  The 2008 amendments to the 2004 Stock Incentive Plan increasing the number of shares available provide that Mr. Palagiano is ineligible to receive stock options or awards under that plan. Instead, the Company has adopted a cash-

based, multi-year long-term incentive plan in which Mr. Palagiano is eligible to participate. The amendment was designed to provide a competitive long-term incentive arrangement instead of the opportunities that Mr. Palagiano would otherwise have received under the 2004 Stock Incentive Plan. The plan enhances overall pay for performance since the value earned relates directly to the Company's performance on selected key metrics. The period for measurement of the grant awarded in 2012 is January 1, 2012 through December 31, 2014. The plan sets an incentive target for this period of $447,300 (63.0% of base salary of $710,000), and a range of payout levels for this period as follows: threshold payout level represents a payment of $223,650 (50% of the target), and is paid for a baseline level of acceptable performance to receive any award; target payout represents a payment of $447,300 and is paid for performance at expectation; and maximum payout represents a payment of $670,950 (150% of target) and is paid for exceptional performance. The criteria for payment for this period are as follows:

	Threshold	Target	Maximum	Criteria Weight in Determining Payout
Total Shareholder Return ("TSR") (percentile rank in 2011 Comparison Group)(1)	40th	50th	74th	50%
Cumulative Core EPS (2)	$2.50	$2.78	$3.06	25%
Average Annualized Reported ROAE	7.0%	8.2%	9.5%	25%

(1) The 2011 Comparison Group is discussed below under "3. Material Policies and Procedures."
(2) Core EPS is a non-GAAP measure that is calculated as Reported EPS excluding other-than-temporary impairment charges on investments, gains or losses on disposals of assets (excluding loans held for sale), and other significant income or expense items that are non-recurring in nature.
  The Compensation Committee does not have discretion to increase the size of the payout or to award compensation if the goals are not met.  Payment will be made in cash in the first quarter of 2015 if Mr. Palagiano is employed on December 31, 2014. If Mr. Palagiano's employment terminates prior to that date due to death, disability or retirement, the Company's obligation will be prorated for performance as of the effective date of the termination and paid at the end of the performance period unless the Compensation Committee has determined otherwise. The Compensation Committee may provide for immediate payout in the case of death. In the event of a change of control, performance will be assessed through the end of the change of control date and prorated payment made as soon as possible after that date. If the actual performance results cannot be calculated, the target will be used.
A similar long-term incentive arrangement implemented for Mr. Palagiano in 2010 for the 3-year period ended December 31, 2012 was settled.  The plan set an incentive target for this period of $429,000 (62.5% of base salary of $686,000), and a range of payout levels for this period as follows: threshold payout level represents a payment of $214,500 (50% of the target), and is paid for a baseline level of acceptable performance to receive any award; target payout represents a payment of $429,000 and is paid for performance at expectation; and maximum payout represents a payment of $643,500 (150% of target), and is paid for exceptional performance. The established performance goals, actual achievement levels and incentive earned for the measurement period are shown in the following table:

Performance Goal	Threshold	Target	Maximum	Actual	Achievement (% of Target)	Weighted Achievement(1)	Payout Amount ($)
TSR (percentile rank in comparison group) (2)	40th	50th	74th	45.45	75.00%	37.50%	$160,875
Cumulative Core EPS (3)	$3.07	$3.41	$3.75	$3.73	147.06%	36.7650%	$157,722
Average Annualized Reported ROAE	9.80%	11.58%	13.30%	12.31%	122.19%	30.5475%	$131,048
Total Payout						115.4750%	$449,646
(1) The weighted achievement is calculated as the achievement percentage multiplied by the weighting of the performance goal in determining the payout amount. In accordance with the plan, the TSR was provided a 50% weighting, while Cumulative Core EPS and Average Annualized Reported ROAE were each provided a 25% weighting.  See "Compensation – Compensation Plans - Long Term Cash Incentive Payment Plan"

for a further discussion of the applicable provisions of the plan.

(2) The comparison group was developed by Mercer as of December 31, 2009, and consisted of the following: New York Community Bancorp, Astoria Financial Corporation, Valley National Bancorp, First Niagara Financial Group Inc., New Alliance Bancshares Inc., Provident Financial Services Inc., Investors Bancorp Inc., Signature Bank, Sun Bancorp Inc., Flushing Financial Corp, OceanFirst Financial Corporation, Sterling Bancorp and Smithtown Bancorp Inc.

(3)  The following adjustments were made in deriving Core EPS from Reported EPS:
Reported EPS	$3.81
Other than temporary impairment charges on investments	0.05
Gain on the sale of equity mutual funds and real estate	(0.23)
Prepayment Fees Above Forecast	(0.33)
Prepayment expense on borrowings above Forecast	0.46
Reversal of reserve for income taxes	(0.03)
Core EPS	$3.73

Long-Term Incentives – Named Executive Officers other than Mr. Palagiano.  In 2012, the Company elected to provide 50% of the total long-term incentive compensation award for each of the Named Executive Officers excluding Mr. Palagiano in the form of equity based awards and 50% in the form of a cash-based, multi-year long-term incentive plan award.  As previously discussed, Mr. Palagiano receives all of his long-term incentive compensation through a cash-based, multi-year long-term incentive award.
Long-Term Equity Award Incentives– Named Executive Officers other than Mr. Palagiano. The Compensation Committee believes that grants of long-term incentives in the form of stock options or restricted stock awards are an effective method, where available, of aligning executive rewards with the creation of value for shareholders through stock appreciation.
In consideration of the Company's performance for the year ended December 31, 2011, the Compensation Committee recommended, and the Board granted, awards of restricted stock to the Named Executive Officers other than Mr. Palagiano after considering Mercer's assessment of comparable practices at the 2011 Comparison Group as well as Company and individual performance, the 2011 operating environment and competitive market conditions.

In 2012, no grants of stock options were made to the Named Executive Officers, and grants of restricted stock shares were made to the following Named Executive Officers:

Name	# of Shares in Restricted Stock Awards	Total Value of Grant
Michael P. Devine	10,101	$140,000
Kenneth J. Mahon	6,753	93,600
Daniel Harris	5,106	70,770
Terence Mitchell	4,924	68,250

Long-term incentives granted to the Named Executive Officers are positioned between the median and 75th percentile of the 2011 Comparison Group.

All of the above grants were made effective April 30, 2012, vest over four years and had a grant date fair value of $13.86 per restricted stock share. The Company intends to make selective equity awards in the future as part of its ongoing competitive executive compensation program. Please refer to Note 15 of the Company's financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2012 for information on the calculation of these award values.
Cash-Based Long-Term Incentives – Named Executives other than Mr. Palagiano.  As previously discussed, in 2012, the Company elected to provide 50% of the total long-term incentive compensation computed for each of its Named Executive Officers excluding Mr. Palagiano in the form of equity based awards and 50% in the form of a cash-based, multi-year long-term incentive plan award.  Such award arrangement enhances overall pay for performance since the value earned relates directly to the Company's performance on selected key metrics. The period for measurement of the grant awarded in 2012 is January 1, 2012 through December 31, 2014. The plan award sets incentive targets for each individual for this period and a range of payout levels for the measurement period.  The criteria for payment for this period are as follows:

Performance Metrics (1)	Threshold	Target	Maximum	Criteria Weight in Determining Payout
TSR (percentile rank in 2011 Comparison Group) (2)	40th	50th	74th	50%
Cumulative Core EPS (3)	$2.50	$2.78	$3.06	25%
Average Annualized Reported ROAE	7.0%	8.2%	9.5%	25%
(1) These performance criteria are identical to those used for Mr. Palagiano's 2012 grant.
(2) The 2011 Comparison Group is discussed below under "3. Material Policies and Procedures."
(3) Core EPS is a non-GAAP measure that is calculated as Reported EPS excluding other-than-temporary impairment charges on investments, gains or losses on disposals of assets (excluding loans held for sale), and other significant income or expense items that are non-recurring in nature.
Based upon this criteria, each Named Executive Officer (other than Mr. Palagiano) can earn either a target payout, representing 50% of his total long-term incentive award value, and which is paid for performance at expectation, a threshold payout level (50% of the target payout), which is paid for a baseline level of acceptable performance to receive any award, or a maximum payout (150% of the target payout) which is paid for exceptional performance.

For the Named Executive Officers other than Mr. Palagiano, the following table summarizes these potential payouts:

Name	Threshold Payout	Target Payout	Maximum Payout
Michael P. Devine	$70,000	$140,000	$210,000
Kenneth J. Mahon	46,800	93,600	140,400
Daniel Harris	35,385	70,770	106,155
Terence Mitchell	34,125	68,250	102,375

  The Compensation Committee does not have discretion to increase the size of the payout or to award compensation if the goals are not met.  Payment will be made in cash in the first quarter of 2015 to any of the Named Executive Officers listed in the table above if such Named Executive Officer is employed on December 31, 2014. If the employment of any such Named Executive Officer terminates prior to that date due to death, disability or retirement, the Company's obligation will be prorated for performance as of the effective date of the termination and paid at the end of the performance period unless the Compensation Committee has determined otherwise. The Compensation Committee may provide for immediate payout in the case of death. In the event of a change of control, performance will be assessed through the end of the change of control date and prorated payment made as soon as possible after that date. If the actual performance results cannot be calculated, the target will be used.

Other Elements of the Executive Compensation Package.  The Company's compensation program for Named Executive Officers consisted of the following additional elements:
Retirement Plan – The Bank maintains the Retirement Plan of The Dime Savings Bank of Williamsburgh (the "Retirement Plan"), a noncontributory, tax-qualified defined benefit pension plan for eligible employees; however, all participant benefits under the Retirement Plan were frozen in March of 2000, and no benefits have been accrued under the Retirement Plan since that date.
401(k) Plan – The Bank maintains the 401(k) Plan, which is a tax-qualified defined contribution plan permitting salaried employees with at least one year of service to make pre-tax salary deferrals under Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). Each participant receives a fully vested contribution of 3% of "covered compensation" as defined in the 401(k) Plan, up to applicable Internal Revenue Service ("IRS") limits. The 3% contribution was required through 2006 and is discretionary in years after 2006.
ESOP – The Company has established, and the Bank has adopted, the ESOP and related trust for the benefit of eligible employees. All of the Company's and Bank's salaried employees are eligible to become participants in the ESOP after one year of employment.
BMP – The Bank maintains a BMP, which provides eligible employees with benefits that would be due under the Retirement

Plan, ESOP and 401(k) Plan, if such benefits were not limited under the Code. Effective April 1, 2000, Retirement Plan benefit accruals were frozen, thus eliminating related benefit accruals under the BMP. However, the present value of such benefits continues to increase as the Named Executive Officers approach normal retirement age. These increases in present value are reported in the Summary Compensation Table under the column Change in Pension Value and Nonqualified Deferred Compensation Earnings. Effective January 1, 2005, the BMP benefit accruals associated with the 401(k) Plan and ESOP were suspended even though contributions to the 401(k) Plan and ESOP were continued.  In December 2010, the BMP benefit accruals associated with the 401(k) Plan and ESOP were reactivated and catch-up credits were made for the years ended December 31, 2005 through 2010.  These credits are reported in the Summary Compensation Table under the column All Other Compensation.
2001 Stock Option Plan – The Company's Board of Directors adopted the 2001 Stock Option Plan, which was approved by the Company's shareholders at their 2001 annual meeting. At December 31, 2012, there were no stock options eligible for future grant under the 2001 Stock Option Plan.
2004 Stock Incentive Plan – The Company's Board of Directors has adopted the 2004 Stock Incentive Plan, which was approved by the Company's shareholders at their 2004 annual meeting, with additional shares approved by shareholders at their 2008 annual meeting. At December 31, 2012, up to 249,230 shares remained eligible for future grant to either Outside Directors or officers and employees of the Company and its subsidiaries under the 2004 Stock Incentive Plan. All of these may be granted in the form of stock options, while up to 188,999 shares may be granted as restricted stock awards.  Under the terms of the 2004 Stock Incentive Plan, the eligible grant amount may be increased by the amount of shares granted under the 2004 Stock Incentive Plan that are subsequently forfeited by the recipient. All grants made prior to December 30, 2005 under the 2004 Stock Incentive Plan vested as of December 30, 2005.
Perquisites – Certain Named Executive Officers are provided with modest perquisites, including use of a company car and professional financial planning and tax preparation services. The Company provides these benefits in kind; however, the Compensation Committee considers the cost of these items in establishing the other elements of compensation. The Company provides these benefits because they are usual and customary in the industry.
Potential Payments Upon Termination and Change of Control – The Company believes it is in its best interests to provide severance benefits to the Named Executive Officers in the event of their termination of employment under certain circumstances.  Specifically, Messrs. Palagiano, Mahon and Devine (the "Senior Executives") are entitled to severance benefits upon their termination of employment by the Company without cause, or their resignation for good reason.  Messrs. Harris and Mitchell (the "Contract Employees") have change of control agreements that provide severance benefits payable only upon a change of control and termination of their employment by the Company or its successors without cause or their resignation for good reason, in each case, within certain periods following or preceding a change of control. The Company and Bank have determined that these types of protections are required in order to retain talented and qualified executive officers. The Compensation Committee has determined that a more comprehensive employment agreement with change of control triggers is necessary to retain the Senior Executives.
Employment Agreements and Change in Control Agreements. Consistent with the practices of other financial institutions of similar size and business mix in the greater New York metropolitan area, the Company and Bank have entered into employment or change in control severance agreements with each of their executive officers. The Company considers these arrangements important retention devices. They also provide a measure of financial security for executive officers so that, when faced with the prospect of a negotiated or unsolicited merger opportunity, they can focus on the business of the Company with reduced personal distractions. The Company periodically reviews the terms of these agreements against the publicly disclosed terms and conditions of contracts at other institutions and compares their projected costs to those disclosed for similar contracts in the merger proxy statements in recent financial institution mergers.  The employment agreements were amended and restated in 2011 to reflect the most recent such review.
Employment Agreements with Messrs. Palagiano, Devine and Mahon. At December 31, 2012, the Company and Bank were parties to employment agreements ("Employment Agreements") with each of the Senior Executives. These Employment Agreements establish the respective duties and compensation of the Senior Executives and are intended to ensure that both the Company and Bank can maintain a stable and competent management base. The continued success of the Company and Bank depend to a significant degree on the skills and competence of the Senior Executives.
               The Employment Agreements provide for three-year terms. The Bank's Employment Agreements provide that, prior to the first anniversary date and continuing each anniversary date thereafter, the Bank's Board of Directors may agree, after conducting a performance evaluation of the Senior Executive, to extend his Employment Agreement for an additional year, so that the remaining term shall be three years. Each of the Bank's Employment Agreements has been extended to a December 31, 2015 expiration date. The Company's Employment Agreements provide for automatic daily extensions unless written notice of non-renewal is provided by the Board of Directors or the Senior Executive, in which event the Employment Agreement shall end on the third anniversary of such notice.
The Employment Agreements provide for termination by the Bank or the Company at any time for cause as defined in the Employment

Agreements. In the event that either the Company or Bank chooses to terminate a Senior Executive other than for cause, or a Senior Executive resigns from the Bank or Company for "good reason" as defined in the Employment Agreements, the Senior Executive or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the remaining base salary and bonus payments (based upon current target or highest of his last three bonus payments, whichever is greater) due to the Senior Executive and the additional contributions or benefits that would have been earned under any employee benefit plans during the remaining term of the Employment Agreement and payments that would have been made under any non-equity incentive compensation plan during the remaining term of the Employment Agreement. The Senior Executive would also have the right to receive a lump sum cash payment of benefits to which he would have been entitled under the BMP. Both the Bank and Company would also continue the Senior Executive's life, health and disability insurance coverage for the remaining term of the Employment Agreement. For purposes of the Employment Agreements, "good reason" generally means (i) assignment of duties inconsistent with the Senior Executive's status or a substantial adverse alteration in the nature or status of responsibilities or a requirement to report to a different position, (ii) reduction in annual base salary (unless mandated at the initiation of applicable regulatory authority), (iii) failure to pay compensation or deferred compensation within seven days of when due unless inadvertent, immaterial or cured after notice, (iv) failure to continue in effect compensation plans material to total compensation (or substitute plans) with respect to the Senior Executive, (v) failure to continue to provide certain benefits or materially maintain benefits (unless mandated at the initiation of applicable regulatory authority), (vi) failure of the Bank to obtain satisfactory agreement from a successor to assume and agree to perform the Employment Agreements, (vii) any purported termination by the Bank not for cause or disability, (viii) a relocation of the Senior Executive's principal place of employment outside of the New York metropolitan area, or (ix) a material breach of the Employment Agreements, unless cured within 30 days.
Payments to the Senior Executives under the Bank's Employment Agreements are guaranteed by the Company in the event that payments or benefits are not paid by the Bank. The Company will make all payments under its own Employment Agreements. To the extent that payments under the Company's and Bank's Employment Agreements are duplicative, payments due under the Company's Employment Agreements would be offset by amounts actually paid by the Bank. Each Senior Executive would be entitled to reimbursement of certain costs incurred in interpreting or enforcing the Employment Agreements up to $50,000.
Cash and benefits paid to a Senior Executive under the Employment Agreements together with payments under other benefit plans following a change of control of the Bank or Company may constitute an "excess parachute" payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank. The Company's Employment Agreements include a provision indemnifying each Senior Executive on an after-tax basis for any "excess parachute" excise taxes ("280G Indemnity").
Employee Retention Agreements with Messrs. Harris and Mitchell.  The Bank has, jointly with the Company, entered into Employee Retention Agreements ("Retention Agreements") with the Contract Employees. The purpose of the Retention Agreements is to secure the Contract Employees' continued availability and attention to the Bank's affairs, relieved of distractions arising from the possibility of a change of control, as defined in the Retention Agreements. The Retention Agreements do not impose an obligation on the Bank to continue the Contract Employees' employment, but provide for a period of assured compensation (the "Assurance Period") following a change of control.  The Retention Agreements provide for Assurance Periods of three years for Mr. Harris and two years for Mr. Mitchell. The applicable Assurance Periods for the present agreements with Mr. Harris and Mr. Mitchell will be automatically extended on a daily basis under the Retention Agreements until written notice of non-extension is provided by the Bank or the Contract Employee. Both Retention Agreements expire as of December 31, 2015, on which date, or prior thereto, the Bank may choose to extend either or both Retention Agreements.
               If, during the Assurance Period, or prior to commencement of the Assurance Period but within three months of and in connection with a change of control (as defined in the Retention Agreements), a Contract Employee is discharged without "cause" (as defined in the Retention Agreements) or voluntarily resigns within ninety days following: (i) a failure to appoint or elect the Contract Employee to the same position in which he was serving; (ii) a material failure, after notice, to vest in the Contract Employee his responsibilities on the day before the Assurance Period commenced (or the functions, duties and responsibilities of a more senior office to which he may be appointed); (iii) a failure of the Bank to cure a material breach of the Retention Agreement after notice; (iv) a reduction in compensation or a material reduction in benefits; or (v) relocation of the Contract Employee's principal place of employment which results in certain adverse commuting increases, the Contract Employee (or, in the event of his death, his estate) would be entitled to, subject to certain restrictions: (a) continued group life, health, accident and long-term disability insurance benefits for the unexpired Assurance Period, (b) a lump sum cash payment equal to the remaining base salary (present value) and bonus payments the Contract Employee would have earned during the unexpired Assurance Period, and (c) any additional contributions and benefits that the Contract Employee would have earned under the Bank's or the Company's employee benefit plans during the unexpired Assurance Period.
               The cash and benefits paid under the Retention Agreements, together with payments under other benefit plans following a "change of control," may constitute an "excess parachute" payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and Bank under Section 4999 of the Code. The Retention Agreement of Mr. Harris includes a provision whereby the Company pays him a 280G Indemnity.

3.            Material Policies and Procedures
Benchmarking and Survey Data.  The Compensation Committee utilizes legal counsel and Mercer, a nationally recognized compensation consulting firm, to assist in performing its duties. The Committee relies on legal counsel to advise on its obligations under applicable corporate, securities and employment laws, to assist in interpreting the Company's obligations under compensation plans and agreements, and to draft plans and agreements to document business decisions. The consulting firm regularly analyzes the Company's executive pay levels, by each of the three key elements cited and in total, and the Company's performance.  The 2011 Comparison Group was used for comparison of both pay level and corporate performance.  The following companies comprised the 2011 Comparison Group: First Niagara Financial Group Inc., Flushing Financial Corp., Investors Bancorp Inc., OceanFirst Financial Corporation, Provident Financial Services Inc., Signature Bank, Sterling Bancorp, Sun Bancorp Inc., Kearny Financial Corporation, Oritani Financial Corporation, TrustCo Bank Corporation and Valley National Bancorp.  The Compensation Committee uses this analysis to assist it in understanding market practices and trends and to develop and evaluate the effectiveness of recommended performance-linked compensation strategies. Generally, the Compensation Committee endorses a median pay level approach, with actual pay commensurate with relative performance. To that end, the flexibility provided by the bonus program permits the Compensation Committee to take market conditions into account each year.
Role of Executive Officers in Determining Executive Compensation.  The Compensation Committee determines the compensation for all executive officers but considers the views of the CEO, COO and CFO in making compensation decisions for their subordinates.
Impact of Accounting and Tax Treatment.
Section 162(m) – Section 162(m) of the Code imposes a $1,000,000 annual limit per executive officer on the Company's federal tax deduction for certain types of compensation paid to the Named Executive Officers other than the CFO. It has been the Compensation Committee's practice to structure the compensation and benefit programs offered to the Named Executive Officers with a view to maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Compensation Committee considers a variety of factors, including the Company's tax position, the materiality of the payments and tax deductions involved, and the need for flexibility to address unforeseen circumstances. After considering these factors, the Compensation Committee may decide to authorize payments all or part of which would be nondeductible for federal tax purposes. It is anticipated that any compensation for 2012 that is rendered non-deductible by this limit will not have a material effect.  Payments made on account of a change of control under the agreements described above might include non-deductible payments.
Sections 4999 and 280G – Section 4999 of the Code imposes a 20% excise tax on certain "excess parachute payments" made to "disqualified individuals." Under section 280G of the Code, such excess parachute payments are also nondeductible to the Company. If payments that are contingent on a change of control to a disqualified individual (which includes the Named Executive Officers) exceed three times the individual's "base amount," they constitute "excess parachute payments" to the extent they exceed one time the individual's base amount.
Pursuant to their Employment Agreements or Retention Agreements, the Company or Bank will reimburse Messrs. Palagiano, Devine, Mahon and Harris for the amount of the excise tax, if any, and make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, Messrs. Palagiano, Devine, Mahon and Harris each would retain approximately the same net after-tax amounts under the Employment Agreement or Retention Agreement that he would have retained if there was no excise tax. Neither the Bank nor the Company is permitted to claim a federal income tax deduction for the portion of the change of control payment that constitutes an excess parachute payment, the excise tax reimbursement payment or the gross-up payment.
Accounting Considerations.  The Compensation Committee is informed of the financial statement implications of the elements of the Named Executive Officer compensation program. However, the probable contribution of a compensation element to the objectives of the Company's Named Executive Officer compensation program and its projected economic cost, which may or may not be reflected on the Company's financial statements, are the primary drivers of Named Executive Officer compensation decisions.
Risk.  The Company's compensation program is designed to mitigate risk by: (1) providing non-performance-based salaries, retirement and fringe benefits that permit executives to pay living expenses and plan for the future without reliance on incentives, (2) incorporating cash incentives to reward current successes, and (3) including long-term incentives in the form of restricted stock and cash, as well as maintaining stock ownership guidelines, to maintain focus on long-term shareholder value.  The Compensation Committee exercises substantial discretion in awarding annual incentives, including a retrospective assessment of management's performance in light of prevailing business conditions, to discourage excessive focus on formulaic goals.  This retrospective assessment includes, in addition to financial measures, consideration of indicators of business prudence such as credit quality and capital ratios.   Management stock ownership requirements and equity-based retirement benefits provided through the Company's tax-qualified ESOP and related BMP assure that management retains a significant financial interest in the long-term performance of the Common Stock, and sensitivity to the potential long-term effects of short-term business strategies, throughout their tenure with the Company.  The Company believes these features recognize a balance between the need to accept risk exposure in the successful operation of its business and the need to identify and prudently manage such risks.

            In addition to assisting with the competitive review of executive compensation, Mercer has been engaged to assist the Compensation Committee in conducting a risk review of the Company's incentive compensation programs.

Stock Ownership and Retention Requirement.  The Company has a policy that requires each executive officer employed on June 26, 1996 to maintain ownership of a number of shares of Common Stock at least equal to 50% of the number of shares issued to him under the Company's 1996 Recognition and Retention Plan and requires each other executive officer to own shares of common stock with an aggregate value at least equal to 25% of his or her annual rate of base salary.   The stock ownership requirement is phased in ratably over four years for newly appointed executive officers.  Shares owned directly, shares owned in vested retirement accounts and share units in vested accounts under the Company's BMP count toward this limit.  Unexercised stock options, unvested restricted stock awards and shares held in unvested retirement accounts do not count toward this requirement. The following table indicates the stock ownership requirement applicable to each Named Executive Officer as well as the stock ownership of each:

Name	Stock Ownership Requirement (# of Shares)	Stock Ownership Counted Toward Requirement (# of Shares)
Vincent F. Palagiano	194,062	1,057,439
Michael P. Devine	126,562	688,116
Kenneth J. Mahon	92,812	437,310
Daniel Harris	6,040	22,588
Terence Mitchell	5,825	11,202

The Company's policy further requires that each executive officer who is not in full compliance with the Company's stock ownership guidelines must retain at least 50% of the net shares (after taxes and acquisition costs) acquired through stock option exercises and restricted stock vesting until he or she attains full compliance with the ownership guidelines.

Clawback Policy.  The Company has adopted a policy permitting it to seek recovery of certain performance-based compensation in the event of a financial restatement due to the Company's material non-compliance with the financial reporting requirements of the federal securities laws. In the event of such a restatement, performance-based compensation paid during the prior three years will be reviewed to determine if the right to, or amount of, such compensation was based on the achievement of performance goals derived from the financial statements and if so, whether the right to, or amount of, such compensation would be different based on the financial restatement.  If, based on this review, an overpayment has occurred, the Company may require the recipient to repay the excess amount.  This policy applies to the Company's and Bank's executive officers.

Consideration of Non-binding Shareholder Vote on Named Executive Officer Compensation.  At the Company's 2012 annual shareholders meeting, approximately 89.4% of the votes cast by shareholders with respect to a non-binding resolution to approve Named Executive Officer compensation were cast in favor of approval. The Company regarded the results of this vote as an endorsement of its approach to Named Executive Officer compensation and did not change its executive compensation policies or decisions as a consequence of the shareholder vote.

Compensation Committee Report

1.            The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management; and
2.            Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement on Schedule 14A for the 2013 Annual Meeting of Shareholders.
COMPENSATION COMMITTEE OF
DIME COMMUNITY BANCSHARES, INC.

Omer S.J. Williams (Chair)
Anthony Bergamo, Member
George L. Clark, Jr., Member
Kathleen M. Nelson, Member

Compensation Committee Interlocks and Insider Participation

There are no interlocks, as defined under the rules and regulations of the SEC, between the Company and the current members of the Compensation Committee and corporations with respect to which they are affiliated, or otherwise.

Compensation Consultant Conflicts of Interest
The Compensation Committee has considered whether the work performed by Mercer during the fiscal year ended December 31, 2012 raised any conflict of interest issues within the meaning of Item 407(e)(1)(iv) of regulation S-K and has determined that it did not.

COMPENSATION

Executive Compensation

The following table provides information about the compensation paid for services rendered in all capacities by the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Positions	Year	Salary (1)	Bonus(1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total

Vincent F. Palagiano,	2012	$710,000	$400,000	—	—	$449,646	$580,677	$720,198	$2,860,521
Chairman of the Board	2011	710,000	520,000	—	—	628,462	582,712	$705,783	3,146,957
and CEO	2010	686,000	400,000	—	—	469,910	662,625	492,968	2,711,503

Michael P. Devine,	2012	560,000	300,000	$140,000	—	—	286,279	645,583	1,931,861
President and COO	2011	560,000	385,000	$210,000	$70,000	—	281,555	635,506	2,142,061
	2010	541,000	285,000	202,878	67,624	—	371,928	375,518	1,843,948

Kenneth J. Mahon	2012	416,000	200,000	93,600	—	—	94,185	392,205	1,195,990
SEVP and CFO	2011	416,000	255,000	140,400	46,800	—	106,646	375,795	1,340,641
	2010	402,000	193,000	135,673	45,227	—	143,436	239,693	1,159,029

Daniel J. Harris	2012	337,000	140,000	70,770	—	—	—	71,700	619,470
EVP and CLO	2011	337,000	180,000	106,155	35,385	—	—	61,287	719,827
	2010	325,000	148,000	102,370	34,124	—	—	32,312	641,806

Terence J. Mitchell	2012	325,000	140,000	68,250	—	—	—	62,836	596,086
EVP and CRTO	2011	325,000	180,000	—	136,500	—	—	34,188	675,688
	2010	27,083	—	—	—	—	—	—	27,083

(1)
Salary and bonus figures represent amounts earned for the fiscal year, whether or not actually paid during such year, and include amounts deferred pursuant to non-incentive deferred compensation plans and amounts of salary or bonus earned but deferred on a voluntary basis in exchange for awards of restricted stock, stock options or other forms of non-cash compensation.  The 2010 salary amount for Terence Mitchell represents the base salary earned from the commencement of his employment on December 1, 2010 through December 31, 2010.

(2)
The amounts represent the grant date fair market value of the awards determined on the basis of the assumptions and methodology set forth in the notes to the Company's consolidated financial statements included in the Company's 2012 Annual Report on Form 10-K filed with the SEC on March 15, 2013.  The disclosed amount does not reflect the value of dividends paid on unvested restricted stock, which is included in the Summary Compensation Table under the caption "All Other Compensation" if it exceeds $10,000 for an individual Named Executive Officer.

(3)
The amounts represent the grant date fair market value of the awards determined on the basis of the assumptions and methodology set forth in Note 15 to the Company's consolidated financial statements included in the Company's 2012 Annual Report on Form 10-K filed with the SEC on March 15, 2013.

(4)
Amount represents cash payments made to Mr. Palagiano  under the Long Term Cash Incentive Payment Plan in the respective year.  Please refer to "Compensation Discussion Analysis - 2.  Key Elements of the Compensation Package – Long-Term Incentives – Vincent F. Palagiano," for the determination of the payout shown for 2012.  Please also see "Compensation – Compensation Plans - Long Term Cash Incentive Payment Plan," commencing on page 24 for a discussion of all non-equity incentive awards granted to Mr. Palagiano.

(5)
Includes for each Named Executive Officer (a) the increase (if any) for the fiscal year in the present value of the individual's accrued benefit (whether or not vested) under the Retirement Plan and BMP calculated by comparing the present value of each individual's accrued benefit under both such plans in accordance with FASB ASC Topic 715 ("ASC Topic 715") as of the plan's measurement date in such fiscal year to the present value of the individual's accrued benefit as of the plan's measurement date in the prior fiscal year, plus (b) the amount of interest accrued on defined contribution deferred compensation balances at a rate in excess of 120% of the applicable federal long-term rate under section 1274(d) of the Code.

(6)
The Named Executive Officers participate in certain group life, health, and disability insurance and medical reimbursement plans not disclosed in the Summary Compensation Table that are generally available to salaried employees and do not discriminate in scope, terms and operation.  For 2012 the figure shown for each Named Executive Officer includes the following items exceeding $10,000 in value:

Name	Life Insurance Premiums	Automobile	401(k) Plan Employer Cash Contribution	ESOP Allocation (a)	BMP Annual Service Credit / (b)	BMP (c)	Other(d)	Total
Vincent F. Palagiano	$18,106	$19,678	$7,500	$11,015	$581,155	$80,994	$1,750	$720,198
Michael P. Devine	6,283	15,179	7,500	11,015	525,818	57,922	21,866	645,583
Kenneth J. Mahon	3,884	15,414	7,500	11,015	293,027	46,174	15,191	392,205
Daniel J. Harris	—	12,000	7,500	11,015	—	31,210	9,975	71,700
Terence J. Mitchell	—	12,000	7,500	11,015	—	30,253	2,068	62,836

(a)
The amount reported for ESOP allocation was determined based upon the $13.89 closing price of the Common Stock on the last trading day of 2012.  (See Notes 1 and 15 to the audited consolidated financial statements in the Company's 2012 Annual Report on Form 10-K, which discuss the manner in which ESOP expense is recognized).

(b)
Please refer to "Compensation - Executive Compensation - Compensation Plans - BMP" for a discussion of the BMP annual service credit.  For 2012, the amount shown represents the expense recognized for annual service credits payable pursuant to the respective Employment Agreements, which were funded into the accounts of the respective Named Executive Officers in December 2012.

(c)
Amount represents BMP benefits earned during the year ended December 31, 2012 associated with the 401(k) Plan and ESOP.  For 2012, the ESOP component was determined based upon a $13.89 value of the Common Stock, the closing price on the last day of 2012.

(d)	Amount represents dividends paid on unvested restricted stock awards during 2012 for Messrs. Devine, Mahon, Harris and Mitchell, and tax preparation services for Messrs. Palagiano, Devine and Mahon.

Compensation Plans

Retirement Plan.  The Bank maintains the Retirement Plan, a non-contributory, tax-qualified defined benefit pension plan for eligible employees. All salaried employees at least age 21 who have completed a minimum of one year of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including the Named Executive Officers, equal to 2% of the participant's average annual earnings multiplied by the participant's years (and any fraction thereof) of eligible employment (up to a maximum of 30 years). Such benefit is not reduced by a Social Security offset. A participant is fully vested in his or her benefit under the Retirement Plan after five years of service. The Retirement Plan is funded by the Bank on an actuarial basis and all assets are held in trust by the Retirement Plan trustee. Effective March 31, 2000, all participant benefits under the Retirement Plan were frozen, and no benefits have been accrued under the Retirement Plan since that date.

There are currently no benefits earned by the Named Executive Officers under the Retirement Plan.

401(k) Plan. The Bank maintains the 401(k) Plan, which is a tax-qualified defined contribution plan permitting salaried employees with at least one year of service to make pre-tax salary deferrals under Section 401(k) of the Code.

Under a 401(k) Plan amendment effective July 1, 2000, the 401(k) Plan annually received the proceeds from a 100% vested cash contribution to all participants in the ESOP in the amount of 3% of "covered compensation" as defined in the 401(k) Plan, up to applicable IRS limits. This contribution, which was guaranteed through December 31, 2006 and has been made on a discretionary basis thereafter, was allocated to eligible participants regardless of their participant contribution level.

The 401(k) Plan permits participating employees to elect to invest all or any part of their 401(k) Plan account balances in Common Stock. Common Stock held by the 401(k) Plan may be newly issued shares or outstanding shares purchased on the open market or in privately negotiated transactions. All Common Stock held by the 401(k) Plan is held by an independent trustee and allocated to the accounts of individual participants. Participants control the exercise of voting and investment rights relating to Common Stock held in their accounts.

ESOP.  The Company has established, and the Bank has adopted, the ESOP and related trust for the benefit of eligible employees.  All salaried employees of the Company and its subsidiaries are eligible to become participants in the ESOP. As of the Record Date, the ESOP held 3,194,939 shares of Common Stock, all of which were purchased during the Company's initial public offering. Of this total, 2,178,932 shares were allocated to individual participant accounts, while 1,016,007 remained unallocated. In order to fund the ESOP's purchase of such Common Stock, the ESOP borrowed the aggregate purchase price from the Company.  Effective July 1, 2000, the loan maturity period was extended by approximately 20 years from June 2006 to June 2026, and it continues to bear interest at the rate of 8% per annum. The loan calls for level annual payments of principal and interest designed to amortize the loan over its term, except that payments in any year may be deferred, in whole or in part, in prescribed circumstances. Prepayments are also permitted.

Shares purchased by the ESOP were pledged as collateral for the loan from the Company and are held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participant's compensation for the calendar year preceding allocation. Benefits generally become vested at the rate of 25% per year after two years with 100% vesting after five years of service. Participants become immediately vested upon termination of employment due to death, retirement at age 65, permanent disability or the occurrence of a "change of control," as defined by the ESOP. Forfeitures will be utilized to reduce the contribution required by the Bank. Vested benefits may be paid in a single payment of cash or shares of Common Stock or installment payments of cash and are payable upon death, retirement at age 65, disability or separation from service.

BMP.  The Bank maintains the BMP, which provides eligible employees with benefits that would be due under the Retirement Plan, ESOP and 401(k) Plan, if such benefits were not limited under the Code. Effective April 1, 2000, Retirement Plan benefit accruals were frozen, thus eliminating related benefit accruals under the BMP. However, the present value of such benefits continues to increase as the participating Named Executive Officers approach normal retirement age. These increases in present value are reported in the Summary Compensation Table under the column Change in Pension Value and Nonqualified Deferred Compensation Earnings. Effective January 1, 2005, the BMP benefit accruals associated with the 401(k) Plan and ESOP were suspended even though contributions to the 401(k) Plan and ESOP were continued.  In December 2010, the BMP benefit accruals associated with the 401(k) Plan and ESOP were reactivated and catch-up credits were made for the period January 1, 2005 to 2010.  These credits are reported in the Summary Compensation Table under the column All Other Compensation.  Messrs. Palagiano, Devine, and Mahon have previously been, and continue to be, participants in the BMP.  Both Mr. Harris and Mr. Mitchell were eligible to participate in the BMP commencing in 2011.  The BMP has also been amended to provide annual service credits to Messrs. Palagiano, Devine and Mahon of $581,155, $525,818 and $293,027, respectively, for each year from 2011 through 2015, subject to their continued employment and/or performance of certain post-employment obligations.

Long Term Cash Incentive Payment Plan ("LTIP")- Pursuant to an amendment to the 2004 Stock Incentive Plan, the Chairman of the Board and CEO is no longer eligible for equity awards thereunder.

On March 18, 2010, pursuant to authority granted under the AIP, the Compensation Committee made an incentive award to Mr. Palagiano in lieu of an equity award under the 2004 Stock Incentive Plan (the "2010 LTIP").  The 2010 LTIP was settled in March 2013, with a total cash payment to Mr. Palagiano of $449,646.  Please refer to Compensation Discussion and Analysis for further information regarding the calculation of this payment.

On March 17, 2011, pursuant to authority granted under the AIP, the Compensation Committee made an additional incentive award to the CEO.  The threshold, target and maximum award opportunities are $223,650, $447,300 and $670,950, respectively, and are earned based on performance relative to three performance goals measured over the period beginning January 1, 2011 and ending December 31, 2013.  The award will be paid in full on or before March 31, 2014.  The three performance measures and their relative weights are as follows:

Goal	Weight	Threshold	Target	Maximum
TSR (percentile rank in comparison group)	50%	40th Percentile	50th Percentile	74th Percentile
Cumulative Core EPS	25%	$3.19	$3.54	$3.89
Average Annualized Reported ROE	25%	9.2%	10.8%	12.4%

On March 22, 2012, pursuant to authority granted under the AIP, the Compensation Committee made an incentive award to each of the Named Executive Officers.  Threshold, target and maximum award opportunities are eligible to be earned based on performance relative to three performance goals measured over the period beginning January 1, 2012 and ending December 31, 2014.  The award will be paid in full on or before March 31, 2015.  The three performance measures and their relative weights are as follows:

Goal	Weight	Threshold	Target	Maximum
TSR (percentile rank in comparison group)	50%	40th Percentile	50th Percentile	74th Percentile
Cumulative Core EPS	25%	$2.50	$2.78	$3.06
Average Annualized Reported ROE	25%	7.0%	8.2%	9.5%

For each Named Executive Officer, the following table summarizes the potential payouts under this incentive award:

Name	Threshold Payout	Target Payout	Maximum Payout
Vincent F. Palagiano	$223,650	$447,300	$670,950
Michael P. Devine	70,000	140,000	210,000
Kenneth J. Mahon	46,800	93,600	140,400
Daniel Harris	35,385	70,770	106,155
Terence Mitchell	34,125	68,250	102,375

2001 Stock Option Plan.  The Company's Board of Directors adopted the 2001 Stock Option Plan, which was approved by the Company's shareholders at their annual meeting held in 2001. Upon reaching its tenth anniversary in November 2011, future awards are no longer permitted under the 2001 Stock Option Plan.  As of the Record Date, 2,147,908 stock options were granted to Outside Directors, officers and employees of the Company or its subsidiaries under the 2001 Stock Option Plan, of which 737,464 were outstanding and 705,733 were exercisable. On April 30, 2010, a grant of 18,206 stock options was made to Mr. Devine under the 2001 Stock Option Plan.  These options expire on April 30, 2020.  25% of these awards vested on each of May 1, 2011 and May 1, 2012, with the remaining shares vesting in equal annual installments on May 1, 2013 and 2014.  On April 29, 2011, a grant of 14,522 stock options was made to Mr. Devine under the 2001 Stock Option Plan.  All of these options expire on April 29, 2021.  25% of these awards vested on May 1, 2012, with the remaining shares vesting in equal annual installments on May 1, 2013, 2014 and 2015.  All options granted under the 2001 Stock Option Plan are subject to earlier expiration in the event of termination of employment. In the case of termination due to death, disability, retirement, or under a "change of control," as defined by the 2001 Stock Option Plan, all options become immediately vested.  Options granted under the 2001 Stock Option Plan are intended to qualify as "incentive stock options" under Section 422 of the Code.

2004 Stock Incentive Plan.  The Company's Board of Directors has adopted the 2004 Stock Incentive Plan, which was approved by the Company's shareholders at their annual meeting held in 2004. At December 31, 2012, up to  249,230 shares remained eligible for future grant to either Outside Directors or officers and employees of the Company and its subsidiaries under the 2004 Stock Incentive Plan. All of these may be granted in the form of stock options, while up to 188,999 shares may be granted as restricted stock awards.  Under the terms of the 2004 Stock Incentive Plan, the eligible grant amounts may be increased by the amount of shares granted under the 2004 Stock Incentive Plan that are subsequently forfeited by the recipient.  The Compensation Committee of the Board of Directors administers the 2004 Stock Incentive Plan and authorizes all equity grants.  All equity grants under the 2004 Stock Incentive Plan fully vest in the event of a change in control.  On April 30, 2010, a grant of stock options was made to Named Executive Officers as follows: Mr. Mahon – 12,176 shares; and Mr. Harris  - 9,187 shares.  All of these options expire on April 30, 2020.  25% of these awards vested on each of May 1, 2011 and May 1, 2012, with the remaining shares vesting in equal annual installments on May 1, 2013 and 2014.  On April 30, 2010, a grant of restricted stock awards was made to Named Executive Officers as follows: Mr. Devine – 15,912 shares; Mr. Mahon – 10,641 shares; and Mr. Harris  - 8,029 shares.  25% of these awards vested on each of May 1, 2011 and May 1, 2012, with the remaining shares vesting in equal annual installments on May 1, 2013 and 2014.  On April 29, 2011, a grant of stock options was made to Named Executive Officers as follows: Mr. Mahon – 8,709 shares; Mr. Harris  - 7,341 shares; and Mr. Mitchell – 28,318 shares.  All of these options expire on April 30, 2021.  25% of these awards vested on May 1, 2012, with the remaining shares vesting in equal annual installments on May 1, 2013, 2014 and 2015.    On April 29, 2011, a grant of restricted stock awards was made to Named Executive Officers as follows: Mr. Devine – 13,583 shares; Mr. Mahon – 9,082 shares; and Mr. Harris  - 6,866 shares.  25% of these awards vested on May 1, 2012, with the remaining shares vesting in equal annual installments on May 1, 2013, 2014 and 2015.  On April 30, 2012, a grant of restricted stock awards was made to Named Executive Officers as follows: Mr. Devine – 10,101 shares; Mr. Mahon – 6,753 shares; Mr. Harris – 5,106 shares; and Mr. Mitchell – 4,924 shares.  These shares vest in equal annual installments on May 1, 2013, 2014, 2015 and 2016.

The following table sets forth information regarding plan-based awards granted to the Named Executive Officers during the last fiscal year:

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2012(1)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold(2)	Target(2)	Maximum(2)	All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options (3)	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards ($)(4)
Vincent F. Palagiano	3/22/2012	$223,650	$447,300	$670,950	—	—	—	—
Michael P. Devine	3/22/2012	70,000	140,000	210,000	—	—	—	—
Kenneth J. Mahon	3/22/2012	46,800	93,600	140,400	—	—	—	—
Daniel J. Harris	3/22/2012	35,385	70,770	106,155	—	—	—	—
Terence J. Mitchell	3/22/2012	34,125	68,250	102,375	—	—	—	—
Michael P. Devine	4/30/2012	—	—	—	10,101	—	—	$140,000
Kenneth J. Mahon	4/30/2012	—	—	—	6,753	—	—	93,600
Daniel J. Harris	4/30/2012	—	—	—	5,106	—	—	70,770
Terence J. Mitchell	4/30/2012	—	—	—	4,924	—	—	68,250

(1)   There were no estimated future payouts under equity incentive plan awards during the years ended December 31, 2012, 2011 and 2010.
(2)   Amount represents awards granted for future payment to the Named Executive Officers under the LTIP.  Please see the section titled "Compensation - Executive Compensation - Compensation Plans"commencing on page 23 for a discussion of the LTIP.
(3)   The reported awards were restricted stock awards granted under the 2004 Stock Incentive Plan and vest as stated in the section titled "2004 Stock Incentive Plan" commencing on page 25.
(4)   Calculated based upon a grant date fair value of $13.86 per award, the closing price of the Common Stock on April 30, 2012.

Stock Awards And Stock Option Grants Outstanding

The following table sets forth information regarding stock awards that had not vested, unexercised stock options and similar equity compensation outstanding at December 31, 2012, whether granted in 2012 or earlier, including awards that had been transferred other than for value.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR END
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#) (1)	Market Value of Shares of Stock That Have Not Vested ($) (2)
Vincent F. Palagiano	1/27/2004	174,750	—	—	19.90	1/27/2014	—	—
	5/31/2005	142,580	—	—	15.10	5/31/2015	—	—
	5/1/2007	250,000	—	—	13.74	5/1/2017	—	—
Michael P. Devine	2/1/2003	111,000	—	—	13.16	2/1/2013	—	—
	1/27/2004	111,000	—	—	19.90	1/27/2014	—	—
	5/31/2005	90,537	—	—	15.10	5/31/2015	—	—
	5/1/2007	170,000	—	—	13.74	5/1/2017	—	—
	7/31/2008	18,135	—	—	16.73	7/31/2018	—	—
	4/30/2009	—	9,700	—	8.34	4/30/2019	—	—
	4/20/2010	9,103	9,103	—	12.75	4/30/2020	—	—
	4/29/2011	3,630	10,892	—	15.46	4/29/2021	—	—
	4/30/2009						6,081	84,465
	4/30/2010						7,956	110,509
	4/29/2011						10,188	141,511
	4/30/2012						10,101	140,303
Kenneth J. Mahon	2/1/2003	30,750	—	—	13.16	2/1/2013	—	—
	1/27/2004	60,750	—	—	19.90	1/27/2014
	5/31/2005	49,462	—	—	15.10	5/31/2015	—	—
	5/1/2007	105,000	—	—	13.74	5/1/2017	—	—
	7/31/2008	11,706	—	—	16.73	7/31/2018	—	—
	4/30/2009	6,487	6,487	—	8.34	4/30/2019	—	—
	4/30/2010	6,088	6,088	—	12.75	4/30/2020	—	—
	4/29/2011	2,427	7,282	—	15.46	4/29/2021	—	—
	4/30/2009						4,067	56,491
	4/30/2010						5,320	73,895
	4/29/2011						6,812	94,619
	4/30/2012						6,753	93,799
Daniel J. Harris	3/3/2008	34,425	—	—	14.92	3/3/2018	—	—
	7/31/2008	8,166	—	—	16.73	7/31/2018	—	—
	4/30/2009	—	4,526	—	8.34	4/30/2019	—	—
	4/30/2010	—	4,594	—	12.75	4/30/2020	—	—
	4/29/2011	1,835	5,506	—	15.46	4/29/2021	—	—
	4/30/2009						2,837	39,406
	4/30/2010						4,014	55,754
	4/29/2011						5,150	71,534
	4/30/2012						5,106	70,922
Terence J. Mitchell	4/29/2011	7,079	21,239		15.46	4/29/2021
	4/30/2012						4,924	66,394

(1)
Please refer to the sections titled "2001 Stock Option Plan" and "2004 Stock Incentive Plan" commencing on page 25 for a detailed discussion of the expiration and vesting dates for each of the unexercisable options and unvested restricted stock awards.

(2)	Market value is calculated on the basis of $13.89 per share, the closing sale price of the Common Stock on the Nasdaq Stock Market on the final trading day of 2012.

The following table sets forth the stock awards that vested for, and the option awards that were exercised by, the Named Executive Officers during the last fiscal year:

	OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2012
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting($)(2)
Vincent F. Palagiano	174,750	$249,233	—	—
Michael P. Devine	90,098	206,403	16,485	$223,372
Kenneth J. Mahon	42,973	117,773	10,953	148,413
Daniel J. Harris	18,169	80,920	7,925	107,384

(1)    Value realized is calculated by multiplying the number of shares of Common Stock as to which an option was exercised times the difference between the closing sales price for a share of Common Stock on the Nasdaq Stock Market on the date of exercise and the exercise price per share of the applicable option.

(2)    Amount calculated on the basis of $13.55 per share (the price for a share of Common Stock on the Nasdaq Stock Market as of the close of business on May 1 2012) for various grants to the Named Executive Officers which contractually vested on May 1, 2012.  Unexercised stock options and unvested restricted stock may not be transferred for value.

Post-Employment Compensation

Pension Benefits

The following table sets forth information regarding pension benefits accrued by the Named Executive Officers through the end of the Company's last fiscal year:

PENSION BENEFITS FOR FISCAL 2012
Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year($)
Vincent F. Palagiano	Retirement Plan	29.6	$2,208,149	—
	BMP (Defined Benefit Portion)	29.6	3,667,752	—
Michael P. Devine	Retirement Plan	28.7	1,376,040	—
	BMP (Defined Benefit Portion)	28.7	1,633,888	—
Kenneth J. Mahon	Retirement Plan	19.7	734,456	—
	BMP (Defined Benefit Portion)	19.7	205,683	—

 (1)   The figures shown are determined as of the plan's measurement date during 2012 under GAAP, as disclosed in Notes 1 and 15 to the Company's audited consolidated financial statements included in the Company's 2012 Annual Report on Form 10-K.  The discount rate and other assumptions used for this purpose are discussed in Note 15 to the audited consolidated financial statements included in the Company's 2012 Annual Report on Form 10-K.  The assumed mortality rates were as follows:  Mr. Palagiano, 1.08%; Mr. Devine,
       0.69%, and Mr. Mahon, 0.49%.

Non-Qualified Deferred Compensation

The following table sets forth information regarding nonqualified deferred compensation earned by the Named Executive Officers during the last fiscal year under non-qualified defined contribution plans:

NON-QUALIFIED DEFERRED (BMP) COMPENSATION FOR FISCAL 2012(1)

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year($) (2)	Aggregate Earnings in Last Fiscal Year($) (3)	Aggregate Withdrawals/ Distributions($)(4)	Aggregate Balance at Last Fiscal Year End ($)(2) (5)
Vincent F. Palagiano	—	$666,697	$711,034	$189,208	$6,822,712
Michael P. Devine	—	587,712	487,456	128,676	4,922,869
Kenneth J. Mahon	—	340,721	268,147	70,831	2,726,940
Daniel Harris	—	29,641	2,088	416	52,930
Terence J. Mitchell	—	28,684	578	132	35,435
(1)	Non-qualified deferred compensation includes benefits provided under the BMP.
(2)	Contributions in the last fiscal year and aggregate balance at last fiscal year end both reflect compensation items recognized in 2012 in the Summary Compensation Table. The transfer of assets into the individual accounts either has occurred during 2013 or is expected to occur prior April 30, 2013.
(3)	Earnings did not accrue at above-market or preferential rates. These numbers are not reflected in the Summary Compensation Table.
(4)     Amount represents pass through dividend on shares of Common Stock held in the ESOP overflow component of the BMP.
(5)	None of these amounts have been historically included in total compensation included in the Summary Compensation Table on page 22.

Termination and Change in Control Benefits
The Company provides additional benefits, not included in the previous tables, to the Named Executive Officers in the event of retirement or termination of employment in certain circumstances and in the event of a change in control.
Employment Agreements
The Company and the Bank are parties to the Employment Agreements with each of the Senior Executives. See "Compensation Discussion and Analysis – Potential Payments Upon Termination and Change of Control" for a discussion of the Employment Agreements.
Retention Agreements
The Bank has, jointly with the Company, entered into the Retention Agreements with the Contract Employees.  See "Compensation Discussion and Analysis – Potential Payments Upon Termination and Change of Control" for a discussion of the Retention Agreements.

The following table provides an estimate of the value of termination and change of control benefits, assuming termination of employment or a change in control occurred on December 31, 2012.
	Vincent F. Palagiano	Michael P. Devine	Kenneth J. Mahon	Daniel J. Harris	Terence J. Mitchell
Death
Death Benefit(1)	$2,130,000	$1,680,000	$1,248,000	-	-
Stock Option Vesting(9)	-	64,211	42,938	$30,350	-
Restricted Stock Vesting(10)	-	476,788	318,803	260,674	$68,394
Incentive Award Vesting(11)	399,769	37,019	24,750	18,713	18,047

Disability
Disability Benefit(2)	$2,130,000	1,680,000	1,248,000	-	-
Stock Option Vesting(9)	-	64,211	42,938	30,350	-
Restricted Stock Vesting(10)	-	476,788	318,803	260,674	68,394
Incentive Award Vesting(11)	399,769	37,019	24,750	18,713	18,047

Discharge without Cause or Resignation with Good Reason – No Change in Control
Severance Pay(3)	1,947,253	1,535,861	1,140,925	-	-
Bonus(4)	1,169,887	851,620	568,020	-	-
ESOP(5)	166,668	128,018	108,340	-	-
Insurance(6)	44,964	44,964	66,570	-	-
401(k) Payment(7)	101,907	78,285	66,258	-	-
BMP-ESOP Payout(8)	-	-	-	-	-
Stock Option Vesting(9)	-	-	-	-	-
Restricted Stock Vesting(10)	-	-	-	-	-
Incentive Award Vesting(11)	399,769	37,019	24,750	18,713	18,047

Discharge without Cause or Resignation with Good Reason – Change in Control Related
Severance Pay(3)	2,065,048	1,628,770	1,209,944	1,007,323	648,413
Bonus(4)	1,240,657	903,137	602,382	540,000	359,121
ESOP(5)	-	-	-	-	-
Insurance(6)	44,964	44,964	66,570	71,094	34,831
401(k) Payment(7)	107,892	82,883	70,150	55,507	36,331
BMP-ESOP Payout(8)	2,119,119	1,442,162	798,247	8,974	8,708
Stock Option Vesting(9)	-	64,211	42,938	30,350	-
Restricted Stock Vesting(10)	-	476,788	318,803	260,674	68,394
Incentive Award Vesting(11)	399,769	37,019	24,750	18,713	18,047
Tax Indemnity/Limitation(12)	2,848,385	2,060,984	1,410,374	830,771	(125,456)

Change in Control – No Termination of Employment
BMP-ESOP Payout(8)	2,119,119	1,442,162	798,247	8,974	8,708
Stock Option Vesting(9)	-	64,211	42,938	30,350	0
Restricted Stock Vesting(10)	-	476,788	318,803	260,674	68,394
Incentive Award Vesting(11)	399,769	37,019	24,750	18,713	18,047
Tax Indemnity/Limitation(12)	-	-	-	-	-

(1)	On termination by reason of death, the Employment Agreements provide for (i) payment of earned but unpaid salary, (ii) benefits to which the executive is entitled as a former employee, (iii) payment for all unused vacation days and floating holidays in the year of termination at the highest rate of annual salary for such year and (iv) a death benefit, payable to the beneficiaries of the executive through life insurance or otherwise. This death benefit is the equivalent on a net after-tax basis of the benefit payable under a term life insurance policy with a stated face value of three times such executive's then annual base salary. This death benefit shall be paid within thirty days of death. The Retention Agreements provide no severance benefits on termination by reason of death, except for (a) earned but unpaid salary, and (b) benefits to which such executive is entitled as a former employee.
(2)	On termination by reason of disability, the Employment Agreements provide for (i) payment of earned but unpaid salary, (ii) benefits to which the executive is entitled as a former employee, (iii) payment for all unused vacation days and floating holidays in the year of termination at the highest rate of annual salary for such year and (iv) a disability benefit. The disability benefit is a lump sum amount equal to three times the executive's then annual base salary, payable within thirty days after termination. The Retention Agreements provide no severance benefits on termination by reason of disability.

(3)	In the event of a termination without cause or a resignation with good reason, the Employment Agreements provide for a lump sum salary severance payment in an amount equal to the present value of the salary that the executive would have earned if he had worked for the Company during the remaining unexpired employment period at the highest annual rate of salary (assuming, if a change in control has occurred, that annual 6% salary increases would apply from the time of the change in control). The present value of this payment is to be determined using a discount rate of six percent (6%) per year, compounded with the frequency corresponding to the Company's regular payroll periods with respect to its officers. In the event of a termination without cause or resignation with good reason, in either event during the assurance period immediately following a change in control (or within three months prior to and in connection with a change in control), the Retention Agreements provide for a lump sum payment in an amount equal to the present value of the salary that the executive would have earned if he had continued working for the Bank during the remaining unexpired assurance period at the highest annual rate of salary achieved during the executive's period of actual employment with the Bank. This present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Code, compounded using the compounding periods corresponding to the Bank's regular payroll periods for its officers. The assurance period for Mr. Harris is three years. The assurance period for Mr. Mitchell is two years. In the event that the employee is a "specified employee" within the meaning of Section 409A of the Code, then, if necessary to comply with Section 409A, payments will be delayed and paid on the first day of the seventh month following separation from service, with any such delayed payments for Messrs. Palagiano, Devine, Mahon and Harris to be held in a grantor trust which meets the requirements of Revenue Procedure 92-65 until such date of payment.
(4)	In the event of a termination without cause or a resignation with good reason, the Employment Agreements provide for a lump sum bonus severance payment in an amount equal to the lump sum salary severance described in footnote (3) above, multiplied by the greater of (i) the target bonus (expressed as a percentage of salary) in effect at the time of termination, and (ii) the average of the actual bonuses (expressed as a percentage of salary) earned for the most recent three years. In the event of a termination without cause or resignation with good reason, in either event during the assurance period immediately following a change in control (or within three months prior to and in connection with a change in control), the Retention Agreements provide for a lump sum payment equal to the amount of incentives the executive would have received under all cash bonus or long-term or short-term cash incentive compensation plans maintained by, or covering employees of, the Bank, if he had continued working for the Bank and had earned the maximum bonus or incentive award in each calendar year that ends during the remaining unexpired assurance period. For Mr. Harris, these incentive payments are to be equal to the product of: (a) the maximum percentage rate at which an award was ever available to him under such incentive compensation plan, multiplied by (b) the salary that would have been paid to him during each such calendar year at the highest annual rate of salary achieved. For Mr. Mitchell, these incentive payments are to be equal to the product of (x) the greater of (i) the target bonus (expressed as a percentage of salary) in effect at the time of termination, and (ii) the average of the actual bonuses (expressed as a percentage of salary) earned for the most recent three years, and (y) the present value of the compensation that would have been paid to him during each such calendar year at the highest annual rate of compensation achieved, calculated using the applicable short-term federal rate prescribed under section 1274(d) of the Code, compounded using the compounding periods corresponding to the Bank's regular payroll periods for its officers. The assurance period for Mr. Harris is three years. The assurance period for Mr. Mitchell is two years. In the event that the employee is a "specified employee" within the meaning of Section 409A of the Code, then, if necessary to comply with Section 409A, payments will be delayed and paid on the first day of the seventh month following separation from service, with any such delayed payments for Messrs. Palagiano, Devine, Mahon and Harris to be held in a grantor trust which meets the requirements of Revenue Procedure 92-65 until such date of payment.
(5)	In the event of a termination without cause or a resignation with good reason in the absence of a change in control, the Employment Agreements provide for a lump sum payment in an amount approximately equal to the present value of three years of participation in the ESOP, and the present value of excess benefits under the BMP that would have been due for three years participation in the ESOP if such benefits were not limited under the Code, where such present value is determined using a discount rate of six percent per annum, compounded with the frequency corresponding to the Company's regular payroll periods with respect to its officers. The Retention Agreements provide for no severance benefits in the event of a termination without cause or a resignation with good reason in the absence of a change in control. Market value is calculated on the basis of $13.89 per share, which was the closing sales price for the Common Stock on the NASDAQ National Market on December 31, 2012.
(6)	In the event of a termination without cause or a resignation with good reason, the Employment Agreements provide for continued group life, health (including hospitalization, medical, major medical, and dental), accident and long-term disability insurance benefits, in addition to benefits to which the executive is entitled as a former employee, after taking into account the coverage provided by any subsequent employer. These continued benefits will be provided if and to the extent necessary to provide the executive and his family and dependents for a period of three years following termination of employment, with coverage identical to, and in any event no less favorable than, the coverage to which they would have been entitled under plans in effect on the date of his termination of employment. If the executive's termination of employment occurs after a change in control, he may elect coverage to which he would be entitled under plans in effect on the date of his termination of employment or during the one-year period ending on the date of such change in control. These continued benefits will be determined as if the executive had continued working for the Company during the remaining unexpired employment period as defined in the Employment Agreement at the highest annual rate of compensation (assuming, if a change in control has occurred, that annual 6% salary increases would apply from the time of the change in control) under the Employment Agreement. In the event of a termination without cause or resignation with good reason, in either event during the assurance period immediately following a change in control, the Retention Agreements provide for continued group life, health (including hospitalization, medical and major medical), accident and long term disability insurance benefits, in addition to benefits to which the executive is entitled as a former employee, and after taking into account the coverage provided by any subsequent employer. These continued benefits will be provided if and to the extent necessary to provide the executive, for the remaining unexpired assurance period, with coverage equivalent to the coverage to which such Contract Employee would have been entitled under plans in effect on the date of his termination of employment. or, if his termination of employment occurs after a change of control, under plans in effect upon the change of control, if the benefits are greater. These continued benefits will be determined as if the Contract Employee had continued working for the Bank during the remaining unexpired assurance period at the highest annual rate of compensation achieved during the Contract Employee's period of actual employment with the Bank. The assurance period for Mr. Harris is three years. The assurance period for Mr. Mitchell is two years. Each figure shown represents the present value of continued insurance benefits for a fixed period of two years for Mr. Mitchell and three years for the remaining Named Executive Officers and assumes no offset for benefits provided by a subsequent employer, calculated on the basis of the assumptions used by the Company in measuring its liability for retiree benefits other than pensions for financial statement purposes under ASC Topic 715. For more information concerning other major assumptions used for these calculations, please refer to Note 15 to the audited consolidated financial statements included in the Company's 2012 Annual Report on Form 10-K.

(7)	In the event of a termination without cause or a resignation with good reason, the Employment Agreements provide for a lump sum payment in an amount approximately equal to the present value of matching contributions for three years of participation in the 401(k) Plan, and the present value of excess benefits under the BMP that would have been due for three years participation in the 401(k) Plan if such benefits were not limited under the Code (assuming, if a change in control has occurred, that annual 6% salary increases would apply from the time of the change in control). Each such present value is determined using a discount rate of six percent per annum, compounded with the frequency corresponding to the Company's regular payroll periods with respect to its officers. In the event of termination without cause or resignation with good reason during the assurance period immediately following a change in control (or within three months prior to and in connection with a change in control), the Retention Agreements provide for a lump sum payment approximately equal to the present value of matching contributions for participation in the 401(k) Plan during the remaining unexpired assurance period, where such present value is determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Code, compounded with the frequency corresponding to the Company's regular payroll periods with respect to its officers. The assurance period for Mr. Harris is three years. The assurance period for Mr. Mitchell is two years.
(8)	The ESOP provides that in the event of a change in control of the Company or Bank, a portion of the proceeds from the sale of the shares of the Common Stock held in a suspense account for future allocation to employees would be applied to repay the outstanding balance on the loan used to purchase the unallocated shares. The remaining unallocated shares (or the proceeds from their sale) would be distributed among the accounts of plan participants in proportion to the balances credited to such accounts immediately prior to such allocation. The Company estimates this distribution to be approximately $6.19 per allocated share, based on 1,703,919 allocated shares that are held by current active participants, 1,016,007 unallocated shares, an outstanding loan balance of $3,567,003, and a price of $13.89 per share, which was the closing sales price for the Common Stock on the NASDAQ National Market on December 31, 2012. The BMP provides eligible employees with benefits that would be due under the ESOP if such benefits were not limited under the Code. The figures shown represent an estimated earnings credit of $6.19 per stock unit credited to each of the Named Executive Officers under the BMP as of December 31, 2012.
(9)	All stock options granted under the 2001 Stock Option Plan and 2004 Stock Incentive Plan provide for full vesting upon death, disability, retirement or change in control. The figures shown reflect the in-the-money value of those stock options that would accelerate, calculated based on the positive difference between the option exercise price and $13.89, which was the closing sales price for a share of Common Stock on December 31, 2012.
(10)	All restricted stock awards granted under the 2004 Stock Incentive Plan provide for full vesting upon death, disability, retirement or change in control. The figures shown reflect the value of those restricted stock awards that would accelerate, calculated based on a per share value of $13.89, which was the closing sales price for a share of Common Stock on December 31, 2012.
(11)	In 2011, Mr. Palagiano was granted an incentive award with a performance period ending December 31, 2013. In 2012, each of the Named Executive Officers was granted an incentive award with a performance period ending December 31, 2014. A description of the payment levels and criteria are set forth in the "Compensation Discussion and Analysis." Upon a change of control, death, disability or retirement, each amount is pro-rated based on performance through the date of such event. Since the amount of the performance awards cannot be determined at this time, the estimate has been prepared based on the target opportunities under each award.

(12)
Cash and benefits paid to Messrs. Palagiano, Mahon and Devine under the Employment Agreements and Messrs. Harris and Mitchell under their Retention Agreements, together with payments under other benefit plans following a change of control of the Bank or the Company may constitute "excess parachute payments" under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank.  Each of the Employment Agreements and Mr. Harris' Retention Agreement include a provision indemnifying the executive on an after-tax basis for any "excess parachute payment" excise taxes.  Mr. Mitchell's Retention Agreement provides that, in the event that the payments provided thereunder constitute "excess parachute payments" under Section 280G of the Code, the payments will be limited to the lesser of 2.99 times his average annual compensation for the last five years, and, if it would result in a greater after tax benefit, the maximum amount that could be paid without triggering the tax under Section 4999 of the Code.  The entry for Mr. Mitchell shows any reduction in payments under his Retention Agreement resulting from this provision.

Transactions With Certain Related Persons

The Company's Lending Policy, which is approved at least annually by the full Board, contains written procedures designed to ensure compliance with all relevant laws related to transactions involving the Company or Bank and any Director, executive officer or their immediate family. The Company's Board of Directors, through its Audit Committee, monitors adherence to these policies on an annual basis.

Federal Reserve Board Regulation O requires that all Bank or Company loans or extensions of credit to certain executive officers, as defined in Regulation O ("Regulation O Officers"), and Directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.  The Bank has in the past made loans or extended credit to Regulation O Officers and also to certain persons related to Regulation O Officers and Directors.  All such loans were: (i) made by the Bank in the ordinary course of business; (ii) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of repayment or present other unfavorable features.  Pursuant to its current written policy, the Bank is prohibited from advancing loans to the Named Executive Officers or Directors.  The policy additionally requires that all Bank loans to executives other than the Named Executive Officers contain terms that are no less favorable to the Bank than those it could have obtained in arms-length negotiations with unaffiliated persons, and do not involve more than normal risk of repayment or contain other unfavorable features. As of the Record Date, the Bank owned one loan with a remaining principal balance of $19,375 that was made to a family member of a Director.  This loan, which is fully secured by a multifamily residential real estate property, was: (i) made by the Bank in the ordinary course of business; (ii) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time of origination for comparable transactions with other persons, and (iii) did not involve more than the normal risk of repayment or present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2003 ("Sarbanes-Oxley") prohibits the extension of personal loans to Directors and executive officers of issuers (as defined in Sarbanes-Oxley).  The prohibition, however, does not apply to mortgages advanced by an insured depository institution, such as the Bank, that is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act.

Delaware General Corporate Law ("DGCL") §143 permits a Delaware corporation, such as the Company, to advance a loan to, guarantee the obligation of, or otherwise assist any officer or other employee of the corporation or its subsidiaries, including employees who are directors of the corporation, whenever, in the judgment of the directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation.  The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.

Pursuant to DGCL §144(a), no contract or transaction between a corporation and its directors or officers, or between a corporation and any other entity in which its directors or officers are directors or officers or have a financial interest, shall be voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or Committee which authorizes the contract or transaction, or solely because any such director's or officer's votes are counted for such purpose, if: (1) the material facts as to the Director's or officer's relationship to the contract or transaction are disclosed or known to the Board or Committee, and the Board or Committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors may be less than a quorum; (2) the material facts as to the Director's or officer's relationship to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, a Committee or the shareholders.

Mr. Curtin is a partner in the law firm of Conway Farrell.  The Bank retains Conway Farrell to conduct loan closings and perform other requested legal services.  Conway Farrell received fees in the amount of $1,706,200 from third parties pursuant to its representation of the Bank in loan closings for the year ended December 31, 2012.  During the year ended December 31, 2012, the Bank also paid $8,250 directly to Conway Farrell for services rendered during the year ended December 31, 2012, of which $7,500 related to loan closings and $750 related to other legal services provided.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and Directors, and persons who own more than 10% of the Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock.  Executive officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that its executive officers, Directors and greater than 10% beneficial owners complied with all applicable filing requirements.

__________________________________________________________________
PROPOSAL 2

APPROVAL OF THE DIME COMMUNITY BANCSHARES, INC.
2013 EQUITY AND INCENTIVE PLAN
__________________________________________________________________

The Board of Directors has adopted the Dime Community Bancshares, Inc. 2013 Equity And Incentive Plan (the "2013 Plan"), subject to shareholder approval.  Provided below is a summary of the Company's reasons for adopting the 2013 Plan and seeking shareholder approval.  The following summary is qualified in its entirety by the full text of the 2013 Plan document.  The 2013 Plan document is included at the end of this Proxy Statement in Appendix A and is incorporated by reference into this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE DIME COMMUNITY BANCSHARES, INC. 2013 EQUITY AND INCENTIVE PLAN.

New Plan Benefits

Due to the discretionary nature of benefits under the 2013 Plan, no estimate of the potential future benefits for any individual or group of individuals is feasible.

Discussion of the 2013 Equity and Incentive Plan

The 2004 Stock Incentive Plan currently permits the Company to make stock, option and stock appreciation right grants to Outside Directors, officers and other employees of the Company or its subsidiaries, other than the CEO.  The 2004 Stock Incentive Plan will expire on May 19, 2014.  The Dime Community Bancshares, Inc. Annual Incentive Plan currently permits the Company to provide cash-based incentive compensation to officers and employees in a manner that enhances the tax deductibility of certain compensation paid to certain executive officers.  The Annual Incentive Plan was last approved by shareholders in 2009 and must be approved by shareholders again no later than 2014 in order to continue to provide enhanced tax deductibility.  The 2013 Plan, if approved by shareholders, would provide the Company with the flexibility to make equity compensation available to Outside Directors, officers (including the CEO) and other employees of the Company or its subsidiaries, and to continue to offer cash-based incentive compensation in a tax-efficient manner to officers (including the CEO) and employees in 2014, and beyond.

Reasons the Company is Requesting Shareholder Approval

The Company is requesting shareholders to approve the 2013 Plan so that the Company may continue to grant stock-based compensation to its directors, officers and employees and may continue offer performance-based cash and equity compensation that is eligible for certain tax benefits to the Company.  The majority of the companies with which the Company competes for directors and management-level employees are public companies that offer stock awards as part of their director and officer compensation packages and offer cash-based incentive compensation to officers.  By approving the 2013 Plan, the shareholders will enable the Company to continue offering a competitive compensation package that is linked to stock price performance and other corporate performance goals in attracting, retaining, motivating and rewarding highly qualified directors and officers.

As a Nasdaq Stock Market listed company, the Company is required to seek the approval of its shareholders before implementing an equity compensation plan such as the 2013 Plan.  Shareholder approval will also enhance the Company's ability to deduct the expense of certain performance-based stock and cash awards for federal income tax purposes.  The Company is seeking shareholder approval in 2013 so that it will be able to plan for and implement executive compensation decisions for 2014 in the ordinary course of business.

If the Company Does Not Receive Shareholder Approval It Will Not Implement the 2013 Plan

If the proposed 2013 Plan is not approved by the Company's shareholders, the 2013 Plan will not be implemented, but the 2004 Stock Incentive Plan will remain in effect in its current form, subject to amendment from time to time by the Board in respects that do not constitute material amendments requiring shareholder approval, through its May 19, 2014 expiration date.  As of March 28, 2013, the number of shares for which additional awards may be made in the future was 249,230, all of which may be issued as stock options or stock appreciation rights, while only up to 188,999 may be issued as restricted stock awards.  In addition, the Annual Incentive Plan will remain in effect but 2013 will be the last year that awards may be made under that plan to certain executive officers.  If shareholders do not approve the proposed 2013 Plan, the Company expects that its Board of Directors will consider substituting other forms of compensation to assure that the Company's compensation packages for officers and directors are competitive with those of other publicly traded financial services companies in the New York City Metropolitan area.

Purpose of the 2013 Plan

The purpose of the 2013 Plan is to promote the Company's growth and profitability; provide certain key officers, employees and directors of the Company and its affiliates with an incentive to achieve corporate objectives; and attract and retain individuals of outstanding competence; by providing such individuals with an equity interest in the Company or other incentive compensation.

Description of the 2013 Plan

Administration.  Initially, the 2013 Plan will be administered by a committee appointed by the Board of Directors consisting of the members of the Compensation Committee of the Company's Board of Directors.  The administrative committee will consist of not less than two members of the Board of Directors.  The administrative committee has broad discretionary powers.  The Board of Directors may exercise any power or discretion conferred on the administrative committee.  In addition, to the extent permitted under Delaware law, the Compensation Committee may delegate to an executive officer or a committee of executive officers the power to make equity-linked awards under the 2013 Plan to employees below the executive officer level.

Stock Subject to the 2013 Plan.  The Company will at all times reserve and keep available such number of Common Stock as may be required to satisfy the needs of the 2013 Plan.  A maximum of 1,000,000 shares of Common Stock may be issued under the 2013 Plan.  As of March 28, 2013, the aggregate fair market value of the shares to be reserved under the 2013 Plan was $14,360,000 based on the $14.36 closing sales price per share of the Company's Common Stock on the Nasdaq Stock Market on March 28, 2013.

In addition, through May 19, 2014, the Company may continue to make equity compensation awards to its Outside Directors, officers (other than the CEO) and employees under the 2004 Stock Incentive Plan.  As of March 28, 2013, up to an additional 249,230 stock option, stock appreciation right or restricted stock awards could be made under the 2004 Stock Incentive Plan, of which only up to 188,999 could be made in the form of restricted stock awards.  The Company anticipates that a substantial portion of these available awards will be used to make awards for 2013 to non-employee Directors, officers (other than the CEO) and employees in the second quarter of 2013.

In selecting a number of shares of Common Stock to reserve for purposes of the 2013 Plan, the Company considered, among other factors:

1)	Its practice in the past three fiscal years of granting approximately 126,000 to 146,000 shares of restricted stock annually to non- employee Directors, officers and employees, not including the CEO.
2)	The potential to begin including equity awards in the CEO's compensation package.
3)	The need for flexibility to accommodate growth in participant headcount and overall compensation trends for officers and non-employee Directors.
4)	The need for flexibility to settle all or part of cash-denominated awards in stock or equity-linked instruments, with deferred settlement or vesting dates, if necessary in the future to accommodate emerging regulatory policies regarding risk mitigation in incentive compensation programs in particular.

The Company believes a reserve of 1,000,000 shares of Common Stock under the 2013 Plan is reasonable in the context of these factors.

Eligibility.  The administrative committee selects the people who may participate in the 2013 Plan.  Any key employee or non-employee Director of the Company, the Bank or any other subsidiary is eligible for selection as a participant.  As of March 28, 2013, there were 51 employees and eight non-employee Directors eligible to be selected for participation.

Terms and Conditions of Awards.  The administrative committee may, in its discretion, grant to eligible employees or non-employee Directors any or all of four types of equity-linked awards that are both expressed in and settled in shares of Common Stock:  stock options, restricted stock awards, restricted stock unit awards and stock appreciation rights.  The administrative committee may also grant non-equity awards in the form of share-denominated awards that are settled in cash, cash denominated awards that are settled in shares of Common Stock and cash-denominated awards that are settled in cash.  The administrative committee may also grant any other type of equity-linked or share-

denominated or cash denominated awards.  The Company believes it is appropriate to provide the administrative committee with this flexibility so that it may take into account emerging practices in the design of future equity and incentive compensation awards in general, and the emerging regulatory requirements for incentive compensation arrangements at financial institutions.

The administrative committee will, in its discretion, determine the type of awards made and establish other terms and conditions applicable to the award.  In establishing terms and conditions, it must observe the following restrictions:

1)
It may not grant awards that will result in the issuance of more than 1,000,000 shares of Common Stock.  Shares actually issued, as well as unissued shares that may be retained to pay the exercise price or provide for required tax withholding for awards, will count against this limit.

2)	It may not grant equity-linked awards in any calendar for more than 60,000 shares to any officer or employee or 25,000 shares to any non-employee Director.
3)
It may not grant cash-denominated awards in any calendar year, whether settled in cash or shares, for more than $2,000,000 to any officer or employee and may not make such awards to non-employee Directors.

4)	It may not grant awards with an effective date that is before the date that the Company receives shareholder approval for the 2013 Plan.

The 60,000 share annual limit on equity awards to individual officers and employees is the same as the shareholder-approved limit on restricted stock awards under the 2004 Stock Incentive Plan.  The 25,000 share limit on equity awards to individual non-employee directors reflects a decrease from the shareholder-approved 60,000 share limit in the 2004 Stock Incentive Plan.  The $2,000,000 annual limit on cash-denominated awards to individual officers and employees reflects an increase from the $1,500,000 shareholder-approved limit under the current Annual Incentive Plan.  The Company believes these limits are appropriate to reflect changes in compensation practices subsequent to shareholder approval of the 2004 Stock Incentive Plan and the current Annual Incentive Plan and to provide flexibility to accommodate future compensation trends.

Stock Options.  The administrative committee establishes the terms and conditions of the stock options that it grants. In creating terms and conditions, it must observe the following restrictions:

1)	It may not grant a stock option with a purchase price that is less than the fair market value of a share of the Company's Common Stock on the date it grants the stock option.
2)	It may not grant a stock option with a term longer than 10 years.

The administrative committee may grant incentive stock options to officers and employees that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment.  Incentive stock options are subject to certain additional restrictions under the Code.  Unless otherwise designated by the administrative committee, options granted under the 2013 Plan will be exercisable for a period of ten years after the date of grant (or for a shorter period ending three months after the option holder's termination of employment due to discharge without cause, one year after termination of employment due to death, disability or retirement, or immediately upon voluntary resignation or termination for cause).  The exercise period may be further extended (but not beyond a maximum option period of ten years) by up to three years in the event of a change of control and, in the event the option is scheduled to expire while a securities trading suspension is in effect for an option holder, until 90 days following the end of the suspension period.

Upon the exercise of an option, the exercise price must be paid in full. Payment may be made in cash, in shares of Common Stock already owned by the option holder, by withholding of shares otherwise issuable upon exercise of the option or in such other consideration as the administrative committee authorizes.  Vested options may be transferred prior to exercise only to certain family members and on the death of the option holder.  If permitted by the administrative committee, options may be exercised before they are vested.  In this event, the shares issued upon exercise will carry a restrictive legend prohibiting transfer prior to the vesting date and requiring that the shares be returned to the Company in exchange for the lesser of the exercise price paid or the fair market value of the shares when returned if the vesting conditions are not satisfied.  Unless otherwise specified by the administrative committee, stock options will not be exercisable prior to vesting and will vest at the rate of 25% per year beginning on the first anniversary of the grant date.  Unless otherwise specified by the administrative committee, in the event of termination of employment due to retirement, death or disability a pro-rated portion (calculated to correspond to the portion of the unvested award that has been expensed for accounting purposes) of the unvested options will become vested.  Unless otherwise specified by the administrative committee, in the event of a change of control followed by discharge without cause or resignation with good reason of an officer or employee, the vesting of all options is accelerated to the date of termination of employment. Unless otherwise specified by the administrative committee, unvested options outstanding to non-employee Directors are 100% vested upon the occurrence of a change in control.

Restricted Stock.    As a general rule, shares of Common Stock that are subject to a restricted stock award are held by the administrative committee for the benefit of the award recipient until vested and, when vested, are transferred to the award recipient.  In the alternative, the administrative committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions.  Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the administrative committee shall exercise any voting or tender rights in its discretion, cash dividends will be passed through to the award recipient and non-cash dividends will be accumulated for distribution at the same time and on the same terms as the related shares.

All restricted stock awards will be subject to a vesting schedule specified by the administrative committee when the award is made.  Unless otherwise specified by the administrative committee, the award will vest at the rate of 25% per year beginning on the first anniversary of the date of grant.  Unless otherwise specified by the administrative committee, in the event of termination of employment due to retirement, death or disability a pro-rated portion (calculated to correspond to the portion of the unvested award that has been expensed for accounting purposes) of the unvested restricted stock will become vested.  Unless otherwise specified by the administrative committee, in the event of a change of control followed by discharge without cause or resignation with good reason of an officer or employee, the vesting of all restricted stock is accelerated to the date of termination of employment.  Unless otherwise specified by the administrative committee, unvested restricted stock outstanding to non-employee Directors is 100% vested upon the occurrence of a change in control. Unless otherwise specified by the administrative committee, all other awards that are unvested at termination of employment will be forfeited, with the award recipient receiving a refund equal to the lesser of the fair market value of the unvested shares at termination of employment or the amount (if any) paid when the award was made.

The administrative committee may also make restricted stock awards in the form of restricted stock units.  A restricted stock unit entitles its holder to one share of Common Stock (or the cash equivalent) for each unit that becomes vested.  Restricted stock units may, if the committee so specifies, provide for deferred settlement, in which case shares of Common Stock in settlement of the unit will not be delivered at the time of vesting but instead will be delivered at a future settlement date, and provide for the payment of dividend equivalents.  A restricted stock unit does not carry dividend or voting rights.  With these exceptions, restricted stock unit awards are subject to the same limits and may provide for the same features as restricted stock awards.

Performance-Based Awards.  At the time of grant, the administrative committee may designate a restricted stock award or any non-equity award as a performance-based award.  If it does so, the administrative committee shall establish, in addition to or in lieu of service-based vesting requirements, one or more performance goals which must be attained by the award recipient as a condition of earning the award. The performance goal(s) shall be based on one or more of the following:

(a)	Earnings per common share
(b)	Net income
(c)	Return on average equity
(d)	Return on average assets
(e)	Earnings
(f)	Stock price
(g)	Strategic business objectives, consisting of one or more objectives based upon satisfying specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures
(h)	Operating income
(i)	Operating efficiency ratio
(j)	Net interest spread
(k)	Loan production volumes
(l)	Non-performing loans
(m)	Cash flow
(n)	Total shareholder return
(o)	Net revenue
(p)	Gross revenue
(q)	Operating expense
(r)	Fee income
(s)	Deposit growth
(t)	Capital levels
(u)	Non performing assets
(v)	Loan Charge-offs
(w)	Net interest margin
(x)	except for performance based-awards intended comply with section 162(m) of the Internal Revenue Code, any other performance criteria established by the administrative committee

(y)	Any combination of (a) through (x) above

Performance goals may be established on the basis of reported earnings, cash earnings or core earnings, and on the basis of consolidated results or individual business units and on a risk-adjusted basis and may, in the discretion of the administrative committee, include or exclude extraordinary items and/or the results of discontinued operations, intangibles and/or other items specified at the time the performance goal is established.  Each performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, past performance (or the past performance of individual business units) and/or the past or current performance of other companies.  Attainment of the performance goals will be measured over a performance measurement period specified by the administrative committee when the award is made.  Performance goals will be measured over a period of at least one year. Performance goals must be established no later than 90 days after the beginning of the performance measurement period, and at least 75% of any performance measurement period (determined at the time the performance measurement period is established) will occur after the performance goal(s) are established.

The administrative committee shall determine in its discretion whether the goals have been attained.  If they have been satisfied, it shall certify that fact in writing.  If the performance goals are not satisfied during the performance measurement period, the relevant awards will be forfeited.  If the performance goals and any service-based vesting schedule are satisfied, the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient).  If the performance goals are achieved prior to the end of the performance measurement period, the awards may, if so determined by the administrative committee, be distributed early.

Unless the administrative committee specifies otherwise, in the event of termination of employment due to death or disability prior to the end of the performance measurement period, a pro-rated pay is made based on the portion of the performance measurement period that has elapsed and an estimate of performance through the termination date.  Unless the administrative committee specifies otherwise, in the event of retirement prior to the end of the performance measurement period, a pro-rated payment is made based on the portion of the performance measurement period that has elapsed and either actual performance at the end of the performance measurement period or an estimate of performance through the termination date, whichever produces the lower payment.  Unless the administrative committee specifies otherwise, in the event of a change in control, payment is made in full based on performance through the date of the change in control or if actual performance cannot be measured, based on an assumption of target performance.

Stock Appreciation Rights.   A stock appreciation right affords the holder the right to receive, upon exercise, a payment in cash or shares of Common Stock equal to the positive difference between the exercise price assigned to the right and the fair market value of a share of Common Stock on the exercise date.  The administrative committee establishes the terms and conditions of the stock appreciation rights that it grants. In setting terms and conditions, it must observe the following restrictions:

(1)	It may not grant a stock appreciation right with an exercise price that is less than the fair market value of a share of Common Stock on the date it grants the stock appreciation right.
(2)	It may not grant a stock appreciation right with a term that is longer than 10 years.

The administrative committee may grant either tandem or stand-alone stock appreciation rights.  Tandem stock appreciation rights are granted in tandem with, and are exercisable on the same terms and conditions as, a related stock option that is granted simultaneously.  The exercise of a tandem stock appreciation right cancels the related option and the exercise of a related stock option cancels the tandem stock appreciation right.   Tandem stock appreciation rights may only be settled in shares of Common Stock.  Unless otherwise designated by the administrative committee, stock appreciation rights granted under the 2013 Plan will be stand-alone stock appreciation rights, will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant, will be exercisable for a period of ten years after the date of grant (or for a shorter period ending upon the holder's termination of employment for any reason) and will vest at the rate of 25% per year beginning on the first anniversary of the date of grant. Unless otherwise designated by the administrative committee, in the event of termination of employment due to retirement, death or disability a pro-rated portion (calculated to correspond to the portion of the unvested award that has been expensed for accounting purposes) of the unvested stock appreciation rights will become vested.  Unless otherwise designated by the administrative committee, in the event of a change of control followed by discharge without cause or resignation with good reason of an officer or employee, the vesting of all stock appreciation rights is accelerated to the date of termination of employment.  Unless otherwise designated by the administrative committee, unvested stock appreciation rights outstanding to non-employee Directors are 100% vested upon the occurrence of a change in control.

Other Awards.  The administrative committee has the discretion to create and set the terms and conditions of any other type of equity or non-equity award.  The administrative committee may not use this discretion to create an award that is the equivalent of a stock option or stock appreciation right and that has a term longer than 10 years or an exercise price that is lower than the fair market value of a share of Common Stock on the date the award is made.

Mergers and Reorganizations.  The number of shares available under the 2013 Plan, the maximum limits on awards to individual officers, employees and non-employee Directors and any outstanding awards will be adjusted to reflect any merger, consolidation or business reorganization in which the Company is the surviving entity, and to reflect any stock split, stock dividend or other event where the administrative committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient's rights.  If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, outstanding equity-linked awards may be exchanged for awards linked to the equity of the surviving entity that are designed to neither increase nor diminish the rights of the holders of the outstanding awards or may be settled for a monetary or other payment when the merger, consolidation or reorganization occurs.

Clawback Policy.  All awards under the 2013 Plan are subject to recoupment by the Company under the terms of the Company's prevailing clawback policy.

Conditions of Effectiveness.  The proposed 2013 Plan will become effective upon shareholder approval.  No performance-based  awards will be granted after the fifth anniversary of the 2013 Plan's effective date, unless the list of permissible performance goals is re-approved by the shareholders.

Termination or Amendment

The Board of Directors has the authority to suspend or terminate the 2013 Plan in whole or in part at any time by giving written notice to the administrative committee.

The Board of Directors has the authority to amend or revise the 2013 Plan in whole or part at any time.  As a Nasdaq Stock Market listed company, the Company is required to seek shareholder approval for amendments to the 2013 Plan that are deemed material under the Nasdaq Stock Market listing rules.  The 2013 Plan expressly prohibits any amendment of the 2013 Plan, any modification of an outstanding award, or any other action that has the effect of re-pricing a stock option or stock appreciation right without shareholder approval.  No material amendments affecting the terms of performance-based awards may be made without shareholder approval.

No amendment, suspension or termination may adversely affect any award granted prior to the effective date of the suspension, amendment or termination without the recipient's consent.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting awards that may be granted under the 2013 Plan.  Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy.  Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary.  The 2013 Plan is not a qualified plan under Section 401(a) of the Code.

Restricted Stock Awards.  Restricted stock awards and restricted stock unit awards under the 2013 Plan do not result in federal income tax consequences to either the Company or the award recipient when they are made.  Once the award is vested and the shares subject to the award (or their monetary value) are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date.  The Company will generally be allowed to claim a deduction, for compensation expense, in a like amount.  If dividends are paid on unvested shares held under the 2013 Plan, such dividend amounts will also be included in the ordinary income of the recipient.  The Company will be allowed to claim a deduction for compensation expense for this amount as well.  In certain cases, a recipient of a restricted stock award that is not a performance-based restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.

Stock Options.  Incentive stock options will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment (one year in cases of termination due to death or disability), the exercise will similarly not create federal income tax consequences. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income. The amount by which the fair market value of the shares acquired on exercise exceeds the option exercise price will be an item of adjustment in the year of exercise for purposes of determining the option holder's liability, if any, for alternative minimum tax.

Incentive stock options that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are treated as non-qualified stock options. Non-qualified stock options will not create federal income tax consequences when they are granted.  When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates.  A cash payment, if directed by the administrative committee, on a merger or other reorganization under the 2013 Plan's business reorganization provisions, is taxed as if it were the exercise of a non-qualified stock option followed immediately by a resale of the stock acquired by exercising the option.
When a non-qualified stock option is exercised, the Company may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised. A cash payment, if directed by the administrative committee on a merger or other reorganization under the 2013 Plan's business reorganization provisions is deductible as if it were the exercise of a non-qualified stock option.

Stock Appreciation Rights.  Stock appreciation rights do not have federal income tax consequences for recipients or the Company when they are granted.  When a stock appreciation right is exercised, the amount paid in settlement is included in the payee's gross income for federal income tax purposes, and the Company may be entitled to claim a federal tax deduction for a like amount.

Other Awards.  As a general rule, other types of awards that may be made under the plan will be includible in the ordinary income of the recipient for federal income tax purposes when paid or otherwise settled and the Company  will generally be allowed to claim a deduction, for compensation expense, in an amount equal to the amount includible in the recipient's ordinary income.

Deduction Limits.  Section 162(m) of the Code limits the Company's deductions for compensation in excess of $1,000,000 per year for the CEO serving in that position at the end of the year and the three other non-CFO Named Executive Officers serving at the end of the year who are named in the Summary Compensation Table because their compensation is highest (collectively, "covered employees"). Section 162(m) generally does not limit deductions for compensation paid to the CFO serving in that position at the end of the year or to any executive officer not serving in such capacity at the end of the year.  Compensation amounts for covered employees resulting from so-called "qualified performance-based compensation" are not subject to this limit.  Restricted stock awards, other than performance-based restricted stock awards, may be subject to this deduction limitation if the amount of the restricted stock awards in addition to other compensation of the executive that is subject to the limit exceeds $1,000,000.  The Company has designed the 2013 Plan so that stock options, stock appreciation rights and performance-based awards may qualify as qualified performance-based compensation that is not subject to the $1,000,000 deduction limit.  The Company expects that the administrative committee will take these deduction limits into account in establishing the size and the terms and conditions of awards.  However, the administrative committee may decide to grant awards all or a portion of which will exceed the deduction limit.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the 2013 Plan.  State and local tax consequences may also be significant.

The following table presents information as of December 31, 2012 with respect to compensation plans under which equity securities of the Company are authorized for issuance:

	EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans [Excluding Securities Reflected in Column (a)] (c)

Equity compensation plans approved by the Company's shareholders	2,456,137	$15.63	249,230	(1)
Equity compensation plans not approved by the Company's shareholders	‑	‑	‑
(1)	All of these shares remained available for future issuance under the 2004 Stock Incentive Plan, of which only 188,999 were eligible to be issued in the form of restricted stock awards.

__________________________________________________________________

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
__________________________________________________________________

General

The Audit Committee of the Board of Directors has appointed the firm of Crowe Horwath LLP to act as the Company's independent auditors (principal accountant) for the year ending December 31, 2013.  A representative of Crowe Horwath LLP is expected to be present at the Annual Meeting, will be provided an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.  No determination has been made as to any action the Audit Committee would take if the shareholders do not ratify the appointment.

Audit Fees

The following table summarizes the aggregate fees either paid or contractually owed by the Company to Crowe Horwath LLP:

	Year Ended December 31,
	2012	2011
Audit Fees (a)	$424,750	$404,500
Audit-Related Fees (b)	74,000	70,000
Tax Fees (c)	—	—
All Other Fees	—	—
Total	$498,750	$474,500

(a)  Fees for audit services in 2012 and 2011 consisted of:

▪	Audits of the Company's annual financial statements
▪	Reviews of the Company's quarterly financial statements
▪	Comfort letters, statutory and regulatory audits, consents and other services related to SEC matters

(b)  Fees for audit-related services in 2012 and 2011 consisted of:
▪	Financial accounting and reporting consultations
▪	Internal control reviews
▪	Employee benefit plan audits

(c)  The Company did not utilize Crowe Horwath LLP for tax compliance or planning and advice services during the years ended December 31, 2012 or 2011.  Fees paid to firms other than Crowe Horwath LLP for tax-related services totaled $177,100 in 2012 and $171,900 in 2011.

Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

i.    Federal, state and local income tax return assistance
ii.   Sales and use, property and other tax return assistance
iii.  Research & Development tax credit documentation and analysis for purposes of filing amended returns
iv.  Requests for technical advice from taxing authorities

There were no tax planning and advice service fees paid for 2012 or 2011.  Tax planning and advice consists of services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result.

Pre-Approval Policy

The services performed by the independent auditor in 2012 were pre-approved in accordance with the Audit Committee's pre-approval policy.  Pursuant to the policy, the Audit Committee must pre-approve all audit and permitted non-audit services to be provided by the independent auditor, including the fees and terms thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2013.

__________________________________________________________________

PROPOSAL 4

ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
__________________________________________________________________

The Company is seeking a non-binding advisory vote on the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

As discussed in the Compensation Discussion and Analysis, the Company's executive compensation program has been designed to attract, retain and motivate the highest quality executive officers, directly link pay to the Company's performance, and build value for its shareholders.  The Company's executive compensation philosophy is, with the benefit of objective input from an independent consultant, to provide competitive target compensation opportunities with actual amounts earned commensurate with financial performance and the generation of long-term value to shareholders.  The Company believes that the compensation data in this Proxy Statement demonstrates the success of this philosophy.

This proposal, commonly known as a "Say-on-Pay" proposal, gives the Company's shareholders the opportunity to express their views on the compensation provided to Named Executive Officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers.

Accordingly, the Board invites you to review carefully the Compensation Discussion and Analysis, as well as the tabular and other disclosures on compensation under the section titled "Compensation" and approve the following resolution:

RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Under applicable law, the Say-on-Pay vote is advisory, and therefore not binding on the Company or its Board of Directors. The shareholders' advisory vote will not overrule any decision made by the Board or any of its Committees or create or imply any additional fiduciary duty by the Company's Directors. The Company's Board of Directors and Compensation Committee value the opinions of shareholders and will consider the voting results, along with relevant factors, in connection with their ongoing executive compensation activities.

THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE "FOR" APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

The Company's Board of Directors provides a process for shareholders to send communications to the Board.  The Company's Policy Regarding Shareholder Communication with the Board is available on its website at www.dime.com by selecting "About Us" then "Investor Relations" and then "Governance Documents" within the "Investor Relations" menu.

OTHER MATTERS

As of the date of this Proxy Statement, the Company's Board of Directors is not aware of any other matters to be brought before the shareholders at the Annual Meeting.  If, however, any other matters not known are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

2014 ANNUAL MEETING SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the Company's Proxy Statement and form of proxy for the annual meeting to be held in 2014, all shareholder proposals, including, but not limited to, nominations for Director, must be submitted to the Secretary of the Company at its offices at

209 Havemeyer Street, Brooklyn, New York 11211 on or before December 13, 2013.  Under the Company's Bylaws, shareholder nominations for Director and shareholder proposals not included in the Company's 2014 Proxy Statement, in order to be considered for possible action by the shareholders at the annual meeting to be held in 2014, must be delivered to or received by the Secretary of the Company, at the address set forth above: (i) sixty days in advance of such meeting if such meeting is to be held on a day which is within thirty days preceding the anniversary of the previous year's annual meeting, or ninety days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an annual meeting held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders.  Notice shall be deemed to be first given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, the Associated Press or a comparable national news service, or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.  A shareholder's notice to the Secretary shall set forth such information as required by, and otherwise comply with, the Company's Bylaws.  Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card relating to an annual meeting any shareholder proposal or nomination which does not satisfy all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received.

The Board of Directors will review any shareholder proposals that are filed as required and determine whether such proposals satisfy applicable criteria for consideration at the annual meeting to be held in 2014.

Multiple Shareholders Sharing One Address

Only one copy of the Proxy Statement and Annual Report are being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders.  The Company will deliver promptly upon written or oral request separate copies of the Proxy Statement and Annual Report to a shareholder at a shared address to which a single copy of the Proxy Statement and Annual Report was delivered.  Shareholders may notify the Company that they desire to receive a separate copy of the current or a future Proxy Statement and Annual Report by writing Dime Community Bancshares, Inc., 209 Havemeyer Street, Brooklyn, NY 11211, Attn: Investor Relations, or by telephoning the Investor Relations Department at (718) 782-6200, ext. 8279.  By using either of these methods, shareholders sharing an address may additionally request delivery of a single copy of a Proxy Statement and Annual Report if they are receiving multiple copies.

Annual Report

A copy of the Annual Report to shareholders for the period ended December 31, 2012, including the consolidated financial statements prepared in conformity with GAAP for the year ended December 31, 2012, accompanies this Proxy Statement.  The consolidated financial statements for the year ended December 31, 2012 have been audited by Crowe Horwath LLP, whose report appears in the Annual Report. Shareholders may obtain, free of charge, a copy of the Annual Report on Form 10-K filed with the SEC (without exhibits) by writing to Kenneth A. Ceonzo, Director of Investor Relations, Dime Community Bancshares, Inc., 209 Havemeyer Street, Brooklyn, New York 11211, or by calling (718) 782-6200, extension 8279, or by accessing the Company's corporate website www.dime.com.

By Order of the Board of Directors

Lance J. Bennett
Secretary
Brooklyn, New York
April 8, 2013

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE‑PAID ENVELOPE PROVIDED.

APPENDIX A

Dime Community Bancshares, Inc.

2013 Equity and Incentive Plan

Adopted March 28, 2013
Effective as of [date of stockholder approval]

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DIME COMMUNITY BANCSHARES, INC.
2013 EQUITY AND INCENTIVE PLAN

Article I

Purpose

Section 1.1                          General Purpose of the Plan. The purpose of the Plan is to promote the growth and profitability of Dime Community Bancshares, Inc., by providing certain directors, key officers and employees of Dime Community Bancshares, Inc. and its Subsidiaries with an incentive to achieve corporate objectives and by attracting and retaining individuals of outstanding competence through a participation interest in the performance of Common Stock of Dime Community Bancshares, Inc. or other incentive vehicles.

Article II

Definitions

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Section 2.1                          Award means a compensation opportunity that is made available under the Plan, whether denominated in Shares, Stock Units or cash.

Section 2.2                          Award Agreement means, with respect to any Award, a written instrument evidencing the Award and establishing the terms and conditions thereof.

Section 2.3                          Bank means The Dime Savings Bank of Williamsburgh, a New York state chartered savings bank, and any successor thereto.

Section 2.4                          Beneficiary means the Person designated by an Eligible Individual to receive any compensation or exercise any right relating to Awards made to that Eligible Individual that may be available following the Eligible Individual's death.

Section 2.5                           Board means the Board of Directors of the Company.

Section 2.6                          Change in Control means any of the following events:

(a)            the occurrence of any event (other than an event described in section 2.6(c)(i)) upon which any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Company; (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (C) any group constituting a person in which employees of the Company are substantial members, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by the Company representing 25% or more of the combined voting power of all of the Company's then outstanding securities; or

(b)            the occurrence of any event upon which the individuals who on the date the Plan is adopted are members of the Board, together with individuals whose election by the Board or nomination for election by the Company's stockholders was approved by the affirmative vote of at least two-thirds of  the members of the Board then in office who were either members of the Board on the date this Plan is adopted or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company; or

(c)            the consummation of:

(i)            a merger or consolidation of the Company with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

(A)            either (I) the members of the Board of the Company immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (II) the shareholders of the Company own securities of the institution resulting from such merger or consolidation representing 80% or more of the combined voting power of all such securities of the resulting institution then outstanding in substantially the same proportions as their ownership of voting securities of the Company immediately before such merger or consolidation; and

(B)            if the entity which results from such merger or consolidation is not the Company, such entity expressly agrees in writing to assume and perform the Company's obligations under the Plan; or

(ii)            a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of its assets; and

(d)            any event that would be described in section 2.6(a), (b) or (c) if the "Bank" were substituted for the "Company" therein.

Section 2.7                          Change in Control Event means a Change in Control that is also a change in ownership or effective control (within the meaning of section 409A of the Code and the regulations thereunder) with respect the Recipient of an Award that constitutes a non-qualified deferred compensation plan for purposes of section 409A of the Code.

Section 2.8                          Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

Section 2.9                          Committee means the Committee described in section 4.1.

Section 2.10                          Company means Dime Community Bancshares, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

Section 2.11                          Covered Employee means, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a "covered employee" (within the meaning of section 162(m) of the Code).

Section 2.12                          Disability means a condition of incapacity, mental or physical, for the performance of services which the Committee determines, on the basis of competent medical evidence, is likely to be permanent, to continue for an indefinite period of at least one hundred eighty (180) days, or to result in death. In the case of an Award that constitutes a non-qualified deferred compensation plan, the existence of a "Disability" shall be determined in accordance with section 409A of the Code and the regulations thereunder.

Section 2.13                          Disinterested Board Member  means a member of the Board who:  (a) is not a current employee of the Company or a subsidiary, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a subsidiary, either directly or indirectly, in any capacity other than as a director except in an amount for which disclosure would not be required pursuant to Item 404(a) of the proxy solicitation rules of the Securities and Exchange Commission and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Items 404(a) or (b) of the proxy solicitation rules of the Securities and Exchange Commission. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list Shares.

Section 2.14                          Earliest Exercise Date means, with respect to an Option, the earliest date on which the Option may be exercised.  The Earliest Exercise Date may, but need not, be the same as the Option's Vesting Date.

Section 2.15                          Effective Date means [date of stockholder approval].

Section 2.16                          Eligible Employee means any employee of the Company, or of a Parent or Subsidiary, whom the Committee may determine to be a key officer or employee and select to receive an Award.

Section 2.17                          Eligible Individual means: (a) any Eligible Employee; and (b) any non-employee director of the Company or a Parent or Subsidiary.

Section 2.18                          Employer means the Company, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other Parent or Subsidiary.

Section 2.19                          Equity Award means an Award that is both denominated and settled in Shares.

Section 2.20                          Exchange Act means the Securities Exchange Act of 1934, as amended.

Section 2.21                          Exercise Period means the period during which an Option or Stock Appreciation Right may be exercised.

Section 2.22                          Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option and on the basis of which the cash payment due upon exercise of a Stock Appreciation Right is computed.

Section 2.23                          Fair Market Value means, with respect to a Share on a specified date:

(a)            the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(b)            if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date, as of the close of the market in New York City and without regard to after-hours trading activity, on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(c)            if sections 2.23(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine such determination to be made, in the case an Award that is intended to constitute a "stock right" for purposes of section 4090A of the Code and the regulations thereunder, in a manner consistent with the requirements of section 409A of the Code and the regulations thereunder.

Section 2.24                          Family Member means, with respect to any Eligible Individual:  (a) any of the Eligible Individual's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Eligible Individual's household (other than as a tenant or employee, directly or indirectly, of the Eligible Individual); (c) a trust in which any combination of the Eligible Individual and Persons described in section 2.24(a) and (b) own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Eligible Individual and Persons described in sections 2.24(a) and (b) control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Eligible Individual and Persons described in sections 2.24(a) and (b) control more than fifty percent (50%) of the voting interests.

Section 2.25                          Incentive Stock Option means a right to purchase Shares that is granted to an Eligible Employee pursuant to section 5.1, that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

Section 2.26                          Non-Equity Award means an Award is either denominated or settled in a medium other than Shares.

Section 2.27                          Non-Qualified Stock Option means a right to purchase Shares that is either (a) granted to an Eligible Individual who is not an Eligible Employee or (b) granted to an Eligible Employee and either (i) is not designated by the Committee to be an Incentive Stock Option, or (ii) does not satisfy the requirements of section 422 of the Code.

Section 2.28                          Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

Section 2.29                          Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

Section 2.30                          Parent means any entity, whether or not incorporated, in an unbroken chain of entities ending with the Company where each entity other than the first entity in the unbroken chain owns stock or other equity interests in one of the other entities in the unbroken chain possessing fifty percent (50%) or more of the combined voting power of all of the other entity's outstanding stock or other interests that vote generally in the election of the other entity's directors or other governing body.

Section 2.31                          Performance-Based Award means an Award the vesting of which is contingent, in whole or in part, on the achievement of one or more Performance Goals.

Section 2.32                          Performance Goal means, with respect to any Performance-Based Award, the performance goal or performance goal(s) established pursuant to section 9.1(a), the attainment of which is a condition of vesting of the Performance-Based Award.

Section 2.33                          Performance Measurement Period means, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured.

Section 2.34                          Permitted Transferee means, with respect any Recipient, a Family Member of the Recipient to whom an Option has been transferred in accordance with section 5.8.

Section 2.35                          Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Section 2.36                          Plan means the Dime Community Bancshares, Inc. 2013 Equity and Incentive Plan, as amended from time to time.

Section 2.37                          Qualifying Termination means a Recipient's termination of service that occurs upon or following a Change in Control that is either (a) an involuntary discharge or removal from office that is not a Termination for Cause or (ii) a voluntary resignation within ninety (90) days following:  (A)  the failure of the Recipient's employer or its stockholders to appoint or re-appoint or elect or re-elect the him to serve in the same position in he was serving on the day before the Change in Control; (B) the expiration of a thirty (30) day period following the date on which the Recipient gives written notice to his employer of its material failure, whether by amendment of its charter or by-laws, action of its board of directors or stockholders or otherwise, to vest in the Recipient the functions, duties, or responsibilities vested in the Recipient on the day before Change in Control (or the functions, duties and responsibilities of a more senior office to which the Recipient may subsequently be appointed), unless during such thirty (30) day period, the Recipient's employer fully cures such failure; (C) the failure of the Recipient's employer to cure a material breach of any employment agreement in effect with him, within thirty (30) days following written notice from the Recipient of such material breach;  (D)  a reduction in the compensation provided to the Recipient, or a material reduction in the benefits provided to the Recipient under his employer's program of employee benefits, compared with the compensation and benefits that were provided to the Recipient on the day before the Change in Control; or (E) a change in the Recipient's principal place of employment that would result in a one-way commuting time in excess of the greater of (I) 30 minutes or (II) the Recipient's commuting time immediately prior to such change.

Section 2.38                          Recipient means the person to whom an Award is made.

Section 2.39                          Restricted Stock Award means an Award made under Article VII of the Plan.

Section 2.40                          Retirement means termination of service with the Employer at or after attainment of age 65 or at or after attaining age 55 and completing at least 10 years of Service; provided, however, that in no event shall a Termination for Cause constitute a Retirement.

Section 2.41                          Service means, unless the Committee provides otherwise in an Award Agreement, service in any capacity as a common-law employee, consultant or non-employee director to the Company or a Parent or Subsidiary.

Section 2.42                          Share means a share of Common Stock, par value $.01 per share, of the Dime Community Bancshares, Inc.

Section 2.43                          Stock Appreciation Right means the right upon exercise to receive, in cash or Shares, the amount equal to the excess (if any) of (a) the Fair Market Value of a Share on the date of exercise over (b) the Exercise Price.

Section 2.44                          Stock Unit means an economic right under the Plan the value of which is equal to the Fair Market Value of a Share.  A Stock Unit may represent a future right to receive a cash payment or Shares in settlement thereof, as specified in the applicable Award Agreement.

Section 2.45                          Subsidiary means any entity, whether or not incorporated, in an unbroken chain of entities beginning with the Company where each entity other than the last entity in the unbroken chain owns stock or other equity interests in one of the other entities in the unbroken chain possessing fifty percent (50%) or more of the combined voting power of all of the other entity's outstanding stock or other interests that vote generally in the election of the other entity's directors or other governing body.

Section 2.46                          Termination for Cause means one of the following:

(a)            for an Eligible Individual who is an officer or employee of the Bank, the Company or any Parent or Subsidiary, termination of employment with the Employer upon the occurrence of any of the following:

(i)            the employee intentionally engages in dishonest conduct in connection with his performance of services for the Employer resulting in his conviction of or plea of guilty or nolo contendere to a felony;

(ii)             the employee is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude;

(iii)            the employee willfully fails or refuses to perform his duties under any employment or retention agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Employer;

(iv)            the employee breaches his fiduciary duties to the Employer for personal profit; or

(v)            the employee's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Employer; and

(b)            for an Eligible Individual who is a  non-employee director, removal for cause under the terms of the charter or by-laws or any law, rule or regulation applicable to the entity upon whose board of directors the individual serves as a non-employee director.

Section 2.46                          Vesting Date means the date on which an Award ceases to be forfeitable.

Article III

Available Shares and Award Limits

Section 3.1                          Shares Available.

The maximum number of Shares that may be issued under the Plan is One Million (1,000,000).  The number of shares available under the Plan shall be:

(a)            reduced by the number of Shares underlying Equity Awards made under the Plan;

(b)            increased by the number of Shares underlying Equity Awards made under the Plan that expire or are canceled or otherwise cease to exist without the issuance of Shares or are forfeited and result in a return of issued Shares; and

(c)            reduced by the number of Shares issued in settlement of Non-Equity Awards.

For avoidance of doubt, if and to the extent that Shares are retained by or returned to the Company for satisfaction of tax withholding obligations or the payment of Exercise Price or other acquisition costs in connection with the vesting, settlement or exercise of an Equity Award, the Shares so retained or returned will not increase the number of Shares available under the Plan.  The number of available Shares shall be subject to further adjustment as provided in section 12.3.

Section 3.2                          Limits on Equity Awards.

The maximum number of Shares that may be awarded in any calendar year to an Eligible Individual in the form of Equity Awards shall be (i) in the case of an Eligible Individual who is also an Eligible Employee, 60,000 Shares and (ii) in all other cases, 25,000 Shares.   The limits established under this section 3.2 are subject to adjustment as provided in section 12.3.

Section 3.3                          Limits on Non-Equity Awards.

(a)            In the case of a Non-Equity Award that is denominated in Shares, the maximum Non Equity Award that may be made to an Eligible Individual in any calendar year shall be   (i) in the case of an Eligible Individual who is also an Eligible Employee,  60,000 Shares and (ii) in all other cases, 25,000 Shares.

(b)            In the case of a Non-Equity Award that is not denominated in Shares (whether or not settled in Shares), the maximum Non-Equity Award that may be made to an Eligible Individual in any calendar year shall be (i) in the case of an individual who is also an Eligible Employee, Two Million Dollars ($2,000,000.00), and (ii) in all other cases, $-0-.

(c)            The limits established under section 3.3(a) and (b) are subject to adjustment as provided in section 12.3.

Article IV

Administration

Section 4.1                          Committee.

(a)            Subject to section 4.1(b), the Plan shall be administered by the members of the Compensation Committee of Dime Community Bancshares, Inc. who are Disinterested Board Members.  If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members.

(b)            The Board may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

(c)            No member of the Committee or the Board shall participate in any action taken by such body under the Plan if he or she is personally affected thereby, unless all members of the Committee or Board, as applicable, are similarly affected.

Section 4.2                          Committee Action.

The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper.  A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee.  All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties.  Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

Section 4.3                          Committee Responsibilities.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a)            to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares and/or dollar amounts subject to the Awards, if any, to be granted, and the terms and conditions thereof;

(b)            with the consent of the Recipient or Beneficiary, as applicable, amend or modify the terms of any outstanding Award or accelerate or defer the Vesting Date or Earliest Exercise Date thereof, but any such amendment or modification to an Award that constitutes a non-qualified deferred compensation plan within the meaning of section 409A of the Code and the regulations thereunder shall conform to the requirements of section 409A of the Code and the regulations thereunder;

(c)            to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(d)            to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

Section 4.4                          Delegation.

(a)            To the extent permitted under Delaware law, the Committee may delegate to an executive officer, or committee of executive officers, of the Company all or any portion of its power and discretion to grant Awards to any Eligible Employee who is not an executive officer and to establish and modify the terms and conditions of such Awards; provided, however, that such delegation shall impose a limit on the aggregate number of Shares which may be issued in settlement of Awards made under such delegated authority and shall establish, specifically or by formula or reference to an established index or other objective means, the Exercise Price for any Option or Stock Appreciation Right granted under such delegated authority.  The Committee may revoke any delegation made at any time, but such revocation shall not affect actions previously taken in good faith in reliance on delegated authority.

(b)            Subject to such limits as it may in its discretion impose, the Committee may delegate to any officer of the Company the power and discretion to establish administrative rules, regulations and procedures for the administration of the Plan and Awards made under the Plan that are of general application to all parties similarly situated and to perform administrative functions.  In no event shall such delegated authority extend to the establishment of the material terms of Awards to executive officers, including but not limited to the application or enforcement of service-based or performance-based vesting conditions, the acceptance of Shares or withholding of Shares from exercised Awards in satisfaction of withholding taxes or payment of Exercise Price or any other matter required under applicable law, rule or regulation of any governmental authority, or of any self-regulatory body to which the Company chooses to be subject, to be determined by the Board, the independent members of the Board, or a committee consisting exclusively of independent members of the Board.

(c)            For the purposes of this section 4.4, the Company's "executive officers" at any relevant time shall be the officers of the Company who, by virtue of their positions as officers, are required to file, or actually do file, beneficial ownership reports with the Securities and Exchange Commission pursuant to section 16 of the Exchange Act.

Article V

Options

Section 5.1                          Grant of Options.

(a)            Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Individual an Option to purchase Shares.  An Option for an Eligible Employee must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option. An Option for an Eligible Individual who is not an Eligible Employee shall be a Non-Qualified Stock Option.

(b)            Any Option granted under this section 5.1 shall be evidenced by a written Award Agreement which shall:

(i)            specify the number of Shares covered by the Option determined in accordance with section 5.2;

(ii)            specify the Exercise Price, determined in accordance with section 5.3, for the Shares subject to the Option;

(iii)            specify the Earliest Exercise Date and the Exercise Period determined in accordance with section 5.4;

(iv)            specify the Vesting Date determined in accordance with section 5.5;

(v)            set forth specifically or incorporate by reference the applicable provisions of the Plan; and

(vi)            contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to an Option granted to an Eligible Individual.

Section 5.2                          Size of Option Award.

Subject to Article III and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3                          Exercise Price.

The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4                          Exercise Period; Earliest Exercise Date.

(a)            Subject to section 5.4(b), the Exercise Period during which an Option may be exercised shall commence on the Earliest Exercise Date specified by the Committee in the Award Agreement (or, if no Earliest Exercise Date is specified in the Award Agreement, on the Vesting Date).  It shall expire on the date specified in the Award Agreement (and in any event no later than the tenth anniversary of the date of grant) or, if no date is specified, on the earliest of:

(i)            the date and time when the Recipient terminates Service for any reason other than the Recipient's death, Disability or discharge that is not a Termination for Cause; and

(ii)            the last day of the three-month period that begins on the date and time when the Recipient terminates Service due to discharge that is not a Termination for Cause;

(iii)            the last day of the one-year period that begins on the date and time when the Recipient terminates Service due to the Recipient's death or Disability; and

(iv)            the last day of the ten-year period commencing on the date on which the Option was granted.

A Recipient's termination of Service prior to the Earliest Exercise Date of an Option shall, unless otherwise provided in the Award Agreement, result in the Option being canceled without consideration at the close of business on the last day of Service.  An Option that remains unexercised at the close of business on the last day of the Exercise Period (including but not limited to an Option whose Earliest Exercise Date has not occurred) shall be canceled without consideration at the close of business on the last day of the Exercise Period.

(b)             Unless otherwise determined by the Committee and specified in the Award Agreement:

(i)            if a Change in Control occurs while an Option is outstanding and on or before its scheduled expiration date, then for purposes of exercising vested Options, the date on which the Exercise Period expires shall be extended to the earliest to occur of:  (A) the tenth (10th) anniversary of the date the Option was granted; and (B) the third (3rd) anniversary of the date of the Change in Control; or any later date determined under section 5.4(b)(ii) or (iii);

(ii)            if a Change in Control occurs while an Option is outstanding and on or before its Earliest Exercise Date, then solely for the purpose of measuring the Exercise Period (but not for purposes of vesting), the Recipient of the Option shall be deemed to continue in Service through the applicable Earliest Exercise Date, and the date on which the Exercise Period expires shall be extended to the     earliest to occur of:  (A) the tenth (10th) anniversary of the date the Option was granted; (B) the third (3rd) anniversary of the date of the Change in Control; and (C) ninety (90) days after the Earliest Exercise Date; or any later date determined under section 5.4(b)(i) or (iii);

(iii)            if, on the date an Option is otherwise scheduled to expire, the holder of the Option may not then exercise the Option or sell Shares on a national securities exchange without violating applicable federal, state or local securities laws or the terms of a securities trading blackout (including but not limited to a blackout period established under the Company's securities trading policy or a contractual lockup in connection with a securities offering or other transaction involving the Company), the date on which the Exercise Period expires shall be extended to the earliest to occur of:  (A) the tenth (10th) anniversary of the date the Option was granted; and (B) ninety (90) days after the last day of the securities trading blackout; or any later date determined under section 5.4(b)(i) or (ii); and

(iv)            the Earliest Exercise Date (but not the Vesting Date) of any Option outstanding on the date of the Recipient's termination of Service due to death or Disability shall be accelerated to the date of such termination of Service provided that the Recipient of such Option remained in continuous Service during the period beginning on the date the Option is granted and ending on the date of termination of Service.

Section 5.5                          Vesting Date.

(a)            Subject to section 5.5(b), the Vesting Date for each Option granted under the Plan shall be the date determined by the Committee and specified in the Award Agreement.  If no provision for vesting is made in the Award Agreement, the Vesting Date shall be:

(i)            the first anniversary of the date of grant, as to 25% of the Shares subject to the Option as of the date of grant;

(ii)            the second anniversary of the date of grant, as to an additional 25% of the Shares subject to the Option as of the date of grant;

(iii)            the third anniversary of the date of grant, as to an additional 25% of the Shares subject to the Option as of the date of grant;

(iv)            the fourth anniversary of the date of grant, as to any remaining balance of the Shares subject to the Option as of the date of grant;

(vi)            in the event of the Recipient's termination of Service due to the Recipient's Retirement, Death or Disability, the date of termination of Service, as to a pro-rated portion of the unvested Options computed to correspond to the portion of such unvested Options for which expense has been accrued on the Company's financial statements.

Failure of a Recipient to remain in continuous Service during the period beginning on the date an Option is granted and ending on the Option's Vesting Date shall result in a cancellation of the Option without consideration at the earliest date and time at which the Recipient is not in continuous Service.

(b)            Except to the extent that an applicable Award Agreement expressly provides otherwise:  (i) each Option granted to an Eligible Individual who is not an Eligible Employee that is outstanding under the Plan on the date on which a Change in Control occurs shall be 100% vested and non-forfeitable as of the date of the Change in Control; and (ii) each Option that is outstanding to an Eligible Employee on the date such Eligible Employee experiences a Qualifying Termination shall be 100% vested and nonforfeitable on the date of such Qualifying Termination.

Section 5.6                          Additional Restrictions on Incentive Stock Options.

An Option granted to an Eligible Employee designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

(a)            If, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to an Option intended to be an Incentive Stock Option which first become available for purchase during such calendar year, and (ii) equals the Fair Market Value (determined as of the date of grant) of Shares subject to any other options intended to be Incentive Stock Options and previously granted to the same Eligible Employee which first become exercisable in such calendar year, then that number of Shares optioned which causes the sum of (i) and (ii) to exceed $100,000 shall be deemed to be Shares optioned pursuant to a Non-Qualified Stock Option or Non-Qualified Stock Options, with the same terms as the Option or Options intended to be an Incentive Stock Option;

(b)            The Exercise Price of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the Fair Market Value of a Share, and if an Option designated as an Incentive Stock Option shall be granted at an Exercise Price that does not satisfy this requirement, the designated Exercise Price shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

(c)            The Exercise Period of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company, shall expire no later than the fifth anniversary of the date on which the Option was granted, and if an Option designated as an Incentive Stock Option shall be granted for an Exercise Period that does not satisfy this requirement, the designated Exercise Period shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

(d)            An Incentive Stock Option that is exercised during its designated Exercise Period but more than:

(i)            three (3) months after the termination of employment with the Company and all of its Parents and Subsidiaries (other than on account of disability within the meaning of section 22(e)(3) of the Code or death of the Eligible Employee to whom it was granted); or

(ii)            one (1) year after such individual's termination of employment with the Company, a parent or a subsidiary due to disability (within the meaning of section 22(e)(3) of the Code) or death;

may be exercised in accordance with the terms of the Option but shall at the time of exercise be treated as a Non-Qualified Stock Option; and

(e)            Except with the prior written approval of the Committee, no individual shall dispose of Shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, or (ii) the first anniversary of the date on which the Shares were acquired.

Section 5.7                          Method of Exercise.

(a)            Subject to the limitations of the Plan and the Award Agreement, an Option Holder may, at any time after the Earliest Exercise Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased.  An Option Holder shall exercise an Option to purchase Shares by:

(i)            givingnotice, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

(ii)            delivering full payment, consistent with section 5.7(b), for the Shares as to which the Option is to be exercised; and

(iii)            satisfying such other conditions as may be prescribed in the Award Agreement.

(b)            The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:

(i)            in cash (by certified or bank check or such other instrument as the Company may accept); or

(ii)            if and to the extent not prohibited by the Committee, either (A) in the form of Shares already owned by the Option holder as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid or (B) by withholding from delivery upon exercise of the Option that number of Shares having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iii)            such other method of payment as the Committee may permit; or

(iv)            by a combination thereof.

Unless prohibited by the Committee, payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

(c)            When the requirements of section 5.7(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 8.3.

Section 5.8                          Limitations on Options

(a)            An Option by its terms shall not be transferable by any Option Holder, except that (i) a Recipient may transfer a Non-Qualified Stock Option to the Recipient's Family Members during his lifetime; and (b) any Option Holder may transfer Options remaining unexercised at his death to a Beneficiary or by will or by the laws of descent and distribution. Any permitted transfer to Family Members shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and shall be recognized only if such notice is received by the Company prior to the death of the person giving it.  Thereafter, the Permitted Transferee shall have, with respect to such Option, all of the rights, privileges and obligations which would attach thereunder to the Recipient except the right to transfer the Option to Family Members.  If a privilege of the Option depends on the life, Service, employment or other status of the transferor, such privilege of the Option for the transferee shall continue to depend on the life, Service, employment or other status of the transferor. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein.

(b)           The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

Article VI

Stock Appreciation Rights

Section 6.1                          Grant of Stock Appreciation Rights.

(a)            Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Individual a Stock Appreciation Right.  A Stock Appreciation Right must be designated as either a tandem Stock Appreciation Right or a stand-alone Stock Appreciation Right and, if not so designated, shall be deemed to be a stand-alone Stock Appreciation Right.  A tandem Stock Appreciation Right may only be granted at the same time as the Option to which it relates.

(b)            Any Stock Appreciation Right granted under this section 6.1 shall be evidenced by a written Award Agreement which shall:

(i)            in the case of a tandem Stock Appreciation Right, relate to the same number of Shares; be settled only in Shares; have the same Exercise Price, Exercise Period, Vesting Date and other terms and conditions as the Option to which it relates and provide that the exercise of the related Option shall be deemed to cancel the Stock Appreciation Right for a like number of Shares and that the exercise of the Stock Appreciation Right shall be deemed to cancel the related Option for a like number of Shares;

(ii)            in the case of a stand-alone Stock Appreciation Right:

(A)            specify the number of Shares covered by the Stock Appreciation Right;

(B)            specify the Exercise Price, determined in accordance with section 7.3;

(C)            specify the Earliest Exercise Date and the Exercise Period;

(D)            specify the Vesting Date;

(E)            specify whether the Stock Appreciation will be settled in cash or in Shares;

(F)            set forth specifically or incorporate by reference the applicable provisions of the Plan; and

(G)            contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to a Stock Appreciation Right granted to an Eligible Individual.

Section 6.2                          Size of Stock Appreciation Right.

Subject to Article III and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted stand-alone Stock Appreciation Rights shall be determined by the Committee, in its discretion; provided, however, that a tandem Stock Appreciation Right shall be granted for a number of Shares no greater than the number of Shares subject to the related Option.

Section 6.3                          Exercise Price.

The price per Share at which a  stand-alone Stock Appreciation Right may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 6.4                          Exercise Period.

(a)            Subject to section 6.4(b), the Exercise Period during which a stand-alone Stock Appreciation Right may be exercised shall commence on the Vesting Date and shall expire on the date specified in the Award Agreement (and in any event no later than the tenth anniversary of the date of grant) or, if no date is specified, on the earliest of:

(i)            the date and time when the Recipient terminates Service for any reason; and

(ii)            the last day of the ten-year period commencing on the date on which the Option was granted.

A Recipient's termination of Service prior to the Vesting Date of a Stock Appreciation Right shall, unless otherwise provided in the Award Agreement, result in the Stock Appreciation Right being canceled without consideration at the close of business on the last day of Service.  A Stock Appreciation Right that is vested and remains unexercised at the close of business on the last day of the Exercise Period shall be deemed automatically exercised on such date.

Section 6.5                          Vesting Date.

(a)            Subject to section 6.5(b), the Vesting Date for each stand-alone Stock Appreciation Right granted under the Plan shall be the date determined by the Committee and specified in the Award Agreement or, if no provision for vesting is made in the Award Agreement, the Vesting Date shall be:

(i)            the first anniversary of the date of grant, as to 25% of the Shares subject to the Stock Appreciation Right as of the date of grant;

(ii)            the second anniversary of the date of grant, as to an additional 25% of the Shares subject to the Stock Appreciation Right as of the date of grant;

(iii)            the third anniversary of the date of grant, as to an additional 25% of the Shares subject to the Stock Appreciation Right as of the date of grant;

(iv)            the fourth anniversary of the date of grant, as to any remaining balance of the Shares subject to the Stock Appreciation Right as of the date of grant;

(v)            in the event of the Recipient's termination of Service due to the Recipient's Retirement, Death or Disability, the date of termination of Service, as to a pro-rated portion of the unvested Stock Appreciation Right computed to correspond to the portion of such unvested Stock Appreciation Right for which expense has been accrued on the Company's financial statements.

Failure of a Recipient to remain in continuous Service during the period beginning on the date a Stock Appreciation Right is granted and ending on the Stock Appreciation Right's Vesting Date shall result in a cancellation of the Stock Appreciation Right without consideration at the earliest date and time at which the Recipient is not in continuous Service.

(b)            Except to the extent that an applicable Award Agreement expressly provides otherwise:  (i) each Stock Appreciation Right granted to an Eligible Individual who is not an Eligible Employee that is outstanding under the Plan on the date on which a Change in Control occurs shall be 100% vested and non-forfeitable as of the date of the Change in Control; and (ii) each Stock Appreciation Right that is outstanding to an Eligible Employee on the date such Eligible Employee experiences a Qualifying Termination shall be 100% vested and nonforfeitable on the date of such Qualifying Termination.

Section 6.6                          Method of Exercise.

(a)            Subject to the limitations of the Plan and the Award Agreement, a Recipient may, at any time after the Vesting Date and during the Exercise Period, exercise his or her Stock Appreciation Right as to all or any part of the Shares to which the Stock Appreciation Right relates; provided, however, that the minimum number of Shares as to which a Stock Appreciation Right may be exercised shall be 100, or, if less, the total number of Shares relating to the Stock Appreciation Right which remain unexercised.  A Recipient shall exercise a Stock Appreciation Right by:

(i)            giving written notice, in such form and manner as the Committee may prescribe, of his intent to exercise the Stock Appreciation Right; and

(ii)            satisfying such other conditions as may be prescribed in the Award Agreement.

Any stand-alone Stock Appreciation Rights that are vested and remain unexercised at the expiration date of the relevant Exercise Period shall be deemed automatically exercised on such date without the requirement of notice or any other action on the part of the Recipient.

(b)            When the requirements of section 6.6(a) have been satisfied, the Committee shall take such action as is necessary to cause the remittance to the Recipient (or, in the event of his death, his Beneficiary) of a payment in an amount per Share equal to the excess (if any) of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price per Share, or, if applicable Shares with an aggregate Fair Market Value of a like amount.

Article VII

Restricted Stock Awards

Section 7.1                          In General.

(a)            Each Restricted Stock Award shall be evidenced by an Award Agreement issued by the Committee to the Eligible Individual, which Award Agreement shall:

(i)             specify the number of Shares or Stock Units covered by the Restricted Stock Award;

(ii)            specify the amount (if any) which the Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and nonassessable under applicable law);

(iii)            specify whether the Restricted Stock Award is a Performance-Based Award and, if it is, the applicable Performance Goal or Performance Goals;

(iv)            specify the date of grant of the Restricted Stock Award; and

(v)            specify the Vesting Date for the Restricted Stock Award;

(vi)            if the restricted is denominated in Stock Units, specify whether settlement of the Award shall be in cash or Shares and the settlement date, which may but need not be the Vesting Date.

and contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

(b)            All Restricted Stock Awards shall be in the form of issued and outstanding Shares or Stock Units.  Restricted Stock Awards in the form of issued and outstanding Shares shall be in Shares that are either:

(i)            registered in the name of the Committee or other trustee or custodian for the benefit of the Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

(ii)            registered in the name of Recipient and held by the Committee, together with a stock power executed by the Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

(iii)            registered in the name of and delivered to the Recipient.

In any event, the certificates evidencing the Shares shall at all times prior to the applicable Vesting date bear the following legend:

The Common Stock evidenced hereby is subject to the terms of an Award Agreement between Dime Community Bancshares, Inc. and [Name of Recipient] dated [Date] made pursuant to the terms of the Dime Community Bancshares, Inc. 2013 Equity and Incentive Plan, copies of which are on file at the executive offices of Dime Community Bancshares, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.

(c)            An Award by its terms shall not be transferable by the Eligible Individual other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Award shall be distributable, during the lifetime of the Recipient, only to the Recipient.

(d)            An Award that is denominated in Stock Units shall be settled as soon as practicable, and in any event, within 2-1/2 months, after its Vesting Date unless a later settlement date is specified in the Award Agreement.

Section 7.2                          Vesting Date.

(a)            The Vesting Date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Agreement and, if no date is specified in the Award Agreement, shall be the first anniversary of the date of grant as to 25% of the Shares; the second anniversary of the date of grant as to an additional 25% of the Shares; the third anniversary of the date of grant as to an additional 25% of the Shares; and the fourth anniversary of the date of grant as to the remaining balance of the Shares. Failure of a Recipient to remain in continuous Service during the period beginning on the date an Award is granted and ending on the Award's Vesting Date shall result in (i) in the case of an Award that is not in the form of outstanding Shares, a cancellation of the Award without consideration at the earliest date and time at which the Recipient is not in Service; and (ii) in the case of an Award that is in the form of issued and outstanding Shares for which the Recipient has paid monetary consideration, a return of the Shares forfeited to the Company, and the Committee shall cause the Company to pay to the Recipient, an amount equal to the lesser of (A) the amount of monetary consideration paid for the Shares that are forfeited and (B) the Fair Market Value of the Shares forfeited determined on the date of the forfeiture.

(b)            Except to the extent that an applicable Award Agreement expressly provides otherwise, in the event of the Recipient's termination of Service due to the Recipient's Retirement, Death or Disability, an outstanding Restricted Stock Award will vest, as of the date of termination of Service, as to a pro-rated portion of the unvested Restricted Stock Award computed to correspond to the portion of which unvested Options for which expense has been accrued on the Company's financial statements.  Except to the extent that an applicable Award Agreement expressly provides otherwise:  (i) each Restricted Stock Award granted to an Eligible Individual who is not an Eligible Employee that is outstanding under the Plan on the date on which a Change in Control occurs shall be 100% vested and non-forfeitable as of the date of the Change in Control; and (ii) each Restricted Stock Award that is outstanding to an Eligible Employee on the date such Eligible Employee experiences a Qualifying Termination shall be 100% vested and nonforfeitable on the date of such Qualifying Termination.

Article VIII

Other Awards

Section 8.1                          Other Equity Awards.

Subject to the terms of the Plan and such other limits and the Board may impose, the Committee may award any other type of Equity Award that is both denominated and settled in Shares and establish the terms and conditions thereof, which shall be set forth in an Award Agreement.  Any Award under this section 8.1 that is the functional equivalent of an Option, Stock Appreciation Right or Restricted Stock Award shall conform to the requirements of Article V, VI or VII, as applicable.

Section 8.2                          Other Non-Equity Awards.

Subject to the terms of the Plan and such other limits as the Board may impose, the Committee may award any type of Non-Equity Award that is either denominated or settled in a medium other than Shares and establish the terms and conditions thereof, which shall be set forth in an Award Agreement; provided, however, that any Non-Equity Award other than a Stock Appreciation Right shall be a Performance-Based Award, and any Award under this section 8.2 that is the functional equivalent of an Option, Stock Appreciation Right or Restricted Stock Award shall conform to the requirements of Article V, VI or VII, as applicable.
.

Article IX

Performance-Based Awards

Section 9.1                           Performance-Based Awards; Performance Goals.

The Committee may designate any Award made under the Plan as a Performance-Based Award.  At the time it grants a Performance-Based Award, the Committee shall establish one or more Performance Goals, the attainment of which shall be a condition of the Recipient's right to retain or receive payment in respect of the Award.  The Performance Goals shall be selected from among the following:

(a)	Earnings per common share
(b)	Net income
(c)	Return on average equity
(d)	Return on average assets
(e)	Earnings
(f)	Stock price
(g)	Strategic business objectives, consisting of one or more objectives based upon satisfying specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures
(h)	Operating income
(i)	Operating efficiency ratio
(j)	Net interest spread
(k)	Loan production volumes
(l)	Non-performing loans
(m)	Cash flow
(n)	Total shareholder return
(o)	Net revenue
(p)	Gross revenue
(q)	Operating expense
(r)	Fee income
(s)	Deposit growth
(t)	Capital levels
(u)	Net interest margin
(v)	Net charge-offs
(w)	Non-performing assets

(x)	Except for Performance-Based Awards intended to comply with section 162(m) of the Code, any other criteria established by the Committee
(y)	Any combination of (a) through (w) above

Performance Goals may be established on the basis of reported earnings, core earnings or cash earnings, tangible, intangible or risk-weighted assets or capital levels, and consolidated results or individual business units and may, in the discretion of the Committee, include or exclude extraordinary items and/or the results of discontinued operations.  Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units) and/or the past or current performance of other companies.  Unless otherwise provided at the time an Award is made or as otherwise permitted under section 162(m) of the Code, any Performance Goal that is determined or expressed on the basis of Generally Accepted Accounting Principles shall be determined or expressed on the basis of Generally Accepted Accounting Principles applied as of the date the Award is made in the preparation of the Company's audited financial statements.

Section 9.2                          Performance Measurement Period.

At the time it grants a Performance-Based Award, the Committee shall establish a Performance Measurement Period for each Performance Goal.   The Performance Measurement Period shall be the period over which the Performance Goal is measured and its attainment is determined.  In no event shall the Performance Measurement Period begin earlier than 90 days prior to the date on which the Performance-Based Award is made or extend for a period of less than twelve (12) months.

Section 9.3                          Certification and Payment or Settlement.

(a)            As promptly as practicable following the end of each Performance Measurement Period, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goals for such Performance Measurement Period have been attained and, if they have been attained, shall certify such fact in writing.  Payment or settlement shall be made as promptly as practicable, and in any event within 2-1//2 months, after the end of the Performance Measurement Period.  Unless otherwise specified in the Plan or the Award Agreement, the recipient must be in continuous Service through the first day after the end of the Performance Period in order to be vested in the Award.

(b)            If the Performance Goals for a Performance-Based Award have been attained and certified, the Committee shall either:

(i)            if the relevant Vesting Date has occurred, cause the Award to be paid or otherwise settled in accordance with its terms; or

(ii)            if the relevant Vesting Date has not occurred, cause the unvested Award to be continued pending vesting or forfeiture in accordance with its terms.

To the extent that any one or more of the relevant Performance Goals have not been attained, the Performance-Based Award shall be forfeited without consideration (other than a refund to the Recipient or his estate of an amount equal to the lesser of the amount (if any) paid by the Recipient for any Shares being forfeited upon their issuance and the Fair Market Value of such Shares on the date of forfeiture).

(c)            If the Performance Goals for any Performance Measurement Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee shall, for any purpose of the Plan, adjust such Performance Goals and make payments accordingly under the Plan; provided, however, that, to the extent required to comply with the requirements of section 162(m) of the Code, any adjustments made in accordance with or for the purposes of this section shall be disregarded for purposes of calculating the Performance Goals for a Performance-Based Award to a Covered Employee if and to the extent that such adjustments would have the effect of increasing the amount of the Award to such Covered Employee.

(d)            If provided by the Committee when a Performance-Based Award is granted, to the extent that the relevant Performance Goals are achieved prior to the end of the Performance Measurement Period and certified by the Committee, a vested Performance-Based Award may be paid or otherwise settled at any time following such certification; provided, however, that, early payment to a recipient who is a Covered Employee shall conform to the requirements of section 162(m) of the Code.

Section 9.4                          Accelerated Vesting and Payment.

Unless otherwise determined by the Committee and specified in the Award Agreement for a Performance-Based Award:

(a)            in the event of the Recipient's termination of Service due to the Recipient's death or Disability, an outstanding Award will vest, as of the date of termination of Service, as to a pro-rated portion of the unvested Award computed to correspond to the portion of the Award for which expense has been accrued on the Company's financial statements; without adjustment up or down for actual achievement relative to the relevant Performance Goals; and

(b)            in the event of the Recipient's termination of Service due to the Recipient's Retirement, an outstanding Award will vest, as of the date of termination of Service, as to a pro-rated portion of the unvested Award computed to correspond to the portion of the Award for which expense has been accrued on the Company's financial statements or if less the pro-rated portion of the full Award (based on the portion of the Performance Measurement Period that has elapsed prior to retirement) that is earned based on actual achievement of the Performance Goals and will in any event be paid or settled only after the extent of achievement of the Performance Goals has been determined and certified; and

(b)            each Award that is outstanding to an Eligible Individual on the date a Change in Control occurs shall vest in full based on (i) the level of actual performance relative to the established Performance Goals as of the date of the Change in Control; or (ii) if actual performance cannot be determined, an assumption that actual performance is at the target level for each Performance Goal; and

(c)            unless otherwise specifically provided to the contrary in this section 9.4, each Award that vests in accordance with this section 9.4 shall be paid or settled, as applicable, as of the accelerated vesting date; provided however, that in the case of an Award that is a non-qualified deferred compensation plan for purposes of section 409A of the Code and the regulations thereunder, the payment acceleration is a permissible acceleration under section 409A of the Code and the regulations thereunder.

Article X

Other Provisions

Section 10.1                           Dividends and Dividend Equivalents.

(a)            Unless the Committee determines otherwise with respect to any Award (other than a Performance-Based Award) that is made in the form of issued and outstanding Shares, and specifies such determination in the relevant Award Agreement, any cash dividends or distributions declared and paid with respect to Shares subject to the Award shall be paid over to the Recipient if, as and when such dividends or distributions are paid to holders of record of Shares, and any other dividend or distribution shall be held and accumulated pending vesting.

(b)            The Committee may award dividend equivalents with respect to any Award that is denominated in Stock Units.  In such event, unless the Committee determines otherwise and specifies such determination in the relevant Award Agreement, dividend equivalents shall be paid as follows:

(i)            in the case of a Performance-Based Award, dividend equivalents with respect to dividends having a record date that is prior to the date on which applicable Performance Goals are satisfied shall be accumulated and held, pending certification of attainment of the relevant Performance Goals and shall be paid only if, when, as and to the extent of attainment of the Performance Goals; and

(ii)            dividend equivalents with respect to dividends having a record date that is prior to the date on which the Stock Units are settled shall be accumulated and paid if, as and when the related Stock Units are settled.

Section 10.2                          Voting Rights.

Unless the Committee determines otherwise with respect to any Award that is in the form of issued and outstanding Shares and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the Shares subject to the Award, shall be exercised consistent with the Board's recommendation to shareholders in each matter for which a recommendation is made and by the Committee in its discretion in all other cases.

Section 10.3                          Tender Offers.

Each Recipient to whom an Award in the form of issued and outstanding Shares is made is outstanding shall have the right to respond, or to direct the response, with respect to the related Shares, to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction for any such Shares shall be given by proxy or ballot (if the Recipient is the beneficial owner of the Shares for voting purposes) or by completing and filing, with such person who shall be independent of the Company as the Committee shall designate in its discretion (if the Recipient is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall not be tendered.

Section 10.4                          Designation of Beneficiary.

An Eligible Individual may designate a Beneficiary to exercise any right or receive the proceeds of any Award to the Eligible Individual that may be exercisable or payable, as applicable upon or following the death of the Eligible Individual.  In the event that the Beneficiary designated by an Eligible Individual dies prior to the Eligible Individual, or in the event that no Beneficiary has been designated, any such rights or proceeds shall convey to the executor or administrator of the Eligible Individual's estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

Section 10.5                          Conditions to Issuance of Shares.

The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Individual or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

Article XI

Special Provisions

Section 11.1                          Tax Withholding Rights.

The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Award any taxes required by law to be withheld with respect to such Award.  Where any Person is entitled to receive

Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in the Award Agreement, a Recipient shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of Shares subject to the Award by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) (i) in the case of an Option or Stock Appreciation Right, the excess of the Fair Market Value of a Share on the Exercise Date over the Exercise Price per Share and (ii) in all other cases, the Fair Market Value of a Share on the relevant date.

Section 11.2                          Code Section 83(b) Elections.

If and to the extent permitted by the Committee and specified in an Award Agreement for an Award other than an Incentive Stock Option or a Performance-Based Restricted Stock Award, a Recipient may be permitted or required to make an election under section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Recipient instead of at a subsequent Vesting Date.  In such event, the Shares issued prior to their Vesting Date shall be issued in certificated form only, and the certificates therefore shall bear the legend set forth in section 7.1(b) or such other restrictive legend as the Committee, in its discretion, may specify.  In the event of the Recipient's termination of Service prior to the relevant Vesting Date or forfeiture of the Shares for any other reason, the Recipient shall be required to return all forfeited Shares to the Company without consideration therefore (other than a refund to the Recipient or his estate of an amount equal to the lesser of the amount paid by the Recipient for the Shares upon their issuance or the Fair Market Value of the Shares on the date of forfeiture).

Section 11.3                          409A Compliance.

To the extent that any Award under the Plan (other than an Option or Stock Appreciation Rights) is not paid or settled no later than 2-1/2 months after the end of the calendar year in which the Recipient's right to such payment or settlement becomes vested but is paid or settled upon termination of service, payment or settlement in the case of a Recipient who is a "specified employee" shall, to the extent required for compliance with section 409A of the Code, be deferred until and paid or settled on the first day of the sixth month to begin after "separation from service"  The terms "specified employee" and "separation from service" shall have the meanings assigned to them under section 409A of the Code and the regulations thereunder.  In no event shall any provision of the Plan or an Award Agreement applicable to an Award that is non-qualified deferred compensation plan for purposes of section 409A of the Code and the regulations thereunder be interpreted or applied to cause an impermissible acceleration of the payment date of an Award, when in the event of a Change in Control, the early achievement of performance goals or otherwise.  Each Award under the Plan that is a non-qualified deferred compensation plan for purposes of section 409A of the Code shall be administered in such manner as shall be necessary to comply with the applicable provisions of section 409A of the Code and the regulations thereunder.

Section 11.4                          Claw back and Deferral Policies.

The exercise, payment and/or settlement of any Award under the Plan shall be subject to the terms of any claw back, mandatory deferral or other policy of the Company, however denominated, established and in effect at the time of such exercise, payment or settlement.  The acceptance of an Award shall constitute the Recipient's agreement to the terms of all such policies.

Section 11.5                          Repricing Prohibited.  In no event shall the Plan or any Award made under the Plan be amended, nor shall any other action be taken or omitted (whether by cancellation and re-issuance of Awards, exchange of Awards, or cash payments in settlement  of Awards or otherwise) that has the effect of reducing the Exercise Price of any Option or Stock Appreciation Right below the Exercise Price established when the Option or Stock Appreciation Right was granted unless such amendment or other action shall have been approved by the Company's shareholders.  For this purpose, a change in the Exercise Price of an Option or Stock Appreciation pursuant to section 12.3 shall not be regarded as a reduction in Exercise Price.

Section 11.6                          Consideration for Issuance of Shares.

Notwithstanding anything in the Plan to the contrary, if any Award made hereunder contemplates or provides for the issuance of Shares in consideration of, and in advance of, the performance of future services, the consideration for the issuance of such Shares shall be deemed to have been paid and received in the form of services already rendered having an aggregate value equal to the aggregate par value of such Shares and the performance of future services shall be deemed to be a condition of the Participant's right to retain the Shares so issued.

Article XII

Amendment and Termination

Section 12.1                          Termination.

The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Awards theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements.

Section 12.2                          Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with section 162(m) of the Code or the corporate governance standards imposed under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.  No amendment to the Plan shall adversely affect the rights of any individual under an Award outstanding at the time the amendment is adopted.

Section 12.3                          Adjustments in the Event of Business Reorganization.

(a)            In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants or settlements of Awards in the aggregate to all Eligible Individuals and individually to any one Eligible Individual, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards, and (iii) the Exercise Price of Options and Stock Appreciation Rights. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Options, Stock Appreciation Rights and Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options, Stock Appreciation Rights or Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Parent or Subsidiary or the financial statements of the Company or any Parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that any such adjustment to an Option, Stock Appreciation Right or Performance-Based Award granted to a Recipient who is a Covered Employee shall conform to the requirements of section 162(m) of the Code and the regulations thereunder then in effect, to the extent such requirements are intended to apply under the circumstances.

(b)            In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change in Control) in which the Company is not the surviving entity, any Equity Award and any Non-Equity Award that is denominated in or to be settled in Shares that remains outstanding shall be converted into an Award with respect to options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization or stock appreciation rights having substantially the same terms and conditions as the outstanding Awards under this Plan and reflecting the same economic benefit, all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, such outstanding Awards be canceled as of the effective date of such merger, consolidation or other business combination in exchange for a cash payment reflecting the economic value of the Award determined in such manner as may be necessary to reflect the requirements of section 409A of the Code and the regulations thereunder.

Article XIII

Miscellaneous

Section 13.1                          Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 13.2                          No Right to Continued Employment.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Individual any right to a continuation of his or her position as a director or employee of the Company.  The Employers reserve the right to remove any participating member of the Board or dismiss any Eligible Employee or otherwise deal with any Eligible Individual to the same extent as though the Plan had not been adopted.

Section 13.3                          Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

Section 13.4                          Governing Law.

The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law.  The federal and state courts located in the County of Kings shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan.  By accepting any Award granted under this Plan, the Eligible Individual, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 13.5                          Headings.

The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 13.6                          Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 13.7                          Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)            If to the Committee:

Dime Community Bancshares, Inc.
c/o The Dime Savings Bank of Williamsburgh
209 Havemeyer Street
Brooklyn, New York  11211

Attention:  Corporate Secretary

(b)            If to a Recipient, or Beneficiary to the Recipient's or Beneficiary's address as shown in the Employer's records.

Section 13.8                          No Contract Rights in the Absence of an Award Agreement.

Neither the establishment of the Plan nor any provision in the Plan shall be held or construed to confer on any person the right to receive any Award under the Plan or, if any Award is made, the right to any particular terms, conditions or privileges in respect thereof.

Section 13.9                          Approval of Shareholders.

The Plan shall be subject to approval by the Company's shareholders within twelve (12) months before or after the Effective Date.  Any Award granted prior to the date such approval is obtained shall be granted contingent on such approval and shall be void ab initio in the event such approval is not obtained.  No Performance-Based Awards shall be granted after the fifth (5th) anniversary of the Effective Date unless, prior to such date, the listing of permissible Performance Goals set forth in section 9.1 shall have been re-approved by the stockholders of the Company in the manner required by section 162(m) of the Code and the regulations thereunder.

*** Exercise Your *Right* to Vote ***

DIME COMMUNITY BANCSHARES, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 28, 2013
Date: May 23, 2013 **Time:** 10:00 AM
Location: Giando on the Water
400 Kent Avenue
Brooklyn, NY 11211

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M56667-P33438

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET:* www.proxyvote.com
2) *BY TELEPHONE:* 1-800-579-1639
3) *BY E-MAIL*:* sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 9, 2013 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M56668-P33438

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M56537-P33438

This Proxy is solicited on behalf of the Board of Directors of Dime Community Bancshares, Inc. for the Annual Meeting of Shareholders to be held on May 23, 2013.

The undersigned shareholder of Dime Community Bancshares, Inc. hereby appoints George L. Clark, Jr., Steven D. Cohn and Joseph J. Perry, or any of them, with full powers of substitution, to represent and to vote as proxy, as designated on the reverse side all shares of common stock of Dime Community Bancshares, Inc. held of record by the undersigned on March 28, 2013, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern Time, on May 23, 2013, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Annual Meeting of Shareholders and Proxy Statement, both dated April 8, 2013, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is given, this Proxy will be voted FOR the election of all nominees in Proposal 1, and FOR Proposals 2, 3, and 4. If this Proxy is executed in such a way as not to withhold authority to vote for the election of any nominee, this Proxy shall be deemed to grant such authority.**

ADDRESS CHANGES/COMMENTS: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M56536-P33438

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIME COMMUNITY BANCSHARES, INC.

Proposals 1, 2, 3 and 4 are proposed by Dime Community Bancshares, Inc. The Board of Directors unanimously recommends a vote "FOR" all of the nominees in Proposal 1, and a vote "FOR" Proposals 2, 3, and 4.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of the following four nominees for Directors for terms to expire at the 2016 Annual Meeting of Shareholders:

NOMINEES:

01) Vincent F. Palagiano
02) Patrick E. Curtin
03) Omer S. J. Williams
04) Kathleen M. Nelson

5. The proxies are authorized to vote upon such other business as may come before the Annual Meeting or any adjournment or postponement thereof in such manner as shall be determined by a majority of the Board of Directors.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement, both dated April 8, 2013, for the Annual Meeting.

To change the address on your account, please check the box at the right and indicate your new address in the address space on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	Yes	No
I will attend the Annual Meeting.	☐	☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date